UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Soliciting Material Pursuant to §.240.14a-12

JETBLUE AIRWAYS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JETBLUE AIRWAYS CORPORATION
27-01 Queens Plaza North
Long Island City, New York 11101

April 9, 2015

To our Stockholders:

It is our pleasure to invite you to attend our 2015 annual meeting of stockholders, which will be held online on Thursday, May 21, 2015, beginning at 10:00 a.m. (Eastern Time). You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/jblu2015, where you will be able to vote electronically and submit questions during the meeting. You will need the 12-digit control number included with these proxy materials to attend the annual meeting. The following notice of annual meeting of stockholders outlines the business to be conducted at the meeting. Only stockholders of record at the close of business on March 27, 2015 will be entitled to notice of and to vote at the annual meeting.

As in the past, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Accordingly, most stockholders will not receive copies of our proxy materials. We instead are mailing a notice with instructions for accessing the proxy materials and voting via the Internet (the “Notice of Internet Availability”). We encourage you to review these materials and vote your shares. This delivery method allows us to conserve natural resources and reduce the cost of delivery while also meeting our obligations to you, our stockholders, to provide information relevant to your continued investment in JetBlue. If you received the Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability.

You may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. If you attend the annual meeting online, you may vote your shares at the annual meeting virtually via the Internet even if you previously voted your proxy. Please vote as soon as possible to ensure that your shares will be represented and counted at the annual meeting.

Very truly yours,

Robin Hayes

Chief Executive Officer, President and Director

On behalf of the Board of Directors of JetBlue Airways Corporation

JETBLUE AIRWAYS CORPORATION
27-01 Queens Plaza North
Long Island City, New York 11101

Notice of Annual Meeting of Stockholders

To be held on May 21, 2015

10:00 a.m. (Eastern Time)

Via the Internet at www.virtualshareholdermeeting.com/jblu2015.

Items of Business

We are holding the 2015 annual meeting of stockholders for the following purposes:

1.	To elect eleven directors nominated by the Board of Directors to serve until the 2016 annual meeting of stockholders;

2.	To ratify the selection of Ernst & Young LLP (E&Y) as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	To approve, on an advisory basis, the compensation of our named executive officers;

4.	To approve amendments to our 2011 Crewmember Stock Purchase Plan;

5.	To approve amendments to our 2011 Incentive Compensation Plan and re-approve the material terms of the performance goals for purposes of Section 162(m) of the Internal Revenue Code; and

6.	To transact such other business as may properly come before the annual meeting and any postponement(s) or adjournment(s) thereof.

The proxy statement describes these items in more detail. As of the date of this notice, we have not received notice of any other matters that may be properly presented at the annual meeting.

Record Date:

March 27, 2015

Voting:

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the annual meeting of stockholders virtually via the Internet, we urge you to vote and submit your proxy in order to ensure the presence of a quorum. You have the following options for submitting your vote before the 2015 annual meeting: Internet, toll-free telephone, mobile device or mail. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares only on routine matters, which at our upcoming meeting will only be the ratification of the selection of our independent registered public accounting firm (Proposal No. 2), even if the broker does not receive voting instructions from you. Non-routine matters to be considered at the meeting are the election of directors (Proposal No. 1), the advisory vote to approve compensation of our named executive officers (Proposal No. 3), approve amendments to our 2011 Crewmember Stock Purchase Plan (Proposal No. 4), approve amendments to our 2011 Incentive Compensation Plan and re-approve the material terms of the performance goals under the 2011 Incentive Compensation Plan for purposes of Section 162(m) of the Internal Revenue Code (Proposal No. 5) described in this proxy statement. Your broker does not have discretionary authority to vote on non-routine matters without instructions from you, in which case a “broker non-vote” will occur and your shares will not be voted on these matters.

Date These Proxy Materials Are First Being Made Available on the Internet:

On or about April 9, 2015

By order of the Board of Directors

James G. Hnat

General Counsel
and Corporate Secretary

April 9, 2015

Long Island City, New York

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2015

The notice of annual meeting, the proxy statement and our fiscal 2014 annual report to stockholders are available on our website at http://investor.jetblue.com. Additionally, in accordance with Securities and Exchange Commission rules, you may access our proxy materials at www.proxyvote.com.

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SUMMARY COMPENSATION TABLE		39

GRANTS OF PLAN-BASED AWARDS		40

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END		41

OPTION EXERCISES AND STOCK VESTED		43

PROPOSAL 4	TO APPROVE AMENDMENTS TO OUR 2011 CREWMEMBER STOCK PURCHASE PLAN	48

PROPOSAL 5	TO APPROVE AMENDMENTS TO OUR 2011 INCENTIVE COMPENSATION PLAN AND RE-APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE	52

OTHER MATTERS		60

ADDITIONAL INFORMATION		60

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2015 Proxy Statement – Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

GENERAL INFORMATION

(see pages 7-11)

Meeting: Annual Meeting of Stockholders

Date: May 21, 2015

Time: 10:00 a.m. (Eastern Time)

Place: via the Internet at www.virtualshareholdermeeting.com/jblu2015

Record Date: March 27, 2015

Stock Symbol: JBLU

Exchange: NASDAQ

Common Stock Outstanding as of Record Date: 313,240,357

Registrar & Transfer Agent: Computershare

State of Incorporation: Delaware

Corporate Headquarters: 27-01 Queens Plaza North, Long Island City, NY 11101

Corporate Website: www.jetblue.com

Investor Relations Website: http://investor.jetblue.com

2015 Annual Meeting Deadline for Stockholder Proposals: December 11, 2015

EXECUTIVE COMPENSATION

(see pages 27-48)

CEO: Dave Barger (age: 57, tenure as CEO 8 years)*

CEO 2014 Total Direct Compensation: $3,084,631

•	Base Salary: $600,000
•	Annual Incentive Bonus: $441,000
•	Long-Term Equity: $1,625,000

Employment Agreement: Yes (through February 15, 2015)

Clawback Policy: Yes

Tax Gross Up Policy: No new agreements going forward

Stock Ownership Guidelines: 3x base salary for CEO, 1x base salary for other named executive officers

Director Nominees: 11

•	One management-employee
•	Ten independent

Director Term: One year

Election Standard for Director Election: Majority of votes cast

Supermajority Vote Requirements: No

Board Meetings in 2014: 5

Standing Board Committees (Meetings in 2014):

•	Audit Committee: 11
•	Compensation Committee: 6
•	Corporate Governance & Nominating Committee: 4
•	Airline Safety Committee: 4

ITEMS OF BUSINESS:

1.	Election of Directors
2.	Ratification of Appointment of Independent Registered Public Accounting Firm (Ernst & Young LLP)
3.	Approval, on an advisory basis, of the compensation of our named executive officers
4.	Approval of amendments to our 2011 Stock Purchase Plan
5.	Approval of amendments to our 2011 Incentive Compensation Plan and re-approval of the material terms of the performance goals for purposes of Section 162(m) of the Internal Revenue Code

* Mr. Barger retired and Mr. Hayes succeeded Mr. Barger as Chief Executive Officer effective February 16, 2015.

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PROXY STATEMENT 2015 ANNUAL MEETING OF STOCKHOLDERS

We are making this proxy statement available to you on or about April  9, 2015 in connection with the solicitation of proxies by our Board of Directors (the “Board”) for the JetBlue Airways Corporation 2015 annual meeting of stockholders. At JetBlue and in this proxy statement, we refer to our employees as crewmembers. Also in this proxy statement, we sometimes refer to JetBlue as the “Company,” “we” or “us,” and to the 2015 annual meeting of stockholders as the “annual meeting.” When we refer to the Company’s fiscal year, we mean the annual period ending on December 31 of the stated year. Information in this proxy statement for 2014 generally refers to our 2014 fiscal year, which was from January 1 through December 31, 2014.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the record date?

The record date (the “Record Date”) for the annual meeting is March 27, 2015. On the Record Date, there were 313,240,357 shares of our common stock outstanding and there were no outstanding shares of any other class of stock.

Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date are entitled to vote at the annual meeting and any postponement(s) or adjournments thereof. Holders of shares of common stock as of the record date are entitled to cast one vote per share on all matters.

What is a difference between holding shares as a holder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank, broker dealer or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record (also known as a “registered holder”) who may vote at the annual meeting. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person virtually at the annual meeting. Whether or not you plan to attend the annual meeting virtually, please complete, date and sign the enclosed proxy card and provide specific voting instructions to ensure that your shares will be voted at the annual meeting.

Beneficial Owner

If on the Record Date, your shares were held in an account at a brokerage firm, bank, broker-dealer or other similar organization, you are considered the beneficial owner of shares held “in street name,” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to instruct your nominee holder on how to vote your shares and to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person virtually at the annual meeting unless you receive a valid proxy from your brokerage firm, bank, broker dealer or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank, broker dealer or other nominee holder. If you do not make this request, you can still vote by completing your proxy card and delivering the proxy card to your nominee holder; however, you will not be able to vote online at the annual meeting.

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How do I vote

Registered holders may vote:

•	By Internet: go to www.proxyvote.com;

•	By toll-free telephone: call 1-800-690-6903;

•	By mobile device; or

•	By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to its proxy materials over the Internet. Accordingly, the Company is sending such Notice to the Company’s stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Board of Directors encourages you to take advantage of the availability of the proxy materials on the Internet.

What does it mean if I receive more than one proxy card?

If your shares are registered differently or are held in more than one account, you will receive more than one proxy card. Please sign and return all proxy cards to ensure that all of your shares are voted.

How will my shares be voted at the annual meeting if I do not specify on the proxy card how I want my shares to be voted?

If you are the record holder of your shares and do not specify on your proxy card (or when giving your proxy by telephone or the Internet) how you want to vote your shares, your shares will be voted:

•	FOR the election of each of the eleven director candidates nominated by the Board of Directors;

•	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	FOR advisory approval of the compensation of our named executive officers;

•	FOR approval of amendments to our 2011 Crewmember Stock Purchase Plan;

•	FOR approval of amendments to our 2011 Incentive Compensation Plan and re-approval of the material terms of the performance goals for purposes of Section 162(m) of the Internal Revenue Code; and

•	in accordance with the best judgment of the named proxies on any other matters properly brought before the annual meeting and any postponement(s) or adjournment(s) thereof.

If you are a beneficial owner of shares and do not specify how you want to vote, your shares may not be voted by the record holder and will not be considered as present and entitled to vote on any matter to be considered at the annual meeting, except with respect to the ratification of the Company’s independent auditors. If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

What can I do if I change my mind after I vote?

Any proxy may be revoked at any time prior to its exercise at the annual meeting. A stockholder who delivers an executed proxy pursuant to this solicitation may revoke it at any time before it is exercised by (i) executing and delivering a later-dated proxy card to our corporate secretary prior to the annual meeting; (ii) delivering written notice of revocation of the proxy to our corporate secretary prior to the annual meeting; (iii) voting again by telephone, by mobile device or over the Internet prior to 11:59 p.m., Eastern Time, on May 20, 2015; or (iv) attending and voting online at the annual meeting. Attendance at the annual meeting, in and of itself, will not constitute a revocation of a proxy. If you hold your shares through a broker, bank, or other nominee, you may revoke any prior voting instructions by contacting that firm or by voting in person via legal proxy at the annual meeting.

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What is a quorum?

To carry on the business of the annual meeting, a minimum number of shares, constituting a quorum, must be present. The quorum for the annual meeting is a majority of the outstanding common stock of the Company in person or represented by proxy. Abstentions and “broker non-votes” (which are explained below) are counted as present to determine whether there is a quorum for the annual meeting.

What are broker non-votes?

A “broker non-vote” occurs when a beneficial owner of shares held by a broker, bank or other nominee fails to provide the record holder with voting instructions on any non-routine matters brought to a vote at the annual meeting. “Broker non-votes” are not counted as votes for or against the proposal in question or as abstentions. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares only on routine matters, such as the ratification of selection of our independent registered public accounting firm (Proposal No. 2), even if the broker does not receive voting instructions from you. Non-routine matters include the election of directors (Proposal No. 1), the advisory vote to approve the compensation of our named executive officers (Proposal No. 3), approval of amendments to amend our 2011 Incentive Compensation Plan (Proposal No. 4), and approval of amendments to our 2011 Incentive Compensation Plan and re-approval of the material terms of the performance goals for purposes of Section 162(m) of the Internal Revenue Code (Proposal No. 5). Your broker does not have discretionary authority to vote on non-routine matters without instructions from you, in which case a “broker non-vote” will occur and your shares will not be voted on these matters.

What vote is required to adopt each of the proposals?

Proposal 1: Election of Directors

We have adopted majority voting procedures for the election of directors in uncontested elections. If a quorum is present, a nominee for election to a position on the Board of Directors will be elected by a majority of the votes cast at the meeting (that is, the number of shares voted “for” the nominee must exceed the number of shares voted “against” the nominee). However, a director who fails to receive the required number of votes at the next annual meeting of stockholders at which he or she faces reelection is required to tender his or her resignation to the Board and the Board may either accept the resignation or disclose its reasons for not doing so in a report filed with the SEC within 90 days of the certification of election results. As discussed above, if your broker holds shares in your name and delivers this proxy statement to you, the broker is not entitled to vote your shares on this proposal without your instructions. Abstentions and broker non-votes are not counted as votes cast.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes represented at the annual meeting, either in person or by proxy, and entitled to vote on this proposal, is required to ratify the selection of the independent registered public accounting firm. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against the proposal. Broker non-votes will be counted as present and are entitled to vote on the proposal.

Proposal 3: Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers

The affirmative vote of a majority of the votes represented at the annual meeting, either in person or by proxy, and entitled to vote on this proposal, is required to approve the advisory vote on executive compensation. The results of this vote are not binding on the Board, whether or not the proposal is passed. In evaluating the stockholder vote on an advisory proposal, the Board will consider the voting results in their entirety. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

Proposal 4: Approval of amendments to our 2011 Crewmember Stock Purchase Plan

The affirmative vote of a majority of the votes represented at the annual meeting, either in person or by proxy, and entitled to vote on this proposal, is required to approve the proposal to approve amendments to the 2011 Crewmember Stock Purchase Plan. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against the proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

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Proposal 5: Approval of amendments to our 2011 Incentive Compensation Plan and re-approval of the material terms of the performance goals for purposes of Section 162(m) of the Internal Revenue Code

The affirmative vote of a majority of the votes represented at the annual meeting, either in person or by proxy, and entitled to vote on this proposal, is required to approve amendments to the 2011 Incentive Compensation Plan and re-approval of the material terms of the performance goals for purposes of Section 162(m) of the Internal Revenue Code. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against the proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

How do I vote my 401(k) plan shares?

If you are a stockholder through participation in the JetBlue 401(k) Retirement Plan, the proxy also serves as voting instructions to the plan trustees. The plan trustees will cause allocated shares held under the plan, for which the trustees have not received direction, to be present at the annual meeting for purposes of determining a quorum but not voted in respect of any matter to come before the annual meeting.

How do foreign owners vote?

To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our Amended and Restated Certificate of Incorporation and our Amended Consolidated Fifth Amended and Restated Bylaws (the “Bylaws”) restrict foreign ownership of shares of our common stock. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons who are not United States citizens. Our Bylaws provide that no shares of our common stock may be voted by or at the direction of non-citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our Bylaws further provide that no shares of our common stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. Any holder of JetBlue common stock who is not a United States citizen and has not registered its shares on the foreign stock record maintained by us will not be permitted to vote its shares at the annual meeting. The enclosed proxy card contains a certification that by signing the proxy card or voting by telephone or electronically, the stockholder certifies that such stockholder is a United States citizen as that term is defined in the Federal Aviation Act or that the shares represented by the proxy card have been registered on our foreign stock record. As of the Record Date for the annual meeting, shares representing less than 25% of our total outstanding voting stock are registered on the foreign stock record.

Under Section 40102(a)(15) of the Federal Aviation Act, the term “citizen of the United States” is defined as: (i) an individual who is a citizen of the United States, (ii) a partnership each of whose partners is an individual who is a citizen of the United States, or (iii) a corporation or association organized under the laws of the United States or a state, the District of Columbia or a territory or possession of the United States of which the president and at least two-thirds of the Board of Directors and other managing officers are citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons that are citizens of the United States.

Who pays for soliciting the proxies?

We pay the cost of soliciting the proxies. We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, a professional soliciting organization, to assist in soliciting proxies from brokerage firms, custodians and other fiduciaries. The Company expects the proxy solicitation fees for Morrow & Co., LLC to be $7,500. In addition, our directors, officers and associates may, without additional compensation, also solicit proxies by mail, telephone, email, personal contact, facsimile or through similar methods. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our stock.

Will the annual meeting be webcast?

Yes. You may attend the annual meeting virtually via the Internet at www.virtualshareholdermeeting.com/jblu2015, where you will be able to vote electronically and submit questions during the meeting. The audio broadcast will be archived on that website for at least 120 days. An in person annual meeting will not be held.

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What is “householding” and how does it affect me?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement or annual report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, please notify us by sending a written request to Investor Relations, JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101 or by calling us at (718) 286-7900. You may also notify us to request delivery of a single copy of our annual report or proxy statement if you currently share an address with another stockholder and are receiving multiple copies of our annual report or proxy statement.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the annual meeting for any purpose germane to the annual meeting, between the hours of 9:00 a.m. and 4:30 p.m. (Eastern Time), at our principal executive offices at 27-01 Queens Plaza North, Long Island City, New York 11101, by contacting our General Counsel, James Hnat.

When will the voting results be announced?

We will announce preliminary voting results at the annual meeting. We will report final results on our website at www.jetblue.com and in a filing with the SEC on a Form 8-K.

PROPOSAL 1	ELECTION OF DIRECTORS

There are currently twelve members of our Board of Directors and, assuming the election of all nominees, immediately following the annual meeting the size of our Board of Directors will be set at eleven directors. Ms. Rhoades, a long-tenured director of JetBlue notified the Board of her intent to retire following the annual meeting. The Company thanks Ms. Rhoades for her many years of exemplary service to JetBlue. In February 2015, Deutsche Lufthansa AG (“Lufthansa”) launched an offer to accelerate the exchange of its €234 million 0.75% exchangeable Notes due 2017. In March 2015, the offer closed, with 99.99% of the notes, convertible into approximately 46,689,822 shares, exchanged. As a result, Lufthansa’s ownership fell below the thresholds required for board seats in the stock purchase agreement and Lufthansa no longer has a contractual right to seats on the JetBlue Board of Directors. Due to his significant experience running a low cost carrier, the Board has decided to renominate Mr. Winkelmann for reelection as an independent director. In addition, due to his significant aviation and commercial experience, the Board has decided to renominate Mr. Bischof for reelection as an independent director. As discussed in greater detail below, the Board is recommending that you reelect all of the nominees for a one year term.

Based on the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated Peter Boneparth, Jens Bischof, David Checketts, Stephan Gemkow, Virginia Gambale, Robin Hayes, Ellen Jewett, Stanley McChrystal, Joel Peterson, Frank Sica, and Thomas Winkelmann, each a current director of the Company, each to be elected as a director of the Company to serve on our Board of Directors until the 2016 annual meeting of stockholders or until such time as until their respective successors have been duly elected and qualified or until his or her prior death, disability, resignation, retirement, disqualification or removal from office.

We do not know of any reason why any nominee named in this proxy statement would be unable or unwilling to serve as a director if elected. If any nominee is unable or unwilling to serve as a director if elected, the shares of common stock represented by all valid proxies will be voted at the annual meeting for the election of such substitute as the Board may recommend. The Board may reduce the number of directors to eliminate the vacancy or the Board may fill the vacancy at a later date after selecting an appropriate nominee. If a quorum is present, a nominee for election to a position on the Board of Directors will be elected by a majority of the votes cast at the meeting (that is, the number of shares voted “for” the nominee must exceed the number of shares voted “against” the nominee). However, a director who fails to receive the required number of votes at the next annual meeting of stockholders at which he or she faces reelection is required to tender his or her resignation to the Board and the Board may either accept the resignation or disclose its reasons for not doing so in a report filed with the SEC within 90 days of the certification of election results.

The Board of Directors recommends that Stockholders vote “FOR” each nominee.

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Nominees for Director

Name	Age	Position(s) with the Company	Director Since	Independent (Y/N)	Standing Committee Memberships
Jens Bischof	49	Director	2011	Y
Peter Boneparth	55	Director	2008	Y	Audit
David Checketts	59	Director	2000	Y
Virginia Gambale	55	Director	2006	Y	Audit, Compensation
Stephan Gemkow	55	Director	2008	Y	Compensation
Robin Hayes	49	Director	2015	N	Safety
Ellen Jewett	56	Director	2011	Y	Audit
Stanley McChrystal	60	Director	2010	Y	Safety, G&N
Joel Peterson	67	Chairman of the Board	1999	Y	G&N
Frank Sica	64	Vice Chairman of the Board	1998	Y	G&N
Thomas Winkelmann	55	Director	2013	Y	Safety

Director Qualifications and Biographical Information

Our Board is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience on other companies’ boards, which provides an understanding of different business processes, challenges and strategies. Other directors have experience at academic institutions or from the U.S. military which brings unique perspectives to the Board. Further, each of the Company’s directors has other specific qualifications that make them valuable members of our Board, such as financial literacy, talent and brand management, customer service experience and crewmember relations, as well as other experience that provides insight into issues we face.

The Board reviews diversity of viewpoints, background, experience, accomplishments, education and skills when evaluating nominees. The Board believes this diversity is demonstrated in the range of experiences, attributes and skills of the current members of the Board. The Board believes that such diversity is important because it provides varied perspectives, which promotes active and constructive discussion among Board members and between the Board and management, resulting in more effective oversight of management’s formulation and implementation of strategic initiatives. The Board believes that directors should contribute positively to the existing chemistry and collaborative culture among the Board members. The Board also believes that its members should possess a commitment to the success of the Company, proven leadership qualities, sound judgment and a willingness to engage in constructive debate. While we have no formal policy on director diversity, the Corporate Governance and Nominating Committee seeks to attract and retain directors who have these qualities to achieve an ultimate goal of a well-rounded Board that functions well as a team, something which is critically important to the Company. In determining whether an incumbent director should stand for reelection, the Corporate Governance and Nominating Committee considers the above factors, as well as that director’s personal and professional integrity, attendance, preparedness, participation and candor, the individual’s satisfaction of the criteria for the nomination of directors set forth in our Corporate Governance Guidelines and other relevant factors as determined by the Board. Periodically, the Corporate Governance and Nominating Committee reviews the Company’s short- and long-term business plans to gauge what additional current and future skills and experience may be required of the Company’s Board and any future Board candidates. The Corporate Governance and Nominating Committee seeks to use the results of the assessment process as it identifies and recruits potential director candidates.

Mr. Bischof has been a Member of the Lufthansa German Airlines Board since April 2011. In 2013, he was appointed Chief Commercial Officer of Lufthansa German Airlines. His areas of responsibility within the Board are Sales, Revenue Management, Marketing, Product Development, Loyalty Program and International Operations. Mr. Bischof has been with Deutsche Lufthansa AG since 1990. He worked in various positions in cargo operations and in corporate procurement before he was appointed Vice President, Corporate Procurement and Supply Management in 2000. In 2005 and 2006 he led the post-merger integration of SWISS Intl. Airlines into the Lufthansa Group. From September 2006 through March 2011, he served as Vice President, The Americas and was responsible for all commercial activities of Deutsche Lufthansa AG in North and South America. Mr. Bischof was originally appointed to our Board of Directors in connection with Deutsche Lufthansa AG’s purchase of approximately 19% of our common stock in 2008. Mr. Bischof is now standing for reelection as an independent member of our Board of Directors since Deutsche Lufthansa AG’s March 2015 divestiture of its ownership interest in JetBlue. As a senior airline executive, Mr. Bischof’s qualifications and experience include sales, marketing, revenue management, network development, airline operations, cargo operations, loyalty programs, procurement as well as general airline industry knowledge.

Mr. Boneparth is the Chief Executive Officer at Women’s Moderate Apparel Group and served as a Senior Advisor of Irving Capital Partners, a private equity group, from February 2009 through 2014. He served as president and CEO of the Jones Apparel Group from 2002 to 2007. Mr. Boneparth is a director of Kohl’s Corporation. As a senior retail executive, Mr. Boneparth’s qualifications and experience include finance and investment experience, talent management, international business experience, knowledge of brand enhancement and customer service, oversight of risk management and crewmember relations.

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Mr. Checketts has been Chairman and Chief Executive Officer of Legends Hospitality Management (in which his Checketts Partners Investment Fund holds an equity stake) since 2012. Mr. Checketts also oversees SCP Worldwide, a New York based investment firm formed in 2001 that focuses on sports, media and entertainment assets. From 1994 to 2001, Mr. Checketts was President and Chief Executive Officer of Madison Square Garden Corporation. From 1991 to 1994, Mr. Checketts was the President of the New York Knicks professional basketball team. From 1990 to 1991, he was Vice President of Development for the National Basketball Association. From 1984 to 1990, Mr. Checketts was President of the Utah Jazz professional basketball team. As an investor and Chairman of an investment firm, Mr. Checketts’ qualifications and experience include business operations, finance and investment experience, knowledge of our competitive landscape, and experience with customer service, brand and talent management.

Ms. Gambale has been a Managing Partner of Azimuth Partners LLC, a strategic and advisory firm in the field of technology and data communications solutions, since 2003. Prior to starting Azimuth Partners, Ms. Gambale was a Partner at Deutsche Bank Capital and ABS Ventures from 1999 to 2003. Prior to that, she held the position of Chief Information Officer at Bankers Trust Alex Brown and Merrill Lynch. Ms. Gambale serves on the NACD Risk Oversight Advisory Council. Within the past five years, Ms. Gambale served as a director of Piper Jaffray Companies and Motive, Inc. As a former Chief Information Officer and a partner at a firm involved with technology and data communications, Ms. Gambale’s qualifications and experience include the management of large scale, high transaction volume systems and technology infrastructure, as well as investing in innovative technologies and developing the ability to adapt and grow these technologies to significantly enhance the performance of operations, risk management and delivery of new products.

Mr. Gemkow became the Chief Executive Officer of Franz Haniel & Cie. GmbH in August 2012. Previously, he was a member of the Deutsche Lufthansa AG Executive Board and its Chief Financial Officer, serving in that capacity since June 2006. Mr. Gemkow joined Deutsche Lufthansa AG in 1990, working in various management capacities before serving as Senior Vice President Group Finance from July 2001 until January 2004. Mr. Gemkow then joined the Executive Board of Lufthansa Cargo AG, where he was responsible for Finance and Human Resources. Mr. Gemkow was appointed to our Board of Directors in connection with Deutsche Lufthansa AG’s purchase of approximately 19% of our common stock in 2008. Mr. Gemkow was elected as an independent member of our Board of Directors in 2013. Within the past five years, Mr. Gemkow served on the Boards of GfK SE, a public company in Germany, Amadeus IT Holding S.A., and Celesio AG. Currently, Mr. Gemkow is Chairman of the Supervisory Board of TAKKT AG as well as Member of the Supervisory Board of Evonik Industries AG. As the former Chief Financial Officer of an international airline, Mr. Gemkow’s experience and qualifications include finance and investment experience, a deep understanding of human resources and labor relations, airline operational experience, knowledge of the competitive landscape, experience with government and regulatory affairs, risk management, including commodities risk, customer service and brand enhancement, international experience and general airline industry knowledge.

Mr. Hayes became JetBlue’s Chief Executive Officer and a member of the Board of Directors in February 2015. Prior to this position, Mr. Hayes was JetBlue’s President, responsible for the airline’s commercial and operations areas including Airport Operations, Customer Support (Reservations), Flight Operations, Inflight, System Operations, Technical Operations, as well as Communications, Marketing, Network Planning and Sales from December 2013 until February 2015. He served as JetBlue’s Executive Vice President and Chief Commercial Officer from August 2008 until December 2013. Prior to joining JetBlue, he was British Airways’ Executive Vice President for The Americas. Over the span of a 19-year career with British Airways, he also served as Area General Manager for Europe, Latin America and the Caribbean. As a senior airline executive, Mr. Hayes’ qualifications include over 25 years of aviation experience, knowledge of the competitive landscape, brand enhancement and management.

Ms. Jewett is Managing Partner of Canoe Point Capital, LLC, an investment firm focusing on early stage social ventures. From 2010-2015, Ms. Jewett was the Managing Director Head of U.S. Government and Infrastructure for BMO Capital Markets covering airports and infrastructure banking. Prior to that, Ms. Jewett spent more than 20 years at Goldman, Sachs & Co. specializing in airport infrastructure financing, most recently serving as head of the public sector transportation group, and previously, as head of the airport finance group. Ms. Jewett is a Trustee of the Citizens Budget Commission and serves as the President of the Board of the Brearley School and Vice Chair of the Board at Wesleyan University. As a finance professional, Ms. Jewett’s qualifications and experience include domestic and international finance, business and investment experience, talent management and experience in the areas of airports and infrastructure.

General (Ret.) McChrystal is a retired 34-year U.S. Army veteran of multiple wars. Gen. McChrystal commanded the U.S. and NATO’s security mission in Afghanistan, served as the director of the Joint Staff and was the Commander of Joint Special Operations Command, where he was responsible for the nation’s deployed military counter terrorism efforts. Gen. McChrystal is a graduate of the United States Military Academy at West Point, the United States Naval Command and Staff College and was a military fellow at both the Council on Foreign Relations and the Kennedy School of Government at Harvard University. General McChrystal is currently teaching a seminar on leadership at the Jackson Institute for Global Affairs at Yale University and serves alongside his wife Annie on the Board of Directors for the Yellow Ribbon Fund, a non-profit organization committed to helping wounded veterans and their families. Gen. McChrystal is a director of Navistar International Corp. and serves on their Finance Committee. He has served as Chairman of the board of Siemens Government Technologies, Inc., a wholly-owned indirect subsidiary and a Federal Business Entity of Siemens AG, since December 2011. Since August 2011, he has served as a member of the Board of Advisors of General Atomics, a world leader of resources for high-technology systems ranging from the nuclear fuel cycle to remotely operated surveillance aircraft, airborne sensors, and advanced electric, electronic, wireless and laser technologies, and on the board of Knowledge International. As a former senior military leader, Gen. McChrystal has experience in logistics, air traffic issues, talent management and experience with government and regulatory affairs.

Mr. Peterson is the founding partner of Peterson Partners, LLP, a private equity firm he founded in 1995. He is also the founding partner of Peterson Ventures, which manages a portfolio of small, early-stage investments and Whitman I Peterson, a real estate investment fund founded in 2008. From 1973 through 1990, Mr. Peterson served in several positions at Trammell Crow Company, a commercial real estate development company, including Chief Executive Officer from 1988 through 1990 and Chief Financial Officer from 1977 to 1985. Mr. Peterson has taught at the Stanford Graduate School of Business since 1992 where he is the Robert L. Joss Consulting Professor of Management and has served as a director for the Center for Leadership Development and Research and on the Advisory Council to the School. He is also an overseer for the Hoover Institution, a policy think tank at Stanford, and serves on the board of Ladder Capital Finance and Franklin Covey. As a private equity investor and former Chief Executive Officer and Chief Financial Officer of a commercial real estate company, Mr. Peterson’s qualifications and experience include knowledge of real estate, customer service, talent management and leadership development.

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Mr. Sica has served as a Managing Partner at Tailwind Capital, a private equity firm, since 2006. From 2004 to 2005, Mr. Sica was a Senior Advisor to Soros Private Funds Management. During that period Mr. Sica was also President of Menemsha Capital Partners, Ltd., a private investment firm. From 2000 to 2003, Mr. Sica was President of Soros Private Funds Management LLC, which oversaw the direct real estate and private equity investment activities of Soros. In 1998, Mr. Sica joined Soros Fund Management, where he was a Managing Director responsible for Soros’ private equity investments. From 1988 to 1998, Mr. Sica was a Managing Director in Morgan Stanley’s Merchant Banking Division. In 1996, Mr. Sica was elevated to Co-CEO of Morgan Stanley’s Merchant Banking Division. From 1974 to 1977, Mr. Sica was an officer in the U.S. Air Force. Mr. Sica is a director of CSG Systems International, Inc., Safe Bulkers, Inc. and Kohl’s Corporation. Within the past five years, Mr. Sica also served as a director of NorthStar Realty Finance Corporation. As a private equity investor, Mr. Sica’s qualifications and experience include finance and investment experience, talent management, experience in the areas of real estate, technology, risk management oversight (including commodities risk), general airline industry knowledge and international business and finance experience.

Mr. Winkelmann has been Chief Executive Officer of Germanwings GmbH since September 2006. Previously, he served as Vice-President of the Americas for Lufthansa German Airlines. Mr. Winkelmann has held senior management positions for Lufthansa in the United States since 1998. He started as Manager of Area Management Latin America and the Caribbean. Since September 2000, as Vice-President of The Americas based in New York, Mr. Winkelmann was responsible for the entire Lufthansa organization in North and South America. His responsibilities included all operative functions, sales, marketing and the stations. Moreover, he was a member of the Executive Board of Eurowings Luftverkehrs AG from 2006-2008. Before joining Lufthansa in 1998, Mr. Winkelmann held management positions, among others, at Deutsche Reisebüro GmbH and at Kaufhof AG in Germany and in the U.S. Mr. Winkelmann was originally nominated to our Board of Directors in connection with Deutsche Lufthansa AG’s purchase of approximately 19% of our common stock in 2008. Mr. Winkelmann is now standing for reelection as an independent member of our Board of Directors since Deutsche Lufthansa AG’s March 2015 divestiture of its ownership interest in JetBlue. As a senior airline executive, Mr. Winkelmann’s qualifications and experience include sales, marketing, revenue management, airline operations, knowledge of Latin American and the Caribbean as well as general airline industry knowledge.

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CORPORATE GOVERNANCE PRACTICES

Majority of Independent Directors

We have a majority of independent directors serving on our Board. We currently have only one employee director, Mr. Hayes, our Chief Executive Officer and President, on the Board of twelve members. The size of our Board will be reduced to eleven members effective at the conclusion of our 2015 annual meeting.

Separation of Chairman of the Board and Chief Executive Officer—Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. We believe that the interests of the Company and our stockholders are best served by separating the positions of Chief Executive Officer and Chairman of the Board. We believe this governance structure empowers both the Board of Directors and the Chief Executive Officer, and promotes balance between the authority of those who oversee our business and those who manage it on a day-to-day basis. In our independent Chairman, our Chief Executive Officer has a counterpart who can be a thought partner. We believe this corporate structure also permits the Board of Directors to have a healthy dynamic that enables its members to function to the best of their abilities, individually and as a unit. Nevertheless, the Board recognizes that it is important to retain the organizational flexibility to determine whether the roles of the Chairman of the Board and Chief Executive Officer should be separated or combined in one individual and that, given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. The Board may periodically evaluate whether the Board leadership structure should be changed in light of specific circumstances applicable to us.

Annual Elections of Board Members

JetBlue’s Bylaws provide that directors are elected annually.

Majority Vote Policy

Our Board of Directors is elected by a majority of the votes cast in an uncontested election. The majority vote standard requires that a director nominee receive a majority of the votes cast in an uncontested election in order to be formally elected.

Removal of Supermajority Provisions from our Charter Documents

As approved by our stockholders, we removed supermajority voting requirements from our Bylaws in order to give our stockholders a more meaningful vote in various corporate matters.

Executive Compensation Practices

We strive for transparent and balanced compensation packages, as discussed more fully in the Compensation Discussion and Analysis, which starts on page 27.

Equity Ownership Guidelines

Our directors hold their equity compensation until their retirement from our Board. Our Corporate Governance and Nominating Committee adopted stock ownership requirements for management: 3x base salary for our CEO and 1x base salary for our other named executive officers, to be implemented and met over a five year period, starting in calendar year 2012. Newly hired or newly appointed named executive officers have five years from the date of hire or appointment to meet the stock ownership guidelines. As of December 2014, each of our named executive officers met or exceeded our ownership guidelines, including common stock and unvested restricted stock units but excluding unvested performance stock units and vested underwater stock options. We anticipate reviewing, and possibly revising, our executive stock ownership guidelines periodically.

Retirement and Pension Practices

We do not provide our executives with significant post-employment retirement or pension benefits. We sponsor a retirement plan with a 401(k) component for all of our crewmembers.

Environmental, Sustainability and Corporate Social Responsibility Practices

Our sustainability strategy focuses on safeguarding JetBlue’s ability to grow and profit through smart natural-resource planning and long-term consideration of our business impact. We are achieving this through change management, and stakeholder education and engagement. This includes recycling programs to address our waste stream and carbon foot printing, reduction and offsetting. Our Corporate Social Responsibility and Sustainability programs include planting trees to improve air quality in our hometown communities and hosting reading programs. We engage in a variety of community initiatives involving business partners and crewmembers including, for example, building playgrounds, making and donating quilts to children in hospitals and donating books to the communities in which we live and work. We regularly issue Global Reporting Initiative compliant Responsibility Reports, all of which are publically available for comment. More information on these efforts is available at http://www.jetblue.com/green.

Corporate Governance Guidelines

We have adopted governance guidelines to help us maintain the vitality of our Board, including areas relating to Board and committee composition, annual meeting attendance, stockholder communication with the Board, qualifications and the director candidate selection process including our policy on consideration of candidates recommended by stockholders and our Code of Business Conduct and our values—Safety, Caring, Integrity, Fun and Passion. The Corporate Governance Guidelines cover a number of other matters, including the Board’s role in overseeing executive compensation, compensation and expenses for non-management directors, communications between stockholders and directors, Board committee structures and assignments and review and approval of related person transactions. These guidelines are available at http://investor.jetblue.com.

Code of Business Conduct

We are committed to operating our business with high levels of accountability, integrity and responsibility. Our Code of Business Conduct, or Code, governs our affairs and is a means by which we commit ourselves to conduct our business in an honest and ethical manner. The Code governs the members of our Board of Directors, our crewmembers and third parties that represent JetBlue and includes provisions relating to how we strive to deal with each other, our business partners, our investors and the public. The Code provides for granting of a waiver of the Code if approved. Any waiver that is granted, and the basis for granting the waiver, will be publicly communicated as appropriate, including posting on our website, as soon as practicable. We granted no waivers under our Code of Business Conduct in 2014. The Code is available at http://investor.jetblue.com. We intend to post any amendments and any waivers of our Code of Business Conduct on our website within four business days of such amendment or waiver.

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Stockholder Communications with the Board of Directors

Stockholders may communicate with our Board of Directors by sending correspondence to the JetBlue Board of Directors, c/o Corporate Secretary, JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101. The name of any specific intended director should be noted in the correspondence. Our Corporate Secretary will forward such correspondence to the intended recipient or as directed by such correspondence; however, our Corporate Secretary, prior to forwarding any correspondence, has the authority to disregard any communications he deems to be inappropriate, or to take any other appropriate actions with respect to such inappropriate communication. The Corporate Governance and Nominating Committee approved procedures with respect to the receipt, review and processing of, and any response to, written communications sent by stockholders and other interested persons to our Board of Directors, as set forth in our Governance Guidelines.

Any interested party, including any employee, may make confidential, anonymous submissions regarding questionable accounting or auditing matters or internal accounting controls and may communicate directly with the Chairman of the Board by letter to the above address, marked for the attention of the Chairman. Any written communication regarding accounting, internal accounting controls or other financial matters are processed in accordance with procedures adopted by the Audit Committee.

Board Oversight of Risk

Our Board of Directors oversees the management of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. The Board performs this oversight role by relying on several different levels of review. In connection with its reviews of the operations of the Company’s business and corporate functions, the Board addresses the primary risks associated with those units and functions. In addition, the Board reviews the risks associated with the Company’s strategic plan at an annual strategic planning session and periodically throughout the year as part of its consideration of the strategic direction of the Company. Each of the Board’s committees also oversees the management of Company risks that fall within that committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. In addition, the Board monitors the ways in which the Company attempts to prudently mitigate risks, to the extent reasonably practicable and consistent with the Company’s long-term strategy.

The Company has an enterprise risk management program. The Audit Committee oversees the operation of the Company’s enterprise risk management program, including the identification of the primary risks to the Company’s business and interim updates of those risks, and periodically monitors and evaluates the primary risks associated with particular business units and functions. The Company’s Corporate Audit personnel assist management in identifying, evaluating and implementing risk management controls and methodologies to address identified risks. In connection with its risk management role, at each of its meetings the Audit Committee meets privately with representatives from the Company’s independent registered public accounting firm, the head of Corporate Audit and the Company’s General Counsel. The Audit Committee provides reports to the Board which describe these activities and related conclusions. The Audit Committee periodically reports to the Board the results of the enterprise risk management program and activities of management’s risk committee.

As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. Our management, with the Compensation Committee, reviews our compensation policies and procedures, including incentives that may create and factors that may reduce the likelihood of excessive risk taking, to determine whether such incentives and factors present a significant risk to the Company.

Related Party Transaction Policy

We have established written policies and procedures that require approval or ratification by our Audit Committee of any transaction in excess of $120,000, which involves a “Related Person’s” entry into an “Interested Transaction”. As defined in our policy, an Interested Transaction is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) the Company is a participant, and (iii) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A “Related Person” is defined in our policy as any (i) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if he or she does not presently serve in that role) an executive officer, director or nominee for election as a director, (ii) greater than 5 percent beneficial owner of the Company’s common stock, or (iii) immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee). Our policies and procedures further provide that only disinterested directors are entitled to vote on any Interested Transaction presented for Audit Committee approval.

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Transactions with Related Persons since the Beginning of Fiscal Year 2014

The Company and its subsidiaries have transactions in the ordinary course of business with other corporations of which the Company’s executive officers or directors or members of their immediate families are directors, executive officers, or stockholders. Except as described below, during 2014, there were no actual or proposed transactions to be disclosed in which we were a participant and the amount involved exceeded $120,000 and in which any related person, including our executives and directors, had or will have a direct or indirect material interest.

As previously reported, the Company receives nacelle maintenance services from Lufthansa Technik AG, a wholly owned subsidiary of Deutsche Lufthansa AG. In 2014, Deutsche Lufthansa AG was a significant stockholder of JetBlue. In addition, during 2014, Mr. Jens Bischof was an officer of Deutsche Lufthansa AG and Mr. Thomas Winkelmann was the CEO of Germanwings, a Lufthansa subsidiary, and each was a member of our Board of Directors designated by Deutsche Lufthansa AG. We paid approximately $6 million for the services, which were provided on an “as needed” basis in 2014.

The Company also has contracted, beginning in 2015, to receive heavy maintenance services from Lufthansa Technik AG, a wholly owned subsidiary of Deutsche Lufthansa AG. No services were performed in 2014.

The Company is in the process of negotiating an agreement with Oakfield Farms, a partially owned subsidiary of Deutsche Lufthansa AG, for the provision of on board boxes. We paid approximately $1.7 million for such services in 2014 (following the ownership change in which Oakfield Farms became affiliated with Deutsche Lufthansa AG).

In 2014, the Company contracted with Hawker Pacific, a subsidiary of Lufthansa Technik AG, to perform maintenance on E190 landing gear. We paid approximately $120,000 for the services.

As previously reported, the Company receives provisioning services from LSG SkyChefs, a subsidiary of Deutsche Lufthansa AG, in certain of our BlueCities. We paid approximately $9 million to LSG SkyChefs in 2014.

As previously reported, we have a contract with LH CityLine, a subsidiary of Deutsche Lufthansa AG, by which we provide simulator training. The agreement is structured for use of simulator services on an as needed basis. For 2014, no services were performed under this contract.

As previously reported, Lufthansa Technik AG, a wholly owned subsidiary of Deutsche Lufthansa AG began providing us with repair services of line replaceable units. There are no minimum commitments under this arrangement. In 2014, we spent approximately $12 million.

In 2015, Deutsche Lufthansa AG tendered and ultimately exchanged its €234 million convertible notes, which were secured by JetBlue common stock. The exchange was completed by the end of the first quarter 2015. Following the tender of the notes and exchange of substantially all of the common stock, Deutsche Lufthansa AG is no longer a significant stockholder of JetBlue and will not be deemed a Related Person going forward.

The Audit Committee approved each arrangement described above as required by our related party transaction policy.

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BOARD MEETINGS AND BOARD COMMITTEE INFORMATION

The business of JetBlue is managed under the direction of our Board of Directors. It has responsibility for establishing broad corporate policies, counseling and providing direction to our management in the long-term interests of the Company, our stockholders, and for our overall performance. It is not, however, involved in our operating details on a day-to-day basis. The Board is kept advised of our business through regular reports and analyses and discussions with our Chief Executive Officer and other officers.

Independent Directors

Our Board of Directors currently has twelve members: Jens Bischof, Peter Boneparth, David Checketts, Virginia Gambale, Stephan Gemkow, Robin Hayes, Ellen Jewett, Stanley McChrystal, Joel Peterson, Ann Rhoades, Frank Sica and Thomas Winkelmann. The size of our Board will be reduced to eleven members effective at the conclusion of our 2015 annual meeting.

In connection with the annual meeting and the election of directors, our Board of Directors reviewed the independence of each director-nominee under the standards set forth in the NASDAQ listing standards. The NASDAQ definition of independent director includes a series of objective tests. Specifically, a director is deemed independent under the NASDAQ rules if such director is not an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Generally, the following persons are not considered independent:

•	a director who is, or at any time during the past three years was, employed by the Company;

•	a director who accepted or who has a family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than compensation for board or board committee service, compensation paid to a family member who is an employee (other than an executive officer) of the Company, or benefits under a tax-qualified retirement plan, or non-discretionary compensation.

In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to JetBlue and our management. Our full Board affirmatively determined that each of Jens Bischof, Peter Boneparth, David Checketts, Virginia Gambale, Stephan Gemkow, Ellen Jewett, Stanley McChrystal, Joel Peterson, Ann Rhoades, Frank Sica and Thomas Winkelmann are independent. With respect to Ms. Gambale, Ms. Rhoades and Mr. Gemkow, the Board considered all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member. Further, with respect to Mr. Boneparth, Ms. Gambale and Ms. Jewett, the Board considered the additional requirements of NASDAQ and the SEC specifically relevant to whether a director is independent for purposes of serving on the Audit Committee. Based upon the Board’s review, each of our Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee of the Board are comprised of directors who have been determined to be independent under the applicable NASDAQ listing standards and applicable rules and regulations of the SEC. Mr. Hayes, is not independent as defined.

Board Structure and Meetings

Our Board of Directors conducts its business through meetings of the Board and through activities of its committees. The Board of Directors and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time as appropriate. Board agendas include regularly scheduled executive sessions of the non-management directors to meet without the presence of management, which are presided over by our Chairman of the Board, who is currently Joel Peterson. Our Board of Directors currently has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and an Airline Safety Committee. The Board has delegated various responsibilities and authority to different committees of the Board. From time to time, the Board of Directors appoints ad hoc committees to oversee special projects for the Board. Committees regularly report on their activities and actions to the full Board of Directors. Members of the Board have access to all of our crewmembers outside of Board meetings. The Board of Directors held a total of five meetings during 2014. All of the directors attended at least 75% of the aggregate of all meetings of the Board and of each committee at the times when he or she was a member of the Board or such committee during fiscal year 2014. The Company has a policy encouraging at least a majority of our directors to attend each annual meeting of stockholders. All of the members of our Board of Directors attended our 2014 annual meeting of stockholders held on May 22, 2014.

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COMMITTEE MEMBERSHIP AS OF APRIL 2015

Corporate
Governance
		Audit	Compensation	and Nominating	Airline Safety
Director	Independent (Y/N)	Committee	Committee	Committee	Committee
Jens Bischof	Y
Peter Boneparth	Y	Chair
David Checketts	Y
Virginia Gambale	Y	X	X
Stephan Gemkow	Y		X
Robin Hayes	N				X
Ellen Jewett	Y	X
Stanley McChrystal	Y			X	Chair
Joel Peterson	Y			Chair
Ann Rhoades	Y		Chair
Frank Sica	Y			X
Thomas Winkelmann	Y				X

Audit Committee

On behalf of the Board of Directors, the Audit Committee oversees (i) the integrity of our financial statements, (ii) the appointment, compensation, qualifications, independence and performance of our independent registered public accounting firm, (iii) compliance with ethics policies and legal and regulatory requirements, (iv) the performance of our internal audit function and (v) our financial reporting process and systems of internal accounting and financial controls. The Audit Committee is also responsible for determining whether to approve any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. The responsibilities and activities of the Audit Committee are further described in “Report of the Audit Committee” and the Audit Committee charter. The Audit Committee operates under a written charter, which was adopted by the Board of Directors and is available on our website at http://investor.jetblue.com.

The current members of the Audit Committee are Peter Boneparth (Chair), Virginia Gambale and Ellen Jewett, each of whom is an independent director within the meaning of the applicable rules and regulations of the SEC and NASDAQ. The Board has determined that each member of the Audit Committee is financially literate within the meaning of the NASDAQ listing standards. In addition, the Board of Directors determined that Mr. Boneparth is an “audit committee financial expert” as defined under applicable SEC rules. The Audit Committee meets a minimum of four times a year, and holds such additional meetings as it deems necessary to perform its responsibilities. The Audit Committee met eleven times during fiscal year 2014. A report of the Audit Committee is set forth elsewhere in this proxy statement.

Compensation Committee

The Compensation Committee determines our compensation policies and the level and forms of compensation provided to our Board members and executive officers, as discussed more fully under “Compensation Discussion and Analysis” beginning on page 27 of this proxy statement. In addition, the Compensation Committee reviews and approves stock-based compensation for our directors, officers and employees, and oversees the administration of our 2011 Incentive Compensation Plan, and 2011 Crewmember Stock Purchase Plan. Additionally, the Compensation Committee approves the “Compensation Discussion and Analysis” with respect to compensation of the Company’s executive officers in accordance with applicable rules of the SEC and provides a report in the Company’s annual proxy statement indicating that the Committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in the Company’s annual proxy statement and annual report on Form 10-K. The Compensation Committee is authorized to retain and terminate compensation consultants, legal counsel or other advisors to the Committee and to approve the engagement of any such consultant, counsel or advisor, to the extent it deems necessary or appropriate after specifically analyzing the independence of any such consultant retained by the Committee. The charter of the Compensation Committee is available on our website at http://investor.jetblue.com. The current members of the Compensation Committee are Virginia Gambale, Stephan Gemkow and Ann Rhoades (Chair), each of whom is an independent director within the meaning of the applicable NASDAQ rules, including the enhanced independence requirements applicable to members of compensation committees. The Compensation Committee meets a minimum of four times a year, and holds such additional meetings as it deems necessary to perform its responsibilities. The Compensation Committee met six times during fiscal year 2014. A report of the Compensation Committee is set forth elsewhere in this proxy statement.

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Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible for developing our corporate governance policies and procedures, and for recommending those policies and procedures to the Board for adoption. This Committee also is responsible for making recommendations to the Board regarding the size, structure and functions of the Board and its committees. The Corporate Governance and Nominating Committee identifies and recommends new director nominees in accordance with selection criteria established by the Board. This Committee also is responsible for conducting the annual evaluation of the performance of the Board, its committees and each director, ensuring that the Audit, Compensation, and Governance and Nominating Committees of the Board and all other Board committees are comprised of qualified directors, developing and recommending a succession plan for the Chief Executive Officer, and developing and recommending corporate governance policies and procedures appropriate to the Company. The charter of the Corporate Governance and Nominating Committee is available on our website at http://investor.jetblue.com. The current members of the Corporate Governance and Nominating Committee are Stanley McChrystal, Joel Peterson (Chair) and Frank Sica, each of whom is an independent director within the meaning of applicable NASDAQ rules. The Corporate Governance and Nominating Committee meets a minimum of four times a year, and holds such additional meetings as it deems necessary to perform its responsibilities. The Corporate Governance and Nominating Committee met four times during fiscal year 2014.

Airline Safety Committee

The Airline Safety Committee is responsible for monitoring and review of our flight operations and safety management system and reports to the Board of Directors on such topics. The charter of the Airline Safety Committee is available on our website at http://investor.jetblue.com. The current members of the Airline Safety Committee are Robin Hayes, Thomas Winkelmann, and Stanley McChrystal (Chair). The Airline Safety Committee meets a minimum of four times a year, and holds such additional meetings as it deems necessary to perform its responsibilities. The Airline Safety Committee met four times during fiscal year 2014.

Board Candidate Nomination Process

In evaluating and determining whether to nominate a candidate for a position on our Board, the Corporate Governance and Nominating Committee considers, among other criteria, integrity and values, relevant experience, diversity, and commitment to enhancing stockholder value. Candidates may come to the attention of the Corporate Governance and Nominating Committee through recommendations from current Board members, stockholders, officers or other recommendations. The committee reviews all candidates in the same manner regardless of the source of the recommendation.

The Corporate Governance and Nominating Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted in accordance with the provisions of our Bylaws. A stockholder who wishes to recommend a prospective nominee for our Board should notify the Company’s Corporate Secretary in writing at JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101. The notice must set forth certain information specified in the Bylaws about the stockholder and the proposed action. The size of our Board is currently set at twelve members but will be reduced to eleven members following the annual meeting. Directors are authorized to fill any vacancy on the Board.

Compensation Committee Interlocks and Insider Participation

Except as specified below, none of the current members of our Compensation Committee (whose names appear under “— Report of the Compensation Committee”) is, or has ever been, an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, no executive officer of the Company served as a member of the Board of Directors or the compensation committee of any other entity that has one or more executive officers serving on our Board or our Compensation Committee. Ms. Rhoades, the current Chair of our Compensation Committee, served as an officer of the Company from 1999 until 2001.

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DIRECTOR COMPENSATION

Director compensation is evaluated and determined by the Compensation Committee of our Board of Directors. The following table summarizes compensation paid to our non-employee directors during the fiscal year ended December 31, 2014. The footnotes and narrative discussion following the table describe details of each form of compensation paid to our directors and other material factors relating to the director compensation arrangements.

	Fees Earned or
Name	Paid in Cash	Stock Awards	Options	Total
(a)	($) (b)	($)(1) (c)	($)(2) (d)	($) (h)
David Barger(3)	-	-	-	-
Jens Bischof	60,000	59,996	-	119,996
Peter Boneparth	85,000	59,996	-	144,996
David Checketts	55,000	59,996	-	114,996
Virginia Gambale	71,000	59,996	-	130,996
Stephan Gemkow	61,000	59,996	-	120,996
Ellen Jewett	65,000	59,996	-	124,996
Stanley McChrystal	70,000	59,996	-	129,996
Joel Peterson	90,000	59,996	-	149,996
Ann Rhoades	71,000	59,996	-	130,996
Frank Sica	60,000	59,996	-	119,996
Thomas Winkelmann	55,000	59,996	-	114,996

(1)	Includes 7,050 deferred stock units granted on February 13, 2014 to the then-sitting directors. At December 31, 2014, 44,404 deferred stock units remained outstanding for each of Ms. Gambale, Ms. Rhoades and Messrs. Checketts, Gemkow, Peterson, and Sica, 37,404 for Mr. Boneparth, 30,872 for Mr. Bischof, 30,754 for Gen. McChrystal, 25,502 for Ms. Jewett and 12,518 for Mr. Winkelmann. Reflects the grant date fair value of the deferred common stock units based on JetBlue’s stock price on the grant date as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). Please refer to Note 7 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, for further discussion related to the assumptions used in our valuation. For information on the valuation assumptions with respect to grants made prior to 2014, please refer to the notes to our financial statements in our applicable Annual Report on Form 10-K.

(2)	The Company granted no stock options in 2014. As of December 31, 2014, 67,500 options remained outstanding for Ms. Gambale, 40,500 options remained outstanding for Ms. Rhoades and for each of Messrs. Peterson and Sica and 27,000 options remained outstanding for Mr. Checketts.

(3)	Mr. Barger was an employee of the Company in 2014 and accordingly, did not receive any compensation for his director service to the Company. His compensation is reported in the Summary Compensation Table on page 39 of this proxy statement.

Our Board compensation package is composed of an annual retainer fee of $55,000 (paid quarterly) and a committee retainer, with Audit Committee members being paid $10,000 per year for committee membership, Compensation Committee members being paid $6,000 per year for committee membership, and Governance and Nominating Committee and Airline Safety Committee members each being paid $5,000 per year for committee membership. Committee chairs are paid the following annual retainers: Audit Committee: $30,000; Compensation Committee: $16,000; Governance and Nominating Committee: $10,000; and Airline Safety Committee: $10,000. The Chairman of the Board is paid $25,000 per year. Board members also receive an annual equity grant of $60,000 in deferred stock units, or DSUs, with a one-year vesting schedule. New directors are awarded $35,000 in DSUs with 3-year ratable vesting, made at the time a director joins Board. The intended cash-to-equity allocation of this package is 50% to 50%, with the objective of paying total annual compensation in the range of approximately $125,000-$130,000 per Board member to each director who is not a committee chair, assuming attendance at all meetings of the Board and the standing committees on which the director serves. Our Board expects to review director compensation periodically, to ensure that the director compensation package remains competitive such that we are able to recruit and retain qualified directors. Our non-employee directors receive flight benefits and reimbursement of expenses, as set forth below. As is customary in the airline industry, all members of the Board of Directors and their immediate family may travel without charge on our flights.

In 2014, Mr. Peterson donated his Board cash compensation and Mr. Sica donated $4,000 of the cash portion of his Board compensation to the JetBlue Crewmember Crisis Fund, a non-profit organization that assists JetBlue crewmembers facing emergency hardship situations.

We reimburse our directors, including our full-time crewmember directors, for expenses incurred in attending meetings. In 2014, no directors (including their family members) received $10,000 or more in aggregate perquisites or other personal benefits (including the incremental cost of flight benefits). We do not provide tax gross-up payments to members of our Board of Directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known to the Company regarding the beneficial ownership of its common stock as of March 27, 2015, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock, (ii) each of our directors and nominees, (iii) each of our named executive officers and (iv) all of our executive officers and directors serving as of March 27, 2015, as a group. We have one class of voting securities outstanding which is entitled to one vote per share, subject to the limitations on voting by non-U.S. citizens described below under “Additional Information.” All share and option amounts and share prices and option exercise prices contained in this proxy statement have been adjusted for our December 2002, November 2003 and December 2005 three-for-two stock splits.

	Common Stock Beneficially
	Owned and Shares
	Individuals Have the Right		Percentage
Executive Officers and Directors Name of Beneficial Owner	to Acquire within 60 Days(1)	Total(2)	of Class
David Barger(3)	925,574	1,242,352	*
Robin Hayes	312,861	564,449	*
James Hnat	62,377	163,288	*
Robert Maruster	-	-	*
Mark Powers	162,395	327,999	*
Jens Bischof	-	34,437	*
Peter Boneparth	50,000	90,969	*
David Checketts	40,500	88,469	*
Virginia Gambale	13,500	61,469	*
Stephan Gemkow	-	47,969	*
Ellen Jewett	-	29,067	*
Stanley McChrystal	-	34,319	*
Joel Peterson	695,187	743,156	*
Ann Rhoades	105,822	153,791	*
Frank Sica	109,144	157,113	*
Thomas Winkelmann	-	16,083	*
All executive officers and directors as a group (18 persons)	2,536,600	3,858,156	.8%,1.2%
5% Stockholders Name of Beneficial Owner
BlackRock, Inc.(4)		24,028,107	7.67%
Dimensional Fund Advisors LP(5)		24,713,705	7.89%
FMR LLC(6)		32,426,677	10.35%
PRIMECAP Management Company(7)		21,911,839	7.0%
The Vanguard Group(8)		17,523,047	5.59%

*	Represents ownership of less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and consists of either or both voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of options or warrants or upon the conversion of convertible securities that are immediately exercisable or convertible or that will become exercisable or convertible within 60 days of March 27, 2015 are deemed beneficially owned by the beneficial owner of such options, warrants or convertible securities and are deemed outstanding for the purpose of computing the percentage of shares beneficially owned by the person holding such instruments, but are not deemed outstanding for the purpose of computing the percentage of any other person. This column lists beneficial ownership of voting securities as calculated under SEC rules. Except as otherwise indicated in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In accordance with SEC rules, this column also includes shares that may be acquired pursuant to stock options that are exercisable within 60 days of March 27, 2015 as follows: Mr. Barger (45,000), Mr. Checketts (27,000), Ms. Gambale (13,500), Mr. Hnat (27,000), Mr. Powers (31,500), Mr. Peterson (40,500), Ms. Rhoades (40,500) and Mr. Sica (40,500). Unless otherwise indicated, the address of each person listed in the table is c/o JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101. All executive officers and directors as a group beneficially own, or have the right to acquire within 60 days of March 27, 2015, less than 1% of the outstanding common stock. A total of 313,240,357 shares of common stock were outstanding on March 27, 2015, pursuant to rule 13d-3(d)(1) under the Exchange Act.

(2)	This column shows the individual’s total JetBlue stock-based holdings, including the voting securities shown in the “Common Stock Beneficially Owned and Shares Individuals Have the Right to Acquire within 60 Days” column (as described in footnote 1), plus non-voting interests including, as appropriate, deferred stock units and restricted stock units which will not vest or become exercisable within 60 days of March 27, 2015. If all of the equity represented in the Total column were to vest (with no equity cancelled or forfeited), all executive officers and directors, as a group, would own 1.2% of the outstanding common stock.

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(3)	As of the Record Date, Mr. Barger had a margin account with 681,318 shares. Mr. Barger retired effective February 15, 2015.

(4)	The information reported is based on a Schedule 13G/A, as filed with the SEC on January 23, 2015, in which BlackRock, Inc. and certain of its subsidiaries reported that it had sole voting power over 23,589,054 shares and sole dispositive power over 24,028,107 shares. The principal business address of BlackRock, Inc. is 55 East 52 St., New York, NY 10022.

(5)	The information reported is based on a Schedule 13G/A, as filed with the SEC on February 5, 2015, in which Dimensional Fund Advisors LP and certain of its subsidiaries reported that it had sole voting power over 24,269,755 shares and sole dispositive power over 24,713,705 shares. Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The principal business address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(6)	The information reported is based on a Schedule 13G/A, as filed with the SEC on February 13, 2015, in which FMR Corp. and certain of its affiliates reported that FMR LLC, a parent holding company, and Edward C. Johnson, 3d, the chairman of FMR LLC, had sole voting power over 4,798,154 shares and sole dispositive power over 32,426,677 shares. The principal business address of each of FMR LLC is 245 Summer Street, Boston, MA 02210.

(7)	The information reported is based on a Schedule 13G/A, as filed with the SEC on February 13, 2015, in which PRIMECAP Management Company reported that it held sole voting power over 10,199,076 shares and sole dispositive power over 21,911,839 shares and no shared voting or shared dispositive power. The principal business address of PRIMECAP Management Company is 225 South Lake Ave., #400, Pasadena, CA 91101.

(8)	The information reported is based on a Schedule 13G, as filed with the SEC on February 10, 2015, in which The Vanguard Group reported that it held sole voting and shared dispositive power over 325,036 shares and sole dispositive power over 17,198,011 shares. According to the Schedule 13G, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 325,036 shares of common stock of the Company as a result of its serving as investment manager of collective trust accounts. The principal business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

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PROPOSAL 2	TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015

The Audit Committee of the Board has appointed Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2015. Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions from stockholders and make a statement if desired.

While the Audit Committee retains Ernst & Young LLP as our independent registered public accounting firm, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification.

Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015. If the selection of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will reconsider the matter. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in our best interests.

Fees to Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by Ernst & Young LLP for the years ended December 31, 2014 and 2013, respectively, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2014	2013
Audit fees(1)	$1,598,900	$1,468,500
Audit-related fees(2)	$86,500	$60,500
Tax fees(3)	$99,895	$16,200
TOTAL	$1,785,295	$1,545,200
(1)	Includes fees related to: (a) the integrated audit of our consolidated financial statements and internal control over financial reporting; (b) the review of the interim consolidated financial statements included in quarterly reports; (c) services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation; and (d) consultations concerning financial accounting and reporting standards.
(2)	Audit-related services principally include fees for audit and attest services that are not required by statute or regulation.
(3)	Includes fees for tax services, including tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by our independent registered public accounting firm. This policy provides for pre-approval by the Audit Committee of all audit and permissible non-audit services before the firm is engaged to perform such services. The Audit Committee is authorized from time to time to delegate to one of its members the authority to grant pre-approval of permitted non-audit services, provided that all decisions by that member to pre-approve any such services must be subsequently reported, for informational purposes only, to the full Audit Committee.

The affirmative vote of a majority of the votes represented at the annual meeting, either in person or by proxy, and entitled to vote on this proposal, is required to ratify the selection of the independent registered public accounting firm.

The Board of Directors recommends that Stockholders vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015.

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AUDIT COMMITTEE REPORT

The Audit Committee of the JetBlue Board of Directors is comprised of three non-employee directors, each of whom, in the Board’s business judgment, is independent within the meaning of the applicable rules and regulations of the SEC and NASDAQ. The Audit Committee oversees on behalf of the Board of Directors the Company’s accounting, auditing and financial reporting processes. The Committee has the resources and authority it deems appropriate to discharge its responsibilities.

Management has the primary responsibility for the Company’s financial statements and financial reporting process, including establishing, maintaining and evaluating disclosure controls and procedures; and establishing, maintaining and evaluating internal control over financial reporting and evaluating any changes in controls and procedures. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report relating to their audit; as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. In fulfilling its responsibilities, the Audit Committee held meetings throughout 2014 with Ernst &Young LLP in private without members of management present.

In this context, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and its independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee discussed with the Company’s independent registered public accounting firm matters required to be discussed by PCAOB Auditing Standards No. 16 “Communications with Audit Committees,” including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Ernst & Young LLP also provided to the Audit Committee the written disclosures and letter regarding their independence required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Ernst & Young LLP their independence from JetBlue and its management, and considered whether the non-audit services provided by the independent registered public accounting firm to the Company are compatible with maintaining the firm’s independence.

JetBlue also has an internal audit department that reports to the Audit Committee. The Audit Committee reviews and approves the internal audit plan once a year and receives updates of internal audit results throughout the year.

In reliance on the review and discussions referred to above, and in the exercise of its business judgment, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the Company’s audited financial statements be included in JetBlue’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the SEC. In addition, the Audit Committee and the Board have also recommended, subject to stockholder ratification, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. While the Audit Committee believes that the charter in its present form is adequate, it may in the future recommend to the Board of Directors amendments to the charter to the extent it deems necessary to react to changing conditions and circumstances.

Audit Committee of JetBlue

Peter Boneparth, Chair
Virginia Gambale
Ellen Jewett

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

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PROPOSAL 3	TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in 2010, an advisory vote on the frequency of stockholders votes on executive compensation was conducted in connection with the 2011 annual meeting of stockholders. The Board recommended, our stockholders agreed, and the Board subsequently approved that the advisory vote on executive compensation be held on an annual basis. Accordingly, we are asking stockholders to approve an advisory resolution on compensation of our named executive officers as described in the Compensation Discussion and Analysis section, the compensation tables and related narrative discussion included in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders an opportunity to approve, reject or abstain from voting with respect to our fiscal year 2014 executive compensation programs and policies and the compensation paid to our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this proxy statement.

At the Company’s annual meeting of stockholders held in May 2014, our stockholders were asked to approve the Company’s fiscal 2013 executive compensation programs. A substantial majority 96% of the votes cast on the “say-on-pay” proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes that these results reaffirm our stockholders’ support of the Company’s approach to executive compensation.

Please read the Compensation Discussion and Analysis beginning on page 27 for additional details about our executive compensation program, including information about the fiscal year 2014 compensation of our named executive officers.

Our Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	Support our strategy and stay true to our Values: We aim to align compensation programs with business strategies focused on long-term growth and creating value for our stockholders. We motivate crewmembers to overcome challenges and to deliver commitments, all while living our Values of Safety, Caring, Integrity, Fun and Passion;

•	Attract and retain top talent: We aim to set target compensation to be competitive with the airline industry, given our Northeast location, route network, unique market placement, structure and size relative to other airlines; and

•	Pay for performance: We hold our named executive officers accountable for their performance in light of Company goals, industry economics and individual performance. We believe the proportion of executive compensation designed to be delivered in variable pay should depend on the executive’s position and the ability of that position to influence our overall corporate performance and structure named executive officers’ compensation packages accordingly.

Because your vote on this proposal is advisory, it will not be binding on us, the Compensation Committee or the Board. However, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation arrangements. Furthermore, your advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to align the Company’s executive compensation programs with the interests of JetBlue and its stockholders.

The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis section are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to the Company’s recent and long-term success. Accordingly, we are asking you to endorse our executive compensation program by voting for the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section, compensation tables and narrative discussion is hereby APPROVED.

The affirmative vote of a majority of the votes represented at the annual meeting, either in person or by proxy, and entitled to vote on this proposal is required to approve the advisory vote on executive compensation.

The Board of Directors recommends that Stockholders vote “FOR” the foregoing resolution for the reasons outlined above.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section of the proxy statement explains the key elements of our executive compensation program and compensation decisions with respect to the following officers identified in the Summary Compensation Table below (the “named executive officers”) as of December 31, 2014:

David Barger	Chief Executive Officer (retired effective February 15, 2015)
Mark Powers	Executive Vice President and Chief Financial Officer
Robin Hayes	President (President and Chief Executive Officer effective February 16, 2015)
James Hnat	Executive Vice President and General Counsel
Robert Maruster	Former Executive Vice President and Chief Operations Officer

Executive Summary

At JetBlue, Integrity is one of our five core values; along with Safety, Caring, Passion and Fun. We believe honesty builds trust. We hold ourselves to a high standard of integrity and strive for transparency with our executive compensation programs. JetBlue is a passenger airline that has established a new airline category based on service, style and cost. Known for its award-winning customer service and free TV as much as for its competitive fares, JetBlue believes it offers its customers a distinctive experience—the JetBlue Experience—with best in class offerings in markets it serves. The Compensation Committee believes that our executive compensation program is instrumental in helping the Company to achieve its business goals and promote its values.

Executive Compensation Program Elements

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

WE DO	WE DO NOT
Emphasize performance-based, at risk pay	No tax gross ups
Apply rigorous, stockholder aligned performance objectives for executive bonus payments	No repricing of underwater stock options
Consider risk in our executive compensation program	No single trigger change in control provisions - the 2011 Incentive Compensation Plan has a double trigger in place for change in control provisions
Compensation Committee uses an independent consultant	No retirement benefits provided exclusively to senior executives
Have executive stock ownership guidelines	No evergreen provisions in our compensation plans
Have a director stock ownership requirement to hold until retirement
Require equity to vest over a period of at least 3 years
Maintain an executive compensation clawback policy, which includes recoupment and forfeiture provisions
Use a structured approach to CEO performance evaluation and related compensation decisions
Emphasize a culture of safety
Review share utilization annually
Devote significant time to management succession and leadership development efforts
Limited executive perquisites; executives health and welfare benefits same as other salaried employees

DESIGN COMPENSATION PLANS WITH PROVISIONS TO MITIGATE UNDUE RISK

•	Our Executive Compensation performance measures drive longer term performance

•	Short term metrics are diverse and include ex-fuel CASM, Customer NPS and operating margin

•	Our Annual and long-term performance awards are based on different metrics, with little or no overlap

•	Our clawback policy serves as a risk mitigator

•	Maintain a cap on incentive compensation payments

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How Did We Do in 2014?

JetBlue reported strong results for 2014:

•	For the full year 2014, JetBlue reported operating income of $515 million, compared to operating income of $428 million in 2013.

•	For the full year 2014, on a GAAP basis, JetBlue reported pre-tax income of $623 million. Excluding special items, pre-tax income in 2014 was $382 million; this compares to pre-tax income of $279 million for the full year 2013.

*	Fiscal year 2014 excluding special items.

For further information regarding our revenue and earnings per diluted share for the referenced periods, please see our Annual Report on Form 10-K for the year ended December 31, 2014, Item 6. Selected Financial Data (page. 26) and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (starting at page 29, and see page 33). For reconciliation of non-GAAP financial measures used in this Compensation Discussion and Analysis, please see Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (starting at page 29, and see page 37) of our Annual Report on Form 10-K for the year ended December 31, 2014.

The following table summarizes some of our financial results for 2014:

($ in millions, except per share amounts)	Fiscal 2013	Fiscal 2014	% Change
Revenue	$5,441	$5,817	6.9%
Pretax income	$279	$623	123.3%
Operating margin	7.9%	8.9%	1%
Earnings per diluted share	$0.52	$1.19	128.9%

On a GAAP basis, net income for the fourth quarter 2014 was $88 million. Excluding special items,1 net income was $87 million, or $0.26 per diluted share. This compares to JetBlue’s fourth quarter 2013 net income of $47 million, or $0.14 per diluted share. For the full year 2014, on a GAAP basis, JetBlue reported net income of $401 million. Excluding special items,1 net income was $232 million, or $0.70 per diluted share; this compares to net income of $168 million, or $0.52 per diluted share for the full year 2013.

In 2014, JetBlue reported record fourth quarter operating revenues of $1.4 billion. Revenue passenger miles for the fourth quarter increased 8.5% to 9.4 billion on a capacity increase of 7.0%, resulting in a fourth quarter load factor of 82.1%, an increase of 1.2 points year over year. Yield per passenger mile in the fourth quarter was 14.13 cents, down 1.5% compared to the fourth quarter of 2013. Passenger revenue per available seat mile (PRASM) for the fourth quarter of 2014 decreased 0.1% year over year to 11.61 cents and operating revenue per available seat mile (RASM) decreased 1.0% year over year to 12.64 cents.

[1]	Pre-tax and net income excluding special items are non-GAAP financial measures that we use to measure our core performance. For reconciliation of non-GAAP financial measures used in this Compensation Discussion and Analysis, please see Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (starting at page 29, and see page 37) of our Annual Report on Form 10-K for the year ended December 31, 2014.

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Our total fuel cost in 2013 was $1.899 billion compared to $1.912 billion in 2014 or, $3.14 per gallon in 2013 versus $2.99 per gallon in 2014 (total cost and average price per gallon each include related fuel taxes as well as effective fuel hedging gains and losses). Our stock price gained 86% over the year and outperformed the airline index as well.

JETBLUE AIRWAYS STOCK APPRECIATION VS. AIRLINE INDEX (XAL), 2014

In addition, we achieved several non-financial strategic milestones. For the tenth consecutive year we were recognized by J.D. Power and Associates as having the highest customer satisfaction among low cost airlines in North America. We successfully sold our non-core, wholly owned subsidiary LiveTV, LLC. We launched Mint, our premium transcontinental service. Following Winter Storm Hercules in the beginning of 2014, we modified our operational philosophy, resulting in a 2.7 points year over year improvement in on time performance (D0). We opened our new international arrivals facility, T5i, at John F. Kennedy International Airport. Our crewmembers volunteered 104,574 hours to communities throughout our system. In 2014, we started service to five new BlueCities and by the end of the year we served 87 BlueCities in 18 countries. All six of our focus cities were profitable in 2014. Finally, in September 2014, we announced the retirement of Dave Barger and his successor as CEO, Robin Hayes. Mr. Hayes became JetBlue’s CEO in February 2015.

2014 Pay Decisions (see page 35 for more details)

JetBlue had a profitable year in 2014. As in years past, we had challenges. However, we approached them in true JetBlue fashion, adhering to our values even when things were not going well with the goal of doing the right thing for our customers, crewmembers and stockholders even as we sought to Inspire Humanity.

As more fully described below, our corporate performance factor came in at 115% of target. However, since the benefit of the LiveTV sale was excluded from our front line crewmembers’ profit sharing (as a one-time special accounting event), management determined it would be inconsistent to include the benefit of the cost removal into the corporate performance factor calculation. In addition, while we met our annual target of 1% ROIC growth we were unable to make up for a previous year’s miss in ROIC growth. Accordingly, our management asked the Compensation Committee to exercise negative discretion, to bring the corporate performance factor to 98%.

As part of our ongoing compensation program development, we have increased the amount of “at risk” pay for our senior executives by introducing for the first time in 2013, a performance based pay structure for our executive leadership team. These performance stock units, or PSUs, are based on achievement of goals (one absolute, a return on invested capital goal, and one relative, a cost goal) over a three year performance period. Assuming achievement of goals, these PSUs are payable in common stock at the end of the relevant performance period and upon certification of performance by the Compensation Committee.

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Although the Summary Compensation Table and Supplemental Summary Compensation Table include the PSU award amounts in the Stock Awards column, these amounts have not yet been paid. They are notional at this point, and assume a performance at target (based on an assessment of performance to date, as required by the SEC’s rules and regulations). The PSUs will be awarded, if at all, at the completion of the relevant performance period.

For 2014, our then-Chief Executive Officer did not receive a salary increase. For 2014, our President received a 9% salary increase to $490,000 in light of his promotion from Chief Commercial Officer to President. Our Chief Operations Officer received approximately a 3.5% salary increase to $464,000 and our Chief Financial Officer and our General Counsel each received a merit increase of 3%, to $424,000.

In addition, in recognition of the need to maintain competitiveness and noting the importance of an increased amount of “at risk” performance-based compensation, the Compensation Committee, for 2014, increased the target bonus opportunities of each of our President, Chief Operations Officer and Chief Financial Officer from 60% to 75%. No change was made to the target bonus opportunities of each of our Chief Executive Officer or our General Counsel.

In mid-2014, Mr. Maruster left JetBlue. The separation and release agreement executed by JetBlue and Mr. Maruster provided for a lump sum payment to Mr. Maruster in the aggregate amount of $928,000 and a pro-rated annual non-equity incentive bonus of $90,313, payable no later than July 31, 2014. Pursuant to this agreement, Mr. Maruster’s unvested 62,683 restricted stock units became subject to accelerated vesting and 17,626 remained subject to continued vesting. Mr. Maruster’s remaining restricted stock units were cancelled and forfeited. His remaining stock options are governed by the terms of the applicable original grant agreement, including the applicable terms and vesting schedules. See our Current Report on Form 8-K filed on June 6, 2014.

Results of the 2014 Advisory Vote on Executive Compensation (“Say-on-Pay”)

At our 2014 annual meeting of stockholders, our stockholders were asked to approve, on an advisory basis, the Company’s fiscal 2013 executive compensation programs (“say-on-pay”). Approximately 96% of the aggregate votes cast on the “say-on-pay” proposal at that meeting were voted in favor of the proposal. JetBlue engages stockholders and other stakeholders to discuss a variety of aspects of our business and welcomes stockholder input and feedback.

The Compensation Committee strives to continue to ensure that the design of the Company’s executive compensation programs is focused on long-term stockholder value creation, emphasizes pay for performance and does not encourage the taking of short-term risks at the expense of long-term results. The Compensation Committee intends to continue to use the “say-on-pay” vote as a guidepost for stockholder sentiment and continue to take into account stockholder feedback in making compensation decisions.

Compensation Philosophy & Principles

We strive to apply the following principles for compensating our crewmembers, including our named executive officers:

WHAT We Reward	WHY We Reward
Support our strategy and stay true to our Values	We aim to align compensation programs with business strategies focused on long-term growth and creating value for our stockholders. We motivate crewmembers to overcome challenges and to deliver on commitments, all while living our values of Safety, Caring, Integrity, Passion and Fun.
Attract and retain top talent	We aim to set target compensation to be competitive with the airline industry, given our Northeast location, route network, unique market placement, structure and size relative to other airlines.
Pay for performance	We hold our named executive officers accountable for their performance in light of Company goals, industry economics and individual performance.

How JetBlue Pays for Performance

Our compensation program is designed to reward our named executive officers for the Company’s continued success. Consistent with our compensation philosophy, the Compensation Committee sets the compensation of our executive officers, including our named executive officers, substantially based on their achievement of annual financial and operational objectives that we believe further our long-term business goals and the creation of sustainable long-term stockholder value. As a result, the majority of our named executive officers’ total compensation is tied to performance and is “at risk.”

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The following features of our 2014 compensation programs play a key role in further aligning our compensation practices with best practices in compensation governance and with our overall compensation philosophy:

Summary of Fiscal Year 2014 Executive Compensation Decisions

We also provide health and welfare benefits, available to our full-time crewmembers, including medical, dental, life insurance and disability programs; a 401(k) plan; and change in control plans. We provide retirement benefits (a 401(k) plan open to all crewmembers) and limited perquisites including space available flight privileges for all crewmembers, and, as is common in the airline industry, positive space flight privileges for executive officers and their immediate family members; possible relocation assistance for supervisor level and above; and a wellness physical for executives designed to further business continuity, available every other year.

Best Practices in Compensation Governance

In addition to the core compensation program, the Company provides or has implemented the following:

•	Executive Compensation Clawback Policy. Our Board of Directors has adopted a policy, often referred to as a clawback policy, which requires reimbursement of all or a portion of any bonus, incentive payment, or equity-based award granted to or received by any executive officer and certain other officers after January 1, 2010 where: (a) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement, (b) in the Board’s view the executive engaged in willful misconduct that caused or partially caused the need for the restatement, and (c) a lower payment would have been made to the executive based upon the restated financial results.

•	Director Stock Ownership. Our Board of Directors has adopted a policy whereby directors hold their grants of deferred stock units throughout their tenure as a director. Vested equity is issued six months following the director’s departure from the Board of Directors. Directors are not required to hold a specific number of shares of common stock since such a requirement would be redundant in light of our hold through retirement policy.

•	No Tax Gross Ups. Beginning in 2013, on a going forward basis, the Company adopted a policy that affirmatively states that, going forward, we will not make or promise to make to our senior executives any tax gross up payments except for those provided pursuant to a plan, policy or arrangement applicable to management employees generally.

•	No Retirement Benefits. We have limited retirement benefits and our 401(k) plan is offered to all employees subject to its generally applicable eligibility conditions.

•	Executive Stock Ownership. Our Corporate Governance and Nominating Committee has adopted stockholding guidelines for our named executive officers to be phased in over a five year period (by 2017) along the following lines:

– Our CEO – 3X base salary; and

– Our other named executive officers – 1X base salary.

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Our policy permits us to count common stock and unvested restricted stock units towards the ownership guidelines, excluding unvested PSUs and vested underwater stock options. All of our named executive officers met or exceeded these ownership guidelines at December 31, 2014. Newly hired or newly appointed named executive officers have five years from the date of hire or appointment to meet the stock ownership guidelines. We anticipate reviewing, and possibly revising, our executive stock ownership guidelines every three years.

•	Equity Plan Best Practices. Our 2011 Incentive Compensation Plan does not have an evergreen reload provision, prohibits repricing without stockholder approval and includes double trigger change in control provisions and in general, requires minimum vesting periods for equity of at least three years.

	–	We have proposed additional clarifying changes to our Incentive Compensation Plan, as set forth below in Proposal No. 5. We hope you will vote for them.

•	Market Review of Governance Practices. We reviewed current best practices in compensation as part of a market assessment of advisors in 2014.

Compensation Mix

We believe that a significant amount of our named executive officer compensation should be tied to the Company’s performance and an increasing amount of it should be at risk. Our bonus and equity goals (discussed in more detail beginning on page 34) are designed to drive business objectives that we believe further our long-term business goals and the creation of sustainable long-term stockholder value. The mix of compensation elements below are based on how the Compensation Committee views pay (as set forth in the Supplemental Compensation Table on page 35).

*	Mr. Maruster left the Company effective June 3, 2014. The numbers above reflect his annualized compensation but do not include his severance payments.

Determining Executive Compensation

The Compensation Committee assists the Board with respect to oversight and determination of compensation for the Company’s directors and executive officers. The Compensation Committee oversees the Company’s executive compensation policies and reviews and establishes, subject to approval by our Board of Directors, the compensation for our Chief Executive Officer. The Compensation Committee is charged with review of pay levels and policies related to salaries, bonuses and grants of awards and oversight of our equity incentive plans. In determining base salary, annual bonuses, restricted stock units (RSUs) and performance stock units (PSUs) equity awards, the Compensation Committee uses the relevant executive officer’s current level of total compensation as the starting point. The Committee bases any adjustments to the current pay level on several factors, including the scope and complexity of the functions the executive officer oversees, the contribution of those functions to our overall performance, individual experience and capabilities, individual performance and competitive pay practices. Variations in compensation among our executive officers reflect differences in these factors.

The Compensation Committee used the following tools in determining senior executive officers’ base salary, annual incentive cash targets, and equity awards:

•	Competitive Peer Group Survey;

•	Internal Pay Equity Review;

•	Tally Sheets;

•	Management Recommendations; and

•	Annual Performance Reviews.

During the Committee’s first quarter meeting(s), the Compensation Committee approves target total direct compensation for the upcoming year, which is comprised of:

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In February 2015, the Compensation Committee reviewed the Company’s and the named executive officers’ performance for fiscal year 2014. After considering various data and input provided by management, the Compensation Committee determined the Company’s corporate performance factor, annual incentive bonus and equity awards for the named executive officers.

Compensation Consultant

The Compensation Committee has the authority to retain independent, third-party compensation consultants and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. The Chair of the Compensation Committee reports the Committee’s actions and recommendations for the previous quarter to the full Board at the next regularly scheduled Board meeting.

The Compensation Committee engaged the services of Semler Brossy Consulting Group LLC (“Semler Brossy”) as its independent advisor on matters of executive compensation in respect of and during the first half of fiscal year 2014. Thereafter, following a competitive and thoughtful bid process, the Committee retained Pay Governance LLC (“Pay Governance”) for the latter half of 2014 and thereafter. Each of the Committee’s consultants reports directly to the Committee and provides no other services to the Company or any of its affiliates. For 2014, the Committee assessed the independence of Semler Brossy pursuant to the SEC and NASDAQ rules and concluded that no conflict of interests exists that would prevent Semler Brossy from independently representing the Compensation Committee. At the time of the competitive bid process, the Committee assessed the independence of Pay Governance pursuant to the SEC and NASDAQ rules and concluded that no conflict of interests exists that would prevent Pay Governance from independently advising the Compensation Committee.

As discussed below under “Peer Competitive Group Survey—Market Assessment,” Semler Brossy provided the Company and the Committee with compensation data regarding the companies in our competitor peer group. The Company used this data to develop its recommendations to the Compensation Committee for 2014 compensation levels. Semler Brossy also provided suggestions on the design of the annual bonus and long-term incentive plans that were used in 2014, and for the long-term performance based incentive program implemented in 2013, including the performance measures and weighting, the factors for the Committee to review when determining whether to adjust the formulaic amount, and the general range of adjustments to apply. Semler Brossy did not perform any separate additional services for management. At the end of 2014, Pay Governance reviewed the Company’s year end performance and the individual executive’s respective year end performance in light of the existing compensation structure.

Competitive Peer Group Survey—Market Assessment

The Compensation Committee reviewed a report on the Company’s compensation programs for senior executive officers which incorporated data provided by Semler Brossy. Semler Brossy collected compensation data from the companies in our competitor peer group as well as similarly-sized general industry companies for the CFO and General Counsel positions based on the Towers Watson U.S. CDB Executive Compensation Survey. The report compared our executive compensation program to competitive practices with respect to base salary, target annual bonus, target equity and target total direct compensation.

Our competitor peer group consists of the following U.S. airlines:

Company	Incorporation	Market Capitalization ($) FYE 2013	Revenue ($) FYE 2013	Competing in our Market
Alaska Air Group, Inc.	USA	5,043,890,572	5,156,000,000
American Airlines Group	USA	11,684,193,788	26,743,000,000
Delta Air Lines	USA	23,884,752,428	37,773,000,000
Hawaiian Holdings, Inc.	USA	504,834,309	2,155,865,000
JetBlue Airways Corporation	USA	2,504,006,005	5,441,000,000
Republic Airways Holdings Inc.	USA	638,245,841	1,346,500,000
Southwest Airlines Co.	USA	13,225,519,201	17,699,000,000
Spirit Airlines	USA	3,299,975,261	1,654,385,000
United Continental Holdings, Inc.	USA	14,055,975,359	38,279,000,000

These companies, like JetBlue, are airline companies with significant revenue (over $1 billion) and with significant operations employing a large number of individuals and aircraft in our competing markets. We believe this comparator group provides a reasonable point of comparison to assist in our assessment of our compensation programs.

We recognize that this peer group has limitations from a statistical perspective given the limited number of companies and the wide variation in size of our peers. As a result, the Compensation Committee uses the competitive data as a reference point to monitor the compensation practices of our primary competitors. It is not, and was not in 2014, the sole determining factor in executive compensation decisions. The Committee also considers our Northeast location, route network, cost structure, and size relative to other airlines. The data is used primarily to ensure that our executive compensation program as a whole is competitive when the Company achieves targeted performance levels. We do not rely on this information to target any specific pay percentile for our executive officers. Instead, we use this information as a general overview of market practices and to ensure that we make informed decisions on executive pay packages. While we do not establish a specific market percentile ranking for the individual compensation elements that comprise total direct compensation, we review each element to ensure it is reasonable relative to our peer group. We position pay to maintain our competitive cost advantage versus our peer group and recognize that some of the peer competitors are significantly larger and more mature than we are and yet we compete for the same talent pool. Consistent with our compensation objectives discussed above, we incorporate flexibility into our compensation programs and in the

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executive assessment process to respond to, and adjust for, changes in the business and economic environment and individual accomplishments, performance and circumstances. Based on its overall assessment of market pay levels, the Committee determined that the proposed 2014 total pay of our Chief Executive Officer, President, Chief Financial Officer and Chief Operations Officer was below the desired levels. This resulted in the committee approving the increase to target equity opportunity (see p. 35) for our officers, excluding the CEO. The Committee expects to continue to adjust relevant pay levels on a go forward, measured basis, contingent on corporate and individual performance in future years.

Tally Sheets

The Compensation Committee uses tally sheets as a reference to ensure committee members understand the total compensation being delivered to executives each year and over a multi-year period. When making executive compensation decisions, the Compensation Committee reviews tally sheets for each senior executive officer. Tally sheets provide historical pay levels for the past five years, target and realized pay, value of unvested equity awards, and potential payments at termination for each senior executive officer. Tally sheets enable the Compensation Committee to assess whether the compensation strategy is effective over time.

Internal Pay Equity Review

Because of our team-based approach to executive officer compensation, the Company carefully considers the relative compensation levels among all members of the executive team for internal pay equity. Accordingly, the Company’s executive compensation program is designed to be internally consistent and equitable in order to further the Company’s success. The Committee looks at various factors to account for differences in pay levels among the named executive officers. These factors include competitive data, size and complexity of role and individual and team based goal achievement.

Performance Evaluation – Chief Executive Officer

Our Board of Directors evaluates our Chief Executive Officer’s compensation, on an annual basis. The Chief Executive Officer recuses himself from Board discussions relating to evaluations of his performance. The Board’s evaluation includes both objective and subjective criteria of the Chief Executive Officer’s performance, which include JetBlue’s financial performance, JetBlue’s performance with respect to our long-term strategic objectives and the development of our senior management team. Prior to the Board’s evaluation, the Compensation Committee evaluates the Chief Executive Officer’s compensation. The Compensation Committee uses the competitive market data discussed above to recommend total direct compensation for the Chief Executive Officer. The Compensation Committee conducts a performance review without the Chief Executive Officer’s participation and provides its recommendations to the full Board.

Performance Evaluations – Named Executive Officers (Other Than the Chief Executive Officer)

The Compensation Committee, together with our Chief Executive Officer, evaluates the performance of the other named executive officers. The Chief Executive Officer provides a performance assessment and compensation recommendation to the Compensation Committee for the other named executive officers within the overall team performance framework. The performance evaluation is based on factors such as achievement of the corporate objectives and performance; advancement of strategic initiatives; leadership and talent development; individual business area responsibilities; and performance as an executive team member and overall executive team performance.

The Compensation Committee also reviews total direct compensation data from the competitive data, with respect to the other senior executive officers. The Compensation Committee makes final determinations regarding the other named executive officers’ total compensation.

Comparison of 2014 and 2013 Direct Compensation to Named Executive Officers

The supplemental compensation table below shows how the Committee assessed total direct compensation for our named executive officers in 2014 and 2013. It is consistent with the Committee’s analysis of information presented to it in tally sheets (see “Compensation Practices and Procedures — Use of Tally Sheets”) and the Committee’s evaluation of our performance relative to established performance targets. The Committee approves RSU awards when financial results for the previous year are finalized, which occurs early in the following year. The primary difference between this supplemental compensation table and the 2014 Summary Compensation Table is that the supplemental compensation table includes grants of restricted stock units in the performance year to which they relate, rather than in the year when granted. The supplemental compensation table presented below is not intended to be a substitute for the 2014 Summary Compensation Table, but provides a condensed summary of actual total direct compensation awarded to the named executive officers for their performance in 2014 and 2013.

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					Non-Equity
				Stock	Incentive Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
David Barger	2014	600,000	-	399,998	441,000	18,638	1,459,636
Chief Executive Officer	2013	600,000	67,550	2,024,990	347,850	15,588	3,055,988
Mark Powers	2014	423,000	-	699,992	411,640	15,871	1,550,503
Executive Vice President	2013	412,000	37,114	724,997	191,086	15,526	1,380,723
and Chief Financial Officer
Robin Hayes	2014	490,000	-	1,749,995	360,150	14,259	2,614,404
President	2013	450,000	40,590	862,491	208,710	13,435	1,575,226
James Hnat	2014	423,000	-	449,992	207,760	13,821	1,094,573
Executive Vice President	2013	412,000	30,962	537,498	159,238	8,348	1,148,046
and General Counsel
Robert Maruster	2014	196,913	-	-	90,313	941,180	1,228,406
Fmr Executive Vice President	2013	450,000	40,590	749,989	208,710	14,390	1,463,679
and Chief Operating Officer(6)

(1)	Includes annualized salary for the year indicated.
(2)	Compensation reported under this column consists of signing bonuses and spot bonuses. Annual performance-based bonuses are reported under the “Non-Equity Incentive Plan Compensation” column. Amounts reported for fiscal year 2013 represent discretionary adjustments of the non-equity incentive plan payouts for each named executive officer in excess of the target.
(3)	Includes the aggregate grant date fair value (calculated in accordance with accounting guidance) of awards of (i) RSUs for the performance year indicated, and (ii) PSUs granted in 2014 which will be paid, if at all, based on the Company’s performance years 2014 - 2016.
(4)	Includes the annual incentive bonuses paid for the performance year indicated.
(5)	Represents Company 401(k) matching contributions under the JetBlue Airways Corporation Retirement Plan in which all of our employees are eligible to participate, as well as life insurance premiums, positive space flights and LIFT awards (with related tax liability) and awards of 20,000 TrueBlue points (a $250 value) for all crewmembers with at least ten years of service (with related tax liability). The LIFT award is a Company-wide recognition plan by which crewmembers recognize and reward other crewmembers. LIFT awards range from $0 to $200 and JetBlue pays the taxes for the awards for any crewmember so recognized. The 401(k) matching contribution for each of Mr. Barger, Mr. Powers, Mr. Hayes and Mr. Maruster was $13,000, and for Mr. Hnat, $7,500. None of our named executive officers received a monetary LIFT award or a TrueBlue points award for a decade of service in 2014.
(6)	Mr. Maruster left JetBlue effective June 3, 2014.

Base Salary

The below table, for comparative purposes, shows annualized base salaries for 2014 and 2013.

Executive	2014 salary	2013 salary
Dave Barger	$600,000	$600,000
Mark Powers	$424,000	$412,000
Robin Hayes(1)	$490,000	$450,000
Jim Hnat	$424,000	$412,000
Rob Maruster(2)	$464,000	$450,000

(1)	As previously announced by the Company in connection with Mr. Hayes’ promotion to President, Mr. Hayes’ base salary was increased to $490,000 effective January 1, 2014.
(2)	Mr. Maruster left JetBlue effective June 3, 2014.

Annual Incentive Bonuses and Equity Compensation

The Company’s annual incentive targets and equity targets are payable according to the Company’s achievement of its annual performance metrics. Our program has a preliminary threshold of $1 of pre-tax income. Pre-tax income is also the threshold for our front line crewmember payment of profit sharing (which is payable to all non-equity eligible employees). Our manager level and above crewmembers, including our named executive officers, will not benefit from bonus payments if our front line personnel do not receive profit sharing due to our financial results.

In 2014, we maintained our focus on three targets, equally weighted (33.3%): Customer Net Promoter Score (“NPS”), Operating Margin and ex-fuel ex-profit sharing CASM (cost per available seat mile). NPS is a brand loyalty analysis. Operating Margin and ex-fuel ex-profit sharing CASM are financial measures that we believe are important to our long-term success because Operating Margin measures our overall profitability levels and ex-fuel CASM measures our cost growth for operating the airline excluding fuel costs. Our annual incentive bonuses, which are payable in cash, aim to reward executive officers and members of leadership throughout the organization to the manager level for attaining annual corporate performance targets.

In addition, in recognition of the need to maintain competitiveness and noting the importance of an increased amount of “at risk” pay-for-performance based compensation, the Compensation Committee, for 2014, maintained our Chief Executive Officer’s target bonus opportunity at 75% (or $450,000) and increased the target bonus opportunity of our President, our Chief Operating Officer and our Chief Financial Officer to 75% (from 60%).

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In 2014, the annual incentive target for our named executive officers were as follows:

Chief Executive Officer	75% of base salary
Chief Financial Officer	75% of base salary
President	75% of base salary
Chief Operations Officer	75% of base salary
General Counsel	50% of base salary

The named executive officers’ maximum bonus is two times their target bonus.

The Compensation Committee may adjust the formulaic funding upwards or downwards by up to 35% based on qualitative factors, including operating and financial performance versus our peer group and the market, variances in fuel costs from the assumptions in the budget, total stockholder return in absolute and versus our peer group, and our long-term strategic plan development and execution.

The Compensation Committee relied on our performance assessment framework to evaluate our results on each goal and then perform a collective assessment across all goals to determine a corporate performance factor, which is then applied to our annual incentive bonus awards. For 2014, the corporate performance factor was determined as follows:

				Payout	Actual Payout
			Performance	Achieved as a	Approved as a
Measure	Weight	Target	Achieved	% of Target	% of Target
Ex fuel ex profit sharing CASM	33%	2.9%	3.2%
Customer NPS	33%	65.2%	66.1%	115%	98%
Operating Margin	33%	11.0%	8.9%

(1)	Customer NPS is a non-financial measure that assesses brand loyalty based on a customer’s subjective survey responses to a customer experience. NPS is calculated by taking the percent of brand promoters and subtracting the percent of brand detractors, yielding a score between -100 and 100. The NPS achieved in this table represents quarterly NPS figures averaged for the year. Ex-fuel ex-profit sharing CASM is evaluated on a year over year percentage change basis in accordance with generally accepted U.S. accounting principles. Operating margin is a financial measure calculated using generally accepted U.S. accounting principles.

A “Met” target assessment would have resulted in a corporate performance factor of 100%, which would have resulted in a payout of the percentages of base salary for the named executive officers as noted in the table below. After evaluating the Company’s performance, the Compensation Committee chose to adjust the formulaic funding by 17% points downward, bringing the 2014 corporate performance factor to 98% of target. The Compensation Committee concluded the Company performed well, but also determined that the leadership team should not benefit from the positive effect on the CASM metric following the sale of LiveTV, LLC since the accounting impact of the one time sale had been excluded from profit sharing. In addition, the Committee noted that while the Company had met its annual target of 1% ROIC growth, the Company had been unable to make up for a past year ROIC under performance. Accordingly, even though the Company performed well and had achieved significant milestones, such as a successful launch of Mint service and earning a 10th consecutive J.D. Power award, the Committee concurred with the Company’s management, and reduced the corporate performance factor to 98%.

Long-Term Incentive Equity

Equity grants directly align executive officers’ interests with the interests of stockholders by rewarding increases in the value of our share price. Such grants enable us to attract, retain and motivate highly qualified individuals for leadership positions within the Company.

We have historically used RSUs, based on achievement of goals set the previous year, and with a three year vesting period, to retain and motivate our crewmembers, including our named executive officers. In 2013, we determined that, as a matter of good corporate governance, looking at the competitive landscape and to continue to motivate our senior most leaders, we needed to add a performance-based compensatory element. Accordingly, we adopted a long-term incentive plan with performance PSUs as the relevant vehicle. In 2014, approximately 20% of the officers’ total award opportunity is in the form of PSUs that are earned (or forfeited) based on the Company’s goal achievement. We believe this program more closely aligns the interests of our officers and stockholders. With this restructuring, we transitioned from a program that provided for large periodic equity awards to a steady and sustainable program of more consistent annual award opportunities.

Restricted Stock Units (RSUs)

We grant equity in the form of RSUs in connection with our annual performance review, and upon hire or promotion. Our equity grants are made following the Compensation Committee meeting during the first quarter of each year. We do not time our equity grants to coincide with the disclosure of non-public material information.

To avoid a situation where the same set of metrics triggered both bonus and equity payouts or paid out neither, we award RSUs that vest over three years to our named executive officers based on the individual’s achievement of individual performance goals. The executive’s degree of achievement of his individual goals, and a subjective assessment of the degree of difficulty of those goals, are reflected in the equity grants paid in 2015 based on 2014 performance as shown in the supplemental compensation table. The Committee believed that this would introduce variation in pay among the senior executive team and continue the process of moving them out of lockstep which the Compensation Committee no longer believes to be appropriate.

Our RSU equity ranges for 2014 performance are as follows (reported as fair market value on the date of the restricted stock unit grant):

	RSU EQUITY RANGES, 2014
	CEO	President	COO	CFO	GC
Threshold	$625,000	$325,000	$275,000	$200,000	$175,000
Target	$1,250,000	$650,000	$550,000	$400,000	$350,000
Maximum	$2,500,000	$1,300,000	$1,100,000	$800,000	$700,000

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These ranges were selected based on peer compensation data and in light of the Company’s internal pay equity considerations and its financial performance.

Our named executive officers are evaluated annually on their achievement of individual goals, tailored to that executive’s responsibilities and the workgroups he supervises. Our CEO’s goals include developing leadership and team performance and engagement, building a structure to achieve financial goals, achieving a mix of commercial objectives and fostering a process oriented project across departments. Our President’s goals were a mix of commercial and operational objectives.

Mr. Hnat and Mr. Powers had goals relating to our culture, supporting aspects of the Company’s overall plan and relating specifically to the departments which they lead.

Mr. Barger reviewed Mr. Hayes’ performance. Mr. Hayes reviewed the performance of the remaining named executive officers, as well as other members of his team. Each of Mr. Hayes and Mr. Barger, in performing his respective reviews, also used his judgment in evaluating the degree of difficulty of achieving these individual goals. Each of the named executive officers met or exceeded his targets, resulting in the equity awards shown in the applicable tables.

The Compensation Committee, in consultation with the Board of Directors, reviewed Mr. Barger’s performance and leadership in 2014 in light of the Company’s overall performance. However, in light of Mr. Barger’s impending departure from JetBlue on February 15, 2015 (and given the retention purpose of restricted stock unit grants), the Committee did not award Mr. Barger a restricted stock unit grant in 2015 for his performance in 2014.

Based on the Committee’s, and, in connection with Mr. Barger, the Board of Director’s, assessment of each named executive officer’s individual performance in 2014, the following RSU awards were made on February 13, 2015:

Name	2014 Equity Award (FMV $)
Dave Barger	*
Robin Hayes	1,300,000
Mark Powers	400,000
Jim Hnat	350,000

* As noted, in light of Mr. Barger’s retirement from JetBlue, he did not receive a 2014 equity award.

We believe this approach was consistent with our pay for performance philosophy whereby we link our corporate results and individual goal achievement to each named executive officer’s compensation. These RSUs vest in three equal annual installments on the first, second and third anniversaries of the grant date and are forfeitable if the officer were to leave the Company before the awards are fully vested.

Performance Stock Units (PSUs)

As noted above, in 2013, the Compensation Committee adopted a long-term performance incentive program. For 2014, the Company’s long-term incentive metrics included one relative goal (relative to industry ex-fuel CASM) and one absolute goal (ROIC), each weighted at 50%. We believe our CASM and ROIC goals are consistent with maintaining our cost structure relative to the industry and our focus on efficient use of capital. The number of PSUs awarded at the end of the three-year performance period will vary based on the actual performance. The value earned will be delivered in common stock following the completion of a three-year performance period subject to our performance against the pre-established corporate goals. Payouts in respect of the 2014 PSU awards may range from 0 to 150% of the target award based on the Company’s performance measured against industry relative ex-fuel CASM and ROIC.

	PSU Equity Ranges at Grant Date
	CEO	President	CFO	GC
Below Threshold	0	0	0	0
Threshold	$200,000	$225,000	$150,000	$50,000
Target	$400,000	$450,000	$300,000	$100,000
Maximum	$600,000	$675,000	$450,000	$150,000

The Performance Stock Units are another way in which the Committee has introduced variability into the named executive officer compensation. Actual amounts of awards granted in April 2014 are disclosed in the “Summary Compensation Table” and “Grants of Plan-Based Awards” table.

The Company wanted to use more than one target, while keeping the number of variables limited. We feel that having one “absolute” and one “relative” target, each weighted at 50%, provides simplicity and balance. Our 2014 targets, ROIC and relative ex-fuel CASM, are key metrics we use to manage our business and are shared with investors. We feel that these targets align management’s and stockholders’ interests, of improving stockholder value over time.

For 2014, as in 2013, we had publicly committed to ROIC improvement of one point per year on average. However, because our long-term performance-based incentive plan covers three year forward looking performance periods, we modified our internal goals. We believe our commitment to continued ROIC growth aligns with management’s and stockholders’ interests, of improving shareholder value over the long term. We do not disclose a specific ROIC target due to the highly volatile nature of our business. Moreover, the components of ROIC include highly sensitive data, such as projected net income, and we believe that such disclosure would result in serious competitive harm. We believe that the targets were designed to be challenging but attainable if we had what we considered to be a successful year. We believe using a 3-year average provides a more accurate and meaningful depiction of our performance over the applicable time period as opposed to a point in time measure. For 2015, and going forward, we have incorporated “confidence factors” into our goal setting. This means that we will aim to set target goals that we have about 50% confidence in achieving. We expect that using such confidence factors will help us set and achieve better goals and avoid the negative incentive effects from continued failure of goal achievement, despite otherwise positive performance.

For our relative ex-fuel, ex-profit sharing CASM target, we are trying to maintain competitive cost positioning. We have not disclosed the relative ex-fuel CASM target because it is competitively sensitive as a forward looking metric. Given that our business strategy depends, in part, on growth that is profitable only when we maintain our cost advantage relative to our network carrier competitors, disclosing that figure on a prospective basis, would subject us to significant competitive harm. This metric is difficult to achieve, We operate in a highly volatile industry and as such can experience unanticipated spikes in operating costs. Our industry is very sensitive to global economic forces over which we often have no control. Further, our domestic competitors have all lowered their costs through bankruptcy or merger activity. We believe our ability to grow is dependent on our maintaining a competitive cost structure. Maintaining management focus, through our LTI program, is important to this goal.

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The number of shares of PSUs is determined based on the closing price of the Company’s common stock on the grant date. The 2014-2016 PSUs were awarded on April 8, 2014, when the closing price of our common stock was $8.75. Accordingly, if the 2014-2016 PSUs were to pay out at target performance, in 2017, Mr. Barger would receive approximately 12,367 shares of common stock (award prorated through his departure from the Company as he was then retirement eligible), Mr. Powers would receive 34,285 shares, Mr. Hayes would receive 51,428 shares and Mr. Hnat would receive 11,428 shares. Mr. Maruster did not receive a 2014 PSU award. See “ – Grants of Plan Based Awards” table.

All Other Compensation

Perquisites and Other Personal Benefits

We offer a limited amount of perquisites and other personal benefits to our named executive officers. The Compensation Committee believes that these perquisites are reasonable and consistent with prevailing market practice and the Company’s overall compensation program. Perquisites are not a material part of our compensation program. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our named executive officers. See “— Summary Compensation Table — All Other Compensation.”

Post-Employment Benefits

To promote retention and recruiting, we also offer limited arrangements that provide certain post-employment benefits in order to alleviate concerns that may arise in the event of a crewmember’s separation from service with us and enable crewmembers to focus on Company duties while employed by us.

•	Severance Benefits. In the event of a change in control, post-employment severance benefits for our named executive officers are provided through our Executive Change in Control Severance Plan (the “Executive Plan”) and Amended and Restated 2002 Stock Incentive Plan or 2011 Incentive Compensation Plan, as applicable. Our Executive Plan is intended to ensure stability within the Company during a period of uncertainty resulting from the possibility of a change in control of the Company by providing incentives for certain designated crewmembers, including our named executive officers, to remain in our employ. See “—Agreements Governing Termination,” “—Agreements Governing a Change in Control,” “—Potential Payments Upon Termination or Change in Control” below. Otherwise, severance benefits are provided to departing executives on a case-by-case basis.

•	Retirement Benefits. Our executive officers may participate in our 401(k) defined contribution retirement plan provided to substantially all other U.S. crewmembers and do not receive special retirement plans or benefits. For our executive officers as well as all other participating crewmembers, we match employee contributions under this plan 100% up to 5% of eligible earnings, subject to all applicable regulatory limits, and the match vests over five years. Our award agreements under the Incentive Compensation Plan were amended in 2014 to include retirement provisions for retirement eligible crewmembers, which provide for either accelerated or continued vesting of RSUs and PSUs.

Tax Impacts

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1,000,000 paid per year to each of our Chief Executive Officer and our three most highly paid other executive officers (other than our Chief Financial Officer). Qualifying “performance-based compensation” is not subject to this deduction limitation if certain requirements are met. With regard to equity incentive plan compensation awards made in 2014, we intend to generally structure our compensation programs such that amounts payable under these programs are not subject to the deduction limitations of Section 162(m). However, the Committee reserves the right to design programs that are intended to accomplish a full range of compensation objectives important to our success, even where the compensation paid under such programs may not be exempt from the deduction limitations of Section 162(m). For 2014, due to the Company’s net operating loss carryforwards, the limitation on our compensation deduction resulted in no significant income tax obligation.

Other provisions of the Code can also affect compensation decisions. Under Sections 280G and 4999 of the Code, a 20% excise tax is imposed upon certain individuals who receive payments upon a change in control if the payments received by them equal or exceed an amount approximating three times their average annual compensation. The excise tax is imposed on all such payments exceeding one time an individual’s average annual compensation. A company will also lose its tax deduction for such “excess parachute payments”. As discussed under “Payments upon a Change in Control-Executive Change in Control Plan,” below, the Executive Plan provides for tax “gross-up” payments to our named executive officers to cover the cost of this excise tax.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section with our management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014.

The Compensation Committee of JetBlue:

Virginia Gambale

Stephan Gemkow

Ann Rhoades (Chair)

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SUMMARY COMPENSATION TABLE

The following table provides certain information concerning the compensation for services rendered to us during the years ended December 31, 2014, 2013 and 2012 by our named executive officers:

					Non-Equity
				Stock	Incentive Plan	All Other
	Year	Salary	Bonus	Awards	Compensation	Compensation	Total
Name and Principal Position(a)	(b)	($)(c)	($)(d)(1)	($)(e)(2)	($)(g)(3)	($)(i)(4)	($)(j)
David Barger	2014	600,000		2,024,991	441,000	18,638	3,084,629
Chief Executive Officer	2013	600,000	67,550	2,024,996	347,850	15,588	3,055,984
	2012	600,000		1,562,499	276,300	14,073	2,452,872
Mark Powers	2014	423,000	100,000	824,993	311,640	15,871	1,675,504
Executive Vice President and	2013	411,000	37,114	637,495	191,086	15,526	1,292,221
Chief Financial Officer	2012	400,000	50,000	537,490	184,200	17,814	1,189,505
Robin Hayes	2014	490,000		1,012,489	360,150	14,259	1,876,898
President(5)	2013	445,833	40,590	912,493	208,710	13,435	1,621,062
	2012	400,000		762,497	184,200	13,130	1,359,827
James Hnat	2014	423,000		537,494	201,880	13,821	1,176,196
Executive Vice President and	2013	411,000	30,962	449,997	159,238	8,348	1,059,545
General Counsel	2012	400,000		349,994	184,200	1,920	936,114
Robert Maruster	2014	196,913		449,992	90,313	941,180	1,678,397
Fmr Executive Vice President and	2013	445,833	40,590	824,994	208,710	14,390	1,534,516
Chief Operating Officer(6)	2012	400,000		587,494	184,200	13,438	1,185,132

(1)	Compensation reported under this column consists of signing bonuses and spot bonuses. Annual performance-based bonuses are reported above under the “Non-Equity Incentive Plan Compensation” column. Amounts reported for fiscal year 2014 represent discretionary adjustments of the non-equity incentive plan payouts for each named executive officer in excess of the target. See “Compensation Discussion and Analysis — Summary of Fiscal Year 2014 Executive Compensation Decisions — Annual Incentive and Equity Compensation” and “— Bonuses” above.
(2)	Represents (i) the grant date fair value of the RSUs based on JetBlue’s stock price on the grant date and (ii) the grant date fair value of the PSUs subject to performance conditions represented at target level, in each case computed in accordance with FASB ASC Topic 718. With respect to the PSUs, assuming the maximum performance levels were probable on the grant date, the grant date fair values for each of our named executive officers PSUs awarded in 2014 would be as follows: Mr. Barger-$599,995, Mr. Powers-$499,991, Mr. Hayes-$674,993, and Mr. Hnat-$149,993. Please refer to Note 7 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, for further discussion related to the assumptions used in our valuation as well as the disclosure of the accounting expense recognized. For information on the valuation assumptions with respect to grants made prior to 2014, please refer to the notes to our financial statements in our applicable Annual Report on Form 10-K. See the “Grants of Plan-Based Awards” table below for further information on RSUs and PSUs granted in 2014. Upon Mr. Maruster’s separation from JetBlue, 64,516 shares were forfeited, of which 35,252 were from the 2014 grants. See “Potential Payments upon Termination.”
(3)	Represents incentive bonus earned in 2014, 2013 and 2012, based upon each named executive officer’s achievement of certain specified annual performance targets. The amounts earned in 2014 were paid on February 20, 2015, the amounts earned in 2013 were paid on February 20, 2014 and the amounts earned in 2012 were paid on February 20, 2013. See “Compensation Discussion and Analysis—Summary of Fiscal Year 2014 Executive Compensation Decisions - Annual Incentive” above.
(4)	Represents Company 401(k) matching contributions under the JetBlue Airways Corporation Retirement Plan in which all of our employees are eligible to participate, as well as life insurance premiums, positive space flights and LIFT awards (with related tax liability). The LIFT award is a Company-wide recognition plan by which crewmembers recognize and reward other crewmembers. LIFT awards range from $0 to $200 and JetBlue pays the taxes for the awards for any crewmember so recognized. The 401(k) matching contribution for each of Mr. Barger, Mr. Powers, Mr. Hayes and Mr. Maruster was $13,000, and for Mr. Hnat, $7,500. Mr. Maruster was paid a severance payment upon separation of his employment in the amount of $928,000.
(5)	As previously announced by the Company, the Board of Directors appointed Robin Hayes as President, effective January 1, 2014.
(6)	Mr. Maruster left JetBlue effective June 3, 2014.

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GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information, as of December 31, 2014, concerning individual grants of equity and non-equity plan-based awards made to the named executive officers during the fiscal year ended December 31, 2014.

		Estimated Future Payouts Under			Estimated Future Payouts Under			All Other
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Stock Awards:	Grant Date
								Number of	Fair Value
								Shares of	of Stock
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units	and Option
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	Awards ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
David Barger	2/13/2014							190,951	1,624,993
	4/8/2014				22,857	45,714	68,571		399,998
		225,000	450,000	900,000
Mark Powers	2/13/2014							61,692	524,999
	4/8/2014				17,143	34,285	51,428		299,994
		159,000	318,000	636,000
Robin Hayes	2/13/2014							66,098	562,494
	4/8/2014				25,714	51,428	77,142		449,995
		183,750	367,500	735,000
James Hnat	2/13/2014							51,410	437,499
	4/8/2014				5,714	11,428	17,142		99,995
		106,000	212,000	424,000
Robert Maruster(5)	2/13/2014							52,878	449,992
	4/8/2014				-	-	-		-
		174,000	348,000	696,000
(1)	The Threshold column reflects the minimum annual bonus award that would have been granted had we achieved minimum performance targets for 2014. The Target column reflects the award granted if we were to achieve all of our 2014 performance targets. See “Compensation Discussion and Analysis — Annual Incentive Bonuses” above. The Maximum column reflects awards that would have been payable for our 2014 performance had we exceeded all of our performance targets for the year. The payouts are based on performance goals established at the beginning of the year and are therefore completely at risk. The performance goals for determining the payout are described in “Compensation Discussion and Analysis — Annual Incentive Bonuses” above. Actual payouts are reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensating Table.”

(2)	Represents PSUs granted under our 2011 Incentive Compensation Plan. The Threshold column reflects the minimum equity award units based on achieving the minimum level of performance in each of the performance metrics described in the relevant PSU Award agreement at December 31, 2014. The Target column reflects the target equity award units if we were to achieve target level performance. The Maximum column reflects the maximum award units if we were to achieve the maximum level of each of the performance metrics as described further in footnote (4).

(3)	Represents RSUs granted under our 2011 Incentive Compensation Plan. Subject to the named executive officers’ continued employment, these equity awards vest in a series of three equal annual installments commencing on the first anniversary of the grant date, subject to immediate vesting upon certain change in control events. Mr. Barger is Retirement Eligible as he has reached age 55 and completed 10 years of service. As such, his 2014 RSU award is subject to the retirement provisions as outlined in his RSU award agreement, which will continue to vest upon his departure from the Company. Upon his departure from JetBlue, 17,626 restricted stock units held by Mr. Maruster will continue to vest; the remaining 35,252 RSUs were forfeited and cancelled.

(4)	Represents total grant date fair value of RSUs and PSUs as determined in accordance with FASB ASC Topic 718. Please refer to Note 7 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014 for further discussion related to the assumptions used in our valuations of RSUs and PSUs.

(5)	Mr. Maruster was paid $90,313 as a pro-rated annual incentive bonus upon his departure from JetBlue in June 2014.

Summary of Employment Agreement with Mr. Barger

On February 11, 2008, we entered into an employment agreement with David Barger, our Chief Executive Officer, which was amended in 2009, 2010 and 2013. As amended, the agreement had a term through February 11, 2015 and provides for an annual salary, effective as of February 1, 2009, of $600,000. The agreement provides that Mr. Barger is eligible to receive an annual incentive bonus at a target of 50% and a maximum of 100% of his base salary; a restricted stock unit award with a minimum target at a fair market value of $250,000, with a then minimum award of $0 and a maximum award of $500,000 (the maximum award is aimed at 2 times his salary, adjusted over time), depending on his performance against targets as set and reviewed by the Compensation Committee; as well as participation in the Company’s benefit plans available to executive officers. (Mr. Barger received a supplemental grant of restricted stock units with a grant date fair value of $250,000 when his employment agreement was amended.) The agreement was terminable by Mr. Barger or by the Company, in each case as more fully described below under “Potential Payments upon Termination or Change In Control.” See “—Agreements Governing Termination.”

None of Mr. Powers, Mr. Hnat or Mr. Maruster have employment agreements with the Company. The Company and Mr. Hayes entered into an employment agreement in February 2015, upon his becoming JetBlue’s Chief Executive Officer.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning all outstanding equity awards for each named executive officer at December 31, 2014.

		Option Awards				Stock Awards
								Equity	Equity incentive
								incentive plan	plan awards:
						Number		awards:	market or
						of Shares		number of	payout value
		Number of	Number of			or Units of	Market Value	unearned	of unearned
		Securities	Securities			Stock	of Shares or	shares, units	shares, units
		Underlying	Underlying	Options		That	Units of Stock	or other rights	or other rights
		Unexercised	Unexercised	Exercise	Option	Have Not	That Have Not	that have not	that have not
		Options	Options	Price	Expiration	Vested	Vested	vested	vested
Name	Grant Date	Exercisable	Unexercisable	($)	Date	(#)	($)	(#)	($)
(a)		(b)(1)	(c)	(e)	(f)	(g)	(h)(2)	(i)(3)	(j)(2)
David	5/18/2005	27,000	-	14.753	5/18/2015	-	-	-	-
Barger	5/18/2006	18,000	-	10.615	5/18/2016	-	-	-	-
	2/14/2012	-	-	-	-	88,880	1,409,637	-	-
	2/13/2013	-	-	-	-	181,160	2,873,198	-	-
	4/8/2013	-	-	-	-	-	-	59,612	945,446
	2/13/2014	-	-	-	-	181,307	2,875,529	-	-
	4/8/2014	-	-	-	-	-	-	45,714	362,512
Mark	8/16/2006	9,000	-	10.365	8/16/2016	-	-	-	-
Powers	8/15/2007	9,000	-	9.025	8/15/2017	-	-	-	-
	11/14/2007	13,500	-	7.790	11/14/2017	-	-	-	-
	2/14/2012	-	-	-	-	19,909	315,757	-	-
	6/14/2012	-	-	-	-	12,231	193,984	-	-
	2/13/2013	-	-	-	-	48,774	773,556	-	-
	4/8/2013	-	-	-	-	-	-	29,806	472,723
	2/13/2014	-	-	-	-	61,692	978,435	-	-
	4/8/2014	-	-	-	-	-	-	34,285	271,880
Robin	2/14/2012	-	-	-	-	43,374	687,912	-	-
Hayes	2/13/2013	-	-	-	-	68,283	1,082,968	-	-
	4/8/2013	-	-	-	-	-	-	44,709	709,085
	2/13/2014	-	-	-	-	66,098	1,048,314	-	-
	4/8/2014	-	-	-	-	-	-	51,428	407,824
James	5/18/2005	9,000	-	14.753	5/18/2015	-	-	-	-
Hnat	5/16/2007	27,000	-	10.680	5/16/2017	-	-	-	-
	2/14/2012	-	-	-	-	19,909	315,757	-	-
	2/13/2013	-	-	-	-	39,019	618,841	-	-
	4/8/2013	-	-	-	-	-	-	14,903	236,362
	2/13/2014	-	-	-	-	51,410	815,363	-	-
	4/8/2014	-	-	-	-	-	-	11,428	90,624
Robert
Maruster	2/13/2013	-	-	-	-	17,626	279,548	-	-
(1)	Please refer to the table below for the applicable vesting schedules of outstanding option, RSU awards and PSU awards.

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Grant Date	Expiration Date	Vesting Schedule
5/18/2005	5/18/2015	One-third in three equal annual installments, beginning on May 18, 2006
5/18/2006	5/18/2016	One-third in three equal annual installments beginning on May 18, 2007
8/16/2006	8/16/2016	One-third in three equal annual installments beginning on August 16, 2007
5/16/2007	5/16/2017	One-third in three equal annual installments beginning on May 16, 2008
8/15/2007	8/15/2017	One-third in three equal annual installments beginning on August 15, 2008
11/14/2007	11/14/2017	One-third in three equal annual installments beginning on November 14, 2008
2/14/2012	-	One-third in three equal annual installments beginning on February 14, 2013
6/14/2012	-	One-third in three equal annual installments beginning on June 14, 2013
2/13/2013	-	One-third in three equal annual installments beginning on February 13, 2014
Three-year cliff vesting beginning on April 8, 2013 and subject to meeting certain performance goals for
4/8/2013	-	fiscal years 2013, 2014 and 2015
2/13/2014	-	One-third in three equal annual installments beginning on February 13, 2015
4/8/2014	-	Three-year cliff vesting beginning on April 8, 2013 and subject to meeting certain performance goals for fiscal years 2014, 2015 and 2016

(2)	The amount listed in this column represents the product of the closing market price of the Company’s stock as of December 31, 2014 ($15.86) multiplied by the number of shares of stock subject to the award.

(3)	The number of shares reported for 2013 PSU awards under our Equity Incentive Plan (and the payout value) is based on achieving a target performance measure. At fiscal year end 2014, our measurement of both metrics for the 2013–2015 performance period had us tracking toward a “Met” target. The number of shares shown in the table is based on actual, relative ex-fuel CASM and ROIC performance assuming truncated performance measurement period of January 1, 2013 through December 31, 2014 and represents the target award level. The actual number of shares earned (if any) will be based on achievement of performance metrics (ROIC and relative ex-fuel CASM) at the end of the applicable performance period. PSUs vest on December 31, 2015 and are payable in common stock, in a range of 0% to 150%. The number of shares reported for the 2014 PSU awards under our Equity Incentive Plan (and the payout value) is based on achieving a target performance measure. At fiscal year end 2014, our measurement of both metrics for the 2014–2016 performance period had us tracking toward a “Met” target. The actual number of shares earned (if any) will be based on achievement of performance metrics (ROIC and relative ex-fuel CASM) at the end of the applicable performance period. PSUs vest on December 31, 2016 and are payable in common stock, in a range of 0% to 150%.

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OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning vesting of option awards and restricted stock unit awards during 2014 for each named executive officer:

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
David Barger			230,562	2,008,909
Mark Powers			70,346	620,694
Robin Hayes			96,862	826,177
Jim Hnat	13,500	34,117	58,766	501,276
Robert Maruster	27,000	31,577	144,713	1,365,979

Potential Payments upon Termination or Change In Control

Each of our named executive officers may receive various payments if his employment is terminated, depending on the grounds for the termination. Employment may be terminated in various ways, including the following:

•	Voluntary termination of employment by the named executive officer (with or without “good reason”);

•	Termination of employment by the Company (with or without “cause”);

•	Termination in the event of the disability or death of the named executive officer; and

•	Termination following a change in control of the Company.

In the table on page 46, we provide estimates of the payments that our named executive officers would have received had their employment been terminated as of December 31, 2014.

Potential payments made to Mr. Barger upon the termination of his employment or upon a change in control are governed by the terms of his employment agreement with the Company and the benefit plans in which he participates. The Company has a severance plan that would govern the termination of our executives (except for Mr. Maruster, who left the Company prior to the Board’s approval of the severance plan). As of December 31, 2014, none of Mr. Powers, Mr. Hayes, Mr. Hnat or Mr. Maruster had employment agreements with the Company.

Agreements Governing Termination

Payments to Mr. Barger upon Termination

We have an employment agreement, as amended, with Mr. Barger, our Chief Executive Officer until February 15, 2015. See narrative disclosure to “Summary Compensation Table” and “Grants of Plan-Based Awards Table,” at page 40. Under Mr. Barger’s employment agreement, if the Company were to terminate Mr. Barger’s employment for Cause (as defined in the employment agreement), or if Mr. Barger were to resign from the Company, Mr. Barger would only be entitled to payment of unpaid base salary through and including the date of termination or resignation and any other amounts or benefits required to be paid or provided by law or under any plan, program, policy or practice of the Company. If, prior to the expiration of the employment term on February 11, 2015, Mr. Barger’s employment were terminated by the Company without Cause, the Company would (a) continue to pay Mr. Barger his base salary (at the rate in effect on the date Mr. Barger’s employment is terminated) until the end of the one year following his termination, (b) to the extent the Company’s performance goals were achieved, pay Mr. Barger a pro rata portion of his bonus for the year in which the termination of employment occurs on the date such bonus would have been payable to Mr. Barger had he remained employed by the Company, and (c) pay Mr. Barger any other accrued compensation and benefits. If, after termination of his employment without Cause, Mr. Barger were to breach any of the confidentiality, non-competition, non-solicitation or return of proprietary materials provisions contained in the agreement, he would forfeit, as of the date of such breach, all of the payments and benefits described in this paragraph. If Mr. Barger’s employment were terminated by reason of his death or Disability (as defined below), the Company would pay to Mr. Barger (or his estate, as applicable), his base salary through and including the date of termination and any other accrued compensation and benefits. For purposes of this agreement, “Cause,” means a conviction of or a plea of nolo contendere to any felony or a crime involving moral turpitude or dishonesty; fraud or breach of Company policies that materially adversely affects JetBlue; intentional damage to JetBlue property or business; gross insubordination or incompetence; habitual neglect of his duties with JetBlue; or conduct that demonstrates gross unfitness to serve, including alcoholism or substance abuse. “Disability” means that Mr. Barger is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

Pursuant to Mr. Barger’s employment agreement, he has agreed to maintain the confidentiality of the Company’s non-public information and to not compete with the Company, directly or indirectly, without consent of the Board, for up to one year after his termination from the Company. In addition, for twelve months after the later of the date on which Mr. Barger ceases to be an employee of the Company, he has agreed not to interfere with our employee or customer relationships, solicit our employees or customers on behalf of persons competitive with the Company and must have returned all our proprietary materials.

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Payments to Other Named Executive Officers

As of December 31, 2014, we had no contractual obligations to make severance payments to any of our named executive officers other than Mr. Barger (except as provided in the severance plan described below).

Severance Plan Summary

On May 22, 2014, upon recommendation of the Compensation Committee, the Board of Directors approved and adopted the JetBlue Airways Corporation Severance Plan (the “Severance Plan”). The Severance Plan provides that upon occurrence of a Severance Event, as defined in the Severance Plan, a crewmember who meets the plan conditions for eligibility (a “Participant”) will be paid cash severance, pursuant to a formula based on job level at the Termination Date, as defined in the Severance Plan, and years of service. The Severance Plan also provides for payment of pro-rated average annual bonus, and either forfeiture, continued vesting or acceleration of various outstanding equity awards (depending on award type and conditions upon grant). Participants may receive medical and/ or dental benefits, COBRA payments, and career transition consulting services. If a crewmember is terminated for Cause, no severance benefits are payable. The Severance Plan defines “Cause” as a Participant’s (a) conviction of, or plea of no contest to, a felony or other crime involving moral turpitude or dishonesty; (b) participation in a fraud or willful act of dishonesty against the Company or a subsidiary of the Company that adversely affects the Company or any such subsidiary in a material way; (c) willful breach of the Company’s policies that affects the Company in a material way; (d) causing intentional damage to the Company’s property or business; (e) conduct that constitutes gross insubordination; or (f) habitual neglect of his or her duties with the Company or a subsidiary of the Company. The determination of whether a Termination of Employment is for Cause will be made by the Plan Administrator, as defined in the Severance Plan, in its sole and absolute discretion, and such determination shall be conclusive and binding on the affected Participant.

Arrangements Governing a Change in Control

Executive Change in Control Plan

On June 28, 2007, upon recommendation of the Compensation Committee, the Board approved and adopted the JetBlue Airways Corporation Executive Change in Control Severance Plan (the “Executive Plan”). A “change in control,” as defined in the Executive Plan, means: (i) a reorganization, merger, consolidation or other corporate transaction involving JetBlue, such that the stockholders of the Company immediately prior to such transaction do not, immediately after such transaction, own more than 50% of the combined voting power of the Company in substantially the same proportions as their ownership, immediately prior to such business combination, of the voting securities of the Company; or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets, or the consummation of a plan of complete liquidation or dissolution of the Company. The Executive Plan provides severance and welfare benefits to eligible employees who are involuntarily terminated from employment without cause or when they resign during the two-year period following a change in control for “Good Reason” (a “Qualifying Termination Event”). “Good Reason” means the termination of employment by an eligible employee because of any of the following events: (1) a 10% reduction by the Company (other than in connection with a Company-wide, across-the-board reduction), in (x) his or her annual base pay or bonus opportunity as in effect immediately prior to the change in control date or (y) his or her bonus opportunity or 12 times his or her average monthly salary, or as same may be increased from time to time thereafter; (2) a material reduction in the duties or responsibilities of the eligible employee from those in effect prior to the change in control; or (3) the Company requiring the eligible employee to relocate from the office of the Company where an eligible employee is principally employed immediately prior to the change in control date to a location that is more than 50 miles from such office of the Company (except for required travel on the Company’s business to an extent substantially consistent with such eligible employee’s customary business travel obligations in the ordinary course of business prior to the change in control date). For purposes of the Executive Plan, “cause” means a conviction of or a plea of nolo contendere to any felony or a crime involving moral turpitude or dishonesty; fraud or breach of Company policies which materially adversely affects the Company; intentional damage to the Company’s property or business; habitual conduct that constitutes gross insubordination; or habitual neglect of his or her duties with the Company.

A named executive officer who incurs a Qualifying Termination Event will be entitled to receive two years of salary and two times his or her target bonus for the year in which termination occurs. In addition, each employee covered by the Executive Plan will be entitled to: (i) payment of his or her accrued but unused paid time off as of the date of termination; (ii) a pro rata portion of his or her annual bonus for the year in which termination occurs; and (iii) payment for certain unreimbursed relocation expenses incurred by him or her (if any). Each employee covered by the Executive Plan who incurs a Qualifying Termination Event will also be entitled to receive reimbursement for all costs incurred in procuring health and dental care coverage for such employee and his or her eligible dependents under COBRA. Such reimbursements will be made for 18 months for our named executive officers. During the reimbursement period, if an eligible employee becomes covered under group health and dental care plans providing substantially comparable benefits to those provided to similarly situated active employees of the Company, then the Company’s COBRA reimbursement payments will be eliminated. In addition, named executive officers are eligible for flight benefits for two years following a Qualifying Termination Event.

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With respect to named executive officers, the Executive Plan also contains an excise tax gross-up provision whereby if such employees incur any excise tax by reason of his or her receipt of any payment that constitutes an excess parachute payment, as defined in Section 280G of the Code, the employee will be entitled to a gross-up payment in an amount that would place him or her in the same after-tax position he or she would have been in had no excise tax applied.

The Executive Plan may be amended or terminated by the Company at any time prior to a change in control. In addition, under the terms of the Executive Plan, the Board is required to reconsider the terms of the plan within the 90-day period immediately prior to the third anniversary of its adoption in light of then-current market practices. Such reconsideration took place in September 2010 and the Board made no changes to the Executive Plan in light of the then ongoing industry changes.

Potential payments upon a change in control under the Executive Plan are estimated in the table below captioned “Potential Payments Upon Termination.”

Payments in Connection with our Amended and Restated 2002 Stock Incentive Plan

In addition to the above, our Amended and Restated 2002 Stock Incentive Plan provides for immediate vesting of various equity grants in the event of a change in control. The phrase “change in control,” as used in the plan, means any of the following: a change in ownership or control of the Company effected through a merger, consolidation or other reorganization approved by our stockholders (unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned our outstanding voting securities immediately prior to such transaction); the sale, transfer or other disposition of all or substantially all of our assets in a liquidation or dissolution; or the acquisition, directly or indirectly by any person or group of persons unaffiliated with us, of beneficial ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made to our stockholders.

Potential payments upon a change in control under the Amended and Restated 2002 Stock Incentive Plan are provided in the table below captioned “Potential Payments Upon Termination.”

Payments in Connection with our 2011 Incentive Compensation Plan

Under the 2011 Incentive Compensation Plan, a change in control of the Company will have no effect on outstanding awards under the plan that the Board of Directors or the Compensation Committee determines will be honored or assumed or replaced with new rights by a new employer (referred to as an alternative award), so long as the alternative award (i) is based on securities that are, or within 60 days after the change in control will be, traded on an established United States securities market; (ii) provides the holder with rights and entitlements (such as vesting and timing or methods of payment) that are at least substantially equivalent to the rights, terms and conditions of the outstanding award; (iii) has an economic value that is substantially equivalent to that of the outstanding award; (iv) provides that if the holder’s employment with the new employer terminates under any circumstances, other than due to termination for cause or resignation without good reason, within 18 months following the change in control (or prior to a change in control, but following the date on which we agree in principle to enter into that change in control transaction), (1) any conditions on the holder’s rights under, or any restrictions on transfer or exercisability applicable to, the alternative award will be waived or will lapse in full, and the alternative award will become fully vested and exercisable, and (2) the alternative award may be exercised until the later of (a) the last date on which the outstanding award would otherwise have been exercisable, and (b) the earlier of the third anniversary of the change in control and expiration of the term of the outstanding award; and (v) will not subject the holder to additional taxes or interest under section 409A of the Code.

If the Board of Directors or the Compensation Committee does not make this determination with respect to any outstanding awards, then (i) the awards will fully vest and become non-forfeitable and exercisable immediately prior to the change in control; or (ii) the Board of Directors or the Compensation Committee will provide that in connection with the change in control (1) each outstanding option and SAR will be cancelled in exchange for an amount equal to the fair market value of our common stock on the change in control date, reduced by the option exercise price or grant price of the option or SAR, (2) each outstanding share of restricted stock, restricted stock unit and any other award denominated in shares will be cancelled in exchange for an amount equal to the number of shares covered by the award multiplied by the price per share offered for our common stock in the change in control transaction, or, in some cases, the highest fair market value of the common stock during the 30 trading days preceding the change in control date, (3) any outstanding award not denominated in shares, including any award the payment of which was deferred, will be cancelled in exchange for the full amount of the award; (4) the target performance goals applicable to any outstanding awards will be deemed to be fully attained, unless actual performance exceeds the target, in which case actual performance will be used, for the entire performance period then outstanding; and (5) the Board of Directors or the Compensation Committee may otherwise adjust or settle outstanding awards as it deems appropriate, consistent with the plan’s purposes.

The phrase “change in control,” as used in the plan, means, very generally, any of the following: (a) the acquisition by certain persons of voting securities representing 30% or more of our common stock or of the combined voting power of all of our voting securities, (b) certain changes in the majority of the members of our Board of Directors, (c) certain corporate transactions, such as a merger, reorganization, consolidation or sale of substantially all of our assets, that result in certain changes to the composition of our stockholders, or (d) a complete liquidation or dissolution of JetBlue.

Potential payments upon a change in control under the 2011 Incentive Compensation Plan are provided in the table below captioned “Potential Payments Upon Termination.”

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Potential Payments Upon Termination

The table below sets forth potential benefits that each named executive officer would be entitled to receive upon termination of employment under the various circumstances outlined above. Other than for Mr. Maruster who left the Company effective June 3, 2014, the amounts shown in the table are the amounts that would have been payable under existing plans and arrangements if the named executive officer’s employment had terminated on December 31, 2014. For Mr. Maruster, actual amounts paid to him in connection with his separation are described below in the narrative immediately following this table. Potential payments to each of Messrs. Hayes, Hnat, Maruster and Powers upon the termination of their employment or upon a change in control are governed by the terms of the benefit plans in which they participate, including the Executive Change in Control Plan, the 2002 Stock Incentive Plan and 2011 Incentive Compensation Plan. Messrs. Hayes, Hnat, Maruster, and Powers do not have an employment agreement with the Company. Values for stock option and restricted stock unit grants are based on our common stock closing price of $15.86 on the NASDAQ Global Select Market on December 31, 2014. The table below does not include amounts to which the named executive officers would be entitled that are already described in the other compensation tables appearing earlier in this proxy statement, including the value of equity awards that have already vested. The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s termination or a change in control and accordingly, may differ from the estimated amounts set forth in the table below.

			Potential Post-Employment Compensation
	Multiple
	of Base		Accelerated
	Salary and		Vesting	Accelerated	Accelerated		Estimated
	Target	Pro-Rata	of Stock	or Continued	or Continued	All Other	Tax Gross-
	Bonus	Annual	Options	Vesting of	Vesting of	Compensation	Up	Total
	($)(1)	Bonus(2)	($)(3)	RSUs	PSUs	($)	($)(7)	($)
David Barger
Termination by the Company without “cause”(4)	600,000	450,000		2,875,529	744,722	155,500		4,825,751
Termination by the Company without “cause” or by the Crewmember for good reason under Severance Plan(5)								-
Termination for reasons of Death or Disability(6)		450,000		2,875,529	744,722			4,070,251
Termination for reasons of Retirement(8)		450,000		2,875,529	744,722	155,500		4,225,751
Qualifying Termination after Change of Control (double trigger)(9)	2,100,000	450,000		7,158,363	1,670,470	204,413	2,178,073	13,761,319
Mark Powers
Termination by the Company without “cause” or by the Crewmember for good reason under Severance Plan(5)	848,000	206,200		1,222,663	-	214,213		2,491,077
Termination for reasons of Death or Disability(6)				286,567	416,293			702,861
Termination for reasons of Retirement(8)								-
Qualifying Termination after Change of Control (double trigger)(9)	1,484,000	318,000		2,261,731	1,016,483	223,570	1,429,381	6,733,165
Robin Hayes
Termination by the Company without “cause” or by the Crewmember for good reason under Severance Plan(5)	980,000	216,750		1,578,834	-	214,146		2,989,730
Termination for reasons of Death or Disability(6)				307,034	624,456			931,489
Termination for reasons of Retirement(8)
Qualifying Termination after Change of Control (double trigger)(9)	1,715,000	367,500		2,819,194	1,524,733	223,468	1,688,601	8,338,497
James Hnat
Termination by the Company without “cause” or by the Crewmember for good reason under Severance Plan(5)	848,000	187,200		896,965	-	201,442		2,133,607
Termination for reasons of Death or Disability(6)				238,806	186,165			424,971
Termination for reasons of Retirement(8)								-
Qualifying Termination after Change of Control (double trigger)(9)	1,272,000	212,000		1,749,961	417,610	204,413		3,855,984

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(1)	As of December 31, 2014 we had no contractual obligations to make any severance payments to our named executive officers, other than Mr. Barger under the terms of his employment agreement. Should any of the named executive officers be terminated without cause or good reason, under our Severance Plan each named executive officer is entitled to two years of salary continuation based upon their years of service with the Company. Mr. Barger’s written employment agreement exempts him from qualifying for the Severance Plan.

(2)	Represents an average annual bonus under the Severance Plan equal to the average of the last two annual bonuses, pro-rated by the number of months completed in the calendar year of termination. For the purposes of this table, termination is assumed to occur on December 31, 2015, so the numbers do not reflect pro-ration. If termination were to occur for reasons of death or disability, represents target annual bonus for the year in which termination occurs for Mr. Barger as outlined in his employment agreement, and is not pro-rated because termination is assumed for purposes of this table to occur on December 31, 2014. Under a change in control scenario, represents target annual bonus for the year in which termination occurs, which is payable under the Executive Plan and is not pro-rated because termination is assumed for purposes of this table to occur on December 31, 2014.

(3)	All outstanding stock options held by named executive officers as of December 31, 2014 were fully vested and had an exercise price more than the closing stock price on the last fiscal day of 2014. Each named executive officer would have 90 days to exercise post-termination. The value of options at December 31, 2014 were as follows: Mr. Barger $124,291, Mr. Powers $219,915, and Mr. Hnat $149,820, each of which is calculated as the difference between the strike price and the stock closing price at fiscal year-end December 31, 2014.

(4)	Assumes continued vesting on 181,307 restricted stock units and pro-rated vesting of 45,956 performance stock units at the closing stock price on the last fiscal day of 2014 for Mr. Barger as outlined in the retirement provision of the 2014 RSU award agreement and the 2013 and 2014 PSU award agreements under the 2011 Incentive Compensation Plan. Mr. Barger was retirement eligible prior to receiving these awards. All Other Compensation includes $155,500 in an assumed value of lifetime flight benefits for Mr. Barger.

(5)	Under the terms of the Severance Plan, each named executive officer would be entitled to accelerated vesting of RSUs scheduled to vest within the next 11 months following the date of termination for awards granted 2013 and prior and continued vesting of RSUs scheduled to vest within the next 11 months following the date of termination for awards granted in 2014 and after. For the purposes of this table the termination date is assumed to be 12/31/2014 which would entitle continued vesting on 20,564 RSUs and accelerated vesting on 56,527 RSUs for Mr. Powers, continued vesting on 22,033 RSUs and accelerated vesting on 77,516 RSUs for Mr. Hayes and continued vesting on 17,137 RSUs and accelerated vesting on 39,419 RSUs for Mr. Hnat at the closing stock price on the last fiscal day of 2014 under the 2011 Incentive Compensation Plan. Mr. Barger is not eligible to receive benefits under the Severance Plan due to his employment agreement. All other compensation assumes $40,000 in outplacement services and $155,500 in an assumed value of lifetime flight benefits for each of Mr. Hayes, Mr. Powers and Mr. Hnat. Also includes COBRA coverage in the amount of $5,942 for Mr. Hnat, $9,357 for Mr. Maruster, $18,646 for Mr. Hayes, and $18,713 Mr. Powers.

(6)	Assumes prorated vesting in the event of a termination due to death or disability with a termination date of December 31, 2014. At December 31, Mr. Barger would already have been paid his full annual salary; however, he would be entitled to his annual bonus related to performance year 2014. All of the named executive officers would be entitled to pro rated vesting of performance stock units in the event of termination due to death or disability (with final payout contingent upon achievement of performance metrics at the completion of the relevant three year performance period. Assumes continued vesting on 181,307 RSUs and pro-rated vesting of 46,956 PSUs for Mr. Barger, and pro-rated vesting of 18,069 RSUs and 26,248 PSUs for Mr. Powers, 19,359 RSUs and 39,373 PSUs for Mr. Hayes, 15,057 RSUs and 11,738 PSUs for Mr. Hnat at the closing stock price on the last fiscal day of 2014 under the 2011 Incentive Compensation Plan.

(7)	Under Sections 280G and 4999 of the Code, a 20% excise tax is imposed upon individuals who receive payments upon a change in control to the extent the payments received by them exceed an amount approximating three times their average annual compensation, as discussed above under “Compensation Discussion and Analysis - Tax and Accounting Impact.” As discussed above under “Potential Payments upon Termination or Change In Control - Arrangements Governing a change in Control - Executive change of Control Plan” under our Executive Plan, we provide for tax “gross-up” payments to cover the cost of this excise tax.

(8)	Under Mr. Barger’s employment agreement, had Mr. Barger’s employment been terminated for any other reason than without Cause by the Company, Mr. Barger would not have been entitled to any additional compensation other than the amount of salary he had earned prior to the date of termination. The definition of “Cause,” as used in the Barger employment agreement, means a conviction of or plea of nolo contendere to any felony or a crime involving moral turpitude or dishonesty; fraud or breach of Company policies that materially adversely affects JetBlue; intentional damage to JetBlue property or business; gross insubordination or incompetence; habitual neglect of his duties with JetBlue; or conduct that demonstrates gross unfitness to serve, including alcoholism or substance abuse.

(9)	Potential payments to each of Messrs. Hayes, Hnat, and Powers upon a qualifying termination of their employment after a change in control are governed by the terms of the benefit plans in which they participate, including the Executive Change in Control Plan and 2011 Incentive Compensation Plan. Assumes accelerated vesting on 451,347 RSUs and 105,326 PSUs for Mr. Barger, 142,606 RSUs and 64,091 PSUs for Mr. Powers, 177,755 RSUs and 96,137 PSUs for Mr. Hayes, and 110,338 RSUs and 26,331 PSUs for Mr. Hnat at the closing stock price on the last fiscal day of 2014 per the change in control provisions under the 2011 Incentive Compensation Plan. Under the Executive Plan, a named executive officer who his or her target for the year in which termination occurs, in addition, each employee covered by the Executive Plan will be entitled to a pro rata portion of his or her annual bonus for the year in which termination occurs. Each employee covered by the Executive Plan who incurs a Qualifying Termination Event will also be entitled to receive reimbursement for all costs incurred under COBRA. Such reimbursements will be made for 18 months for our named executive officers. During the reimbursement period, if an eligible employee becomes covered under group health and dental care plans providing substantially comparable benefits to those provided to similarly situated active employees of the Company, then the aforementioned COBRA reimbursement payments will be eliminated. All other compensation includes COBRA coverage in the amount of $8,913 for Mr. Barger and Mr. Hnat, $27,968 for Mr. Hayes, and $28,070 for Mr. Powers. Also, includes $75,000 in outplacement services, and $155,500 in an assumed value of lifetime flight benefits for each of the named executive officers listed above.

In 2013, JetBlue adopted a policy that affirmatively states that JetBlue Airways Corporation, going forward, will not make or promise to make to its senior executives any tax gross up payments except for those provided pursuant to a plan, policy or arrangement applicable to management employees generally, other than any tax gross up payments pursuant to existing contractual obligations or the terms of any compensation or benefit plan currently in effect. For this purpose, a “gross up” would be defined as any payment to or on behalf of a senior executive the amount of which is calculated by reference to his or her estimated tax liability.

Effective June 10, 2014, the separation and general release agreement (the “Agreement”) between JetBlue and Robert Maruster, its former Chief Operations Officer, became irrevocable, as approved by the Compensation Committee of the Board of Directors of the Company. The Agreement provides for a lump sum payment to Mr. Maruster in the aggregate amount of $928,000 and a pro-rated annual non-equity incentive bonus of $90,313, payable no later than July 31, 2014. Upon the Agreement becoming irrevocable, Mr. Maruster’s unvested 62,683 restricted stock units became subject to accelerated vesting and 17,626 are subject to continued vesting. All amounts are subject to applicable withholdings. Mr. Maruster’s remaining restricted stock units were subject to cancellation and forfeiture and his remaining stock options are governed by the terms of the applicable original grant agreement, including the applicable terms and vesting schedules. Mr. Maruster was eligible for medical and dental coverage for up to twelve months, travel privileges on our flights as provided to similarly situated individuals in accordance with Company policy, and career transition consulting services for up to twelve months. The benefits provided in the Agreement are subject to a general release which was executed by Mr. Maruster on May 30, 2014, as well as reasonable and customary covenants, including confidentiality, non-competition and an agreement to cooperate. Mr. Maruster left JetBlue effective June 3, 2014.

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Compensation and Risk

Our Compensation Committee regularly conducts risk assessments to determine the extent, if any, to which our compensation practices and programs may create incentives for excessive risk taking. Based on these reviews, we believe that for the substantial majority of our employees the incentive for risk taking is low, because their compensation consists largely of fixed cash salary and a cash bonus that has a capped payout. Furthermore, the majority of these employees do not have the authority to take action on our behalf that could expose us to significant business risks.

In 2014, as part of its assessment, the Compensation Committee reviewed the cash and equity incentive programs for senior executives and concluded that certain aspects of the programs actually reduce the likelihood of excessive risk taking. These aspects include the use of long-term equity awards to create incentives for senior executives to work for long-term growth of the Company, clawback policies, limiting the incentive to take excessive risk for short-term gains by imposing caps on annual bonuses, requiring compliance with our Code of Business Conduct and vesting the Compensation Committee with authority to exercise discretion to reduce payouts under our annual incentive bonus program.

For these reasons, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules promulgated thereunder require our executive officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish to us copies of all such filings. Based solely upon our review of the copies of such reports furnished to the Company and written representations that no other reports were required, one Form-4 for Mr. Barger was filed late due to administrative error, during the year ended December 31, 2014.

PROPOSAL 4	TO APPROVE AMENDMENTS TO OUR 2011 CREWMEMBER STOCK PURCHASE PLAN

Approval of Amendments

At the annual meeting, stockholders will be asked to approve amendments to the JetBlue Airways Corporation Crewmember Stock Purchase Plan (the “Purchase Plan”), which were adopted, subject to shareholder approval, by the Board in March 2015. The amended and restated version of the Purchase Plan provides substantially the same benefits to employees that are provided under the current Purchase Plan but would increase the number of shares of Company common stock authorized for issuance under the Purchase Plan by 15,000,000 shares.

The Purchase Plan is an important part of the Company’s benefits program. It promotes financial saving for the future by the Company’s employees, fosters good employee relations, and encourages employees to acquire shares of the Company’s common stock, thereby better aligning their interests with those of other stockholders Therefore, the Board believes it is essential to the Company’s ability to attract, retain, and motivate highly qualified employees in an extremely competitive environment both in the United States and internationally.

In recent years, the Company has grown, and as of March 27, 2015, approximately 16,700 employees are eligible to participate in the Purchase Plan. The Board is asking shareholders to approve this amended and restated version of the Purchase Plan, including the amendment to increase the number of shares of Company common stock that remain available for issuance under the Purchase Plan by 15,000,000 shares so that the number of shares that are available for issuance under the Purchase Plan in the future would be increased from 2,522,321 shares, as of March 27, 2015, to 17,522,321 shares.

Description of the Purchase Plan

The principal features of the Purchase Plan are summarized below. We encourage you to read the entire amended and restated Purchase Plan, which is attached as Appendix A to this Proxy Statement, for the full statement of its legal terms and conditions. If there is any conflict or inconsistency between this summary and the provisions of the Purchase Plan, the provisions of the Purchase Plan will govern.

Eligibility

The Purchase Plan is a broad-based plan designed to meet the requirements of Section 423 of the Internal Revenue Code by offering all of our crewmembers and the crewmembers of our participating subsidiaries the opportunity to buy shares of common stock at a 15% discount from the prevailing fair market value. Each individual who is an eligible crewmember on the start date of an offering period may enter that offering period on such start date. An eligible crewmember may participate in only one offering period at a time. With respect to each succeeding offering period, a participant shall be deemed (i) to have elected to participate in such immediately succeeding offering period, and (ii) to have authorized the same payroll deduction for such immediately succeeding

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offering period as was in effect for the participant immediately prior to the commencement of such succeeding offering period, unless (1) such participant elects otherwise prior to the start date of such succeeding offering period, (2) such participant withdraws from the Purchase Plan prior to the commencement of such succeeding offering period or (3) on the start date of such succeeding offering period, such participant is no longer an eligible crewmember.

Shares Authorized for Issuance

If approved by the stockholders, the Purchase Plan will authorize the issuance of an additional 15,000,000 shares of our common stock, which would represent approximately 4.79% of our outstanding common stock on March 27, 2015. The shares to be issued under the Purchase Plan may be authorized but unissued shares or may be reacquired shares, including shares of common stock purchased on the open market. Upon the occurrence of certain events that affect our capitalization, appropriate adjustments will be made to the number and class of securities that may be issued under the Purchase Plan in the number and class of securities and price per share under all outstanding stock purchase rights granted before the event.

Administration

The Purchase Plan generally will be administered by a committee (the “Plan Administrator”) of two or more members of the Board of Directors appointed by the Board of Directors to administer the Purchase Plan. All decisions of the Plan Administrator will be final and binding on all parties having an interest in the Purchase Plan. Subject to limitations of applicable laws or rules, the Plan Administrator may delegate its administrative responsibilities and powers under the Purchase Plan to any of our officer crewmembers or group of officer crewmembers. We currently expect that the members of the committee that will act as the Plan Administrator after the annual meeting will be: David Checketts, Virginia Gambale and Stephan Gemkow.

Purchase Price for the Shares

Under the Purchase Plan, participating crewmembers are granted rights to purchase shares of common stock at a price equal to 85% of the stock’s fair market value on the purchase date (unless such percentage is increased by the Plan Administrator prior to the commencement of the enrollment process for the applicable purchase interval). The Purchase Plan generally defines “fair market value” as of the closing price reported for our common stock on the NASDAQ Global Select Market on the date for which fair market value is being determined. On March 27, 2015, the closing price of our common stock on the NASDAQ Global Select Market was $19.28.

Payroll Deductions

An eligible crewmember may elect to participate in an offering period under the Purchase Plan by authorizing after-tax payroll deductions from gross wages on or before the start date of such offering period. Unless otherwise determined by the Plan Administrator, offering periods will commence at semi-annual intervals on the first business day of May and November each year, and have a maximum duration of six months unless otherwise determined by the Plan Administrator prior to the start of such offer period (but in no event may an offering period exceed 24 months). Crewmembers may generally authorize payroll deductions in multiples of 1%, up to a maximum of 10%, of gross wages to purchase shares under the Purchase Plan. Payroll deductions will be credited to the participant’s book account during each offering period. These accounts will not bear interest. A participant may, at any time during the offering period, reduce the rate of payroll deductions, but no more than once per purchase interval. A participant may also, prior to the commencement of any new purchase interval within the offering period, increase the rate of payroll deduction (up to the maximum 10%) for such new purchase interval. Additionally, a crewmember may withdraw from an offering period by giving notice at any time prior to 10 days before the next scheduled purchase date. Any payroll deductions collected during the purchase interval in which such a withdrawal occurs shall be held for the purchase of shares on the next purchase date, unless the participant elects at the time of such withdrawal, in accordance with any policies established by the Plan Administrator, to have such payroll deductions refunded as soon as administratively possible. A participant’s withdrawal from a particular offering period is irrevocable, and the participant may not subsequently rejoin that offering period. Additionally, the Board of Directors may at any time terminate an offering period, in which case the participants’ outstanding payroll deductions will be promptly refunded.

Purchase of Shares

On the start date of each offering period in which a participant is enrolled, the participant will be granted a separate purchase right for such offering period. The purchase right will provide the participant with the right to purchase shares under the Purchase Plan on the last business day of a purchase interval, which we refer to as the “purchase date.” Unless otherwise determined by the Plan Administrator, Purchase intervals run from the first business day in May to the last business day in October each year, and from the first business day in November each year to the last business day in April in the following year. Each purchase right will be automatically exercised on each successive purchase date within the offering period, and the purchase will be effected by applying the participant’s payroll deductions collected during the purchase interval to the purchase of the maximum number of whole shares of common stock that can be purchased with such payroll deductions. However, a participant may not purchase more than 3,375 shares on any one purchase date. Further, no crewmember may purchase more than $25,000 of common stock (using the fair market value of the common stock on the date the purchase rights are granted) under the Purchase Plan (and any other crewmember stock purchase plan of the Company or an affiliate) per calendar year. Any payroll deductions not applied to the purchase of shares on any purchase date because they are not sufficient to purchase a whole share of common stock will be refunded as soon as administratively possible. However, any payroll deductions under the Purchase Plan not applied to the purchase of common stock by reason of the limitation on the maximum number of shares purchasable per participant or in total by all participants on the purchase date or any other reason will be promptly refunded. If a participant is, by reason of the $25,000 accrual limitations, precluded from purchasing additional shares of common stock on one or more purchase dates during an offering period, then payroll deductions for such participant for the purchase interval will be promptly refunded.

Termination of Employment

Generally, if a participant’s employment terminates for any reason (including death, disability or change in status), his or her right to purchase shares of common stock during the current offering period will immediately terminate and all of his or her payroll deductions for the purchase interval in which the purchase right so terminates will be immediately refunded. However, if a participant ceases to remain in active service by reason of an approved unpaid leave of absence, then the participant will have the right, exercisable up until 10 days before the next purchase date, to withdraw all the payroll deductions collected to date on his or her behalf for that purchase interval. Should the participant not exercise this right, such funds shall be held for the purchase of shares on his or her behalf on the next scheduled purchase date. Payroll deductions shall continue with respect to any gross wages received by a participant while he or she is on an unpaid leave of absence, unless the Participant elects to withdraw from the offering period. Upon the Participant’s return to active service (x) within 3 months following the commencement of such leave or (y) prior to the expiration of any longer

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period for which such participant has reemployment rights provided by statute or contract, his or her payroll deductions under the Purchase Plan shall automatically resume at the rate in effect at the time the leave began, unless the participant withdraws from the Purchase Plan prior to his or her return. If such period of a participant’s leave of absence exceeds the applicable time period described in clauses (x) and (y) described above, then the Plan Administrator may at any time prior to the next purchase date cause such participant’s outstanding purchase rights to terminate and all of the participant’s payroll deductions for the purchase interval in which such purchase rights so terminate to be immediately refunded. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period described above must re-enroll in the Purchase Plan as a new participant.

Change in Control

If a change in control of the Company (as defined in the Purchase Plan) occurs, each outstanding purchase right will automatically be exercised immediately prior to the effective date of such change in control. The purchase price applicable for the purchase interval in which such change in control occurs will be equal to 85% of the fair market value per share of our common stock immediately prior to the effective date of such change in control. However, participants will, following the receipt of notice from us of a change in control, have the right to terminate their outstanding purchase rights prior to the effective date of such change in control. Further, the Plan Administrator may terminate any outstanding purchase rights prior the effective date of a change in control, in which case all payroll deductions for the purchase interval in which such purchase rights are terminated will be promptly refunded.

Amendment and Termination of the Purchase Plan

The Board of Directors may terminate, suspend or amend the Purchase Plan at any time, generally to become effective immediately following the close of any purchase interval. Stockholder approval is required for any amendment that would (a) increase the number of shares available for issuance under the Purchase Plan, (b) change the purchase price formula so as to reduce the purchase price payable for shares purchasable under the Purchase Plan, (c) change the eligibility requirements for participation in the Purchase Plan, or (d) otherwise require stockholder approval under any relevant law, regulation or rule. Unless sooner terminated by the Board of Directors, the Purchase Plan will terminate upon the earliest of (i) the last business day in April 2021, (ii) the date on which all shares available for issuance under the Purchase Plan has been sold pursuant to purchase rights exercised under the Purchase Plan, or (iii) the date on which all purchase rights are exercised in connection with a change in control of the Company.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide as to federal income tax consequences, under current U.S. tax law, of participation in the Purchase Plan and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our shareholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the Purchase Plan. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Tax consequences are subject to change, and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants are advised to consult their own tax advisors with respect to the tax consequences of participating in the Purchase Plan.

The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Code Section 423. Under this type of plan, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, due to the grant of the option at the beginning of an offering or at the purchase of shares at the end of an offering. A participant will, however, recognize taxable income in the year in which the shares purchased under the Purchase Plan are sold or otherwise made the subject of disposition.

A sale or other disposition of shares purchased under the Purchase Plan will be a “disqualifying disposition” if such sale or disposition occurs prior to the later of (i) two years after the date the option is granted (i.e., the commencement date of the offering period to which the option pertains) and (ii) one year from the date of the purchase of the applicable shares.

If the participant makes a disqualifying disposition of shares purchased under the Purchase Plan, the excess of the fair market value of the shares on the date of purchase over the purchase price will be treated as ordinary income to the participant at the time of such disposition, and any additional gain (or loss) on the disposition (after adding the amount treated as ordinary income to the participant’s basis in the shares) will be a capital gain (or loss) to the participant. The Company will be entitled to an income tax deduction for the amount treated as ordinary income to the participant for the taxable year of the Company in which the disposition occurs, although the income tax deduction may be limited by the deductibility of compensation paid to certain of the Company’s officers under Code Section 162(m). In no other instance will the Company be allowed a deduction with respect to the participant’s disposition of the purchased shares.

If the participant sells or otherwise disposes of shares purchased under the Purchase Plan after satisfying the holding period outlined above (i.e., a qualifying disposition), then the participant will realize ordinary income in the year of disposition equal to the excess of the lesser of (i) the fair market value of the shares on the date of disposition over the purchase price for the shares or (ii) the greater of (a) the fair market value of the shares on the date the option relating to the disposed shares was first granted over the purchase price and (b) the fair market value of the shares on the day immediately prior to the consummation of the transaction over the purchase price. Any additional gain (or loss) on the disposition (after adding the amount treated as ordinary income to the participant’s basis in the shares) will be long-term capital gain (or loss) to the participant. The Company will not be entitled to an income tax deduction for any amount with respect to the issuance or exercise of the option or the sale of the underlying shares.

Specific Benefits

The benefits that will be received by or allocated to eligible employees under the Purchase Plan cannot be determined at this time because the amount of contributions set aside to purchase shares of the common stock under the Purchase Plan (subject to the limitations discussed above) is entirely within the discretion of each participant. If the proposed amended and restated version of the Purchase Plan had been in effect for the 2014 fiscal year, the Company does not expect that the number of shares purchased by participants in the Purchase Plan during that year would have been materially different than the number of shares purchased as set forth in the table below.

As of March 27, 2015, the fair market value of a share of Company common stock was $19.28.

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Aggregate Past Purchases Under the Crewmember Stock Purchase Plan

As of March 27, 2015, 20,766,939 shares of the Company’s common stock had been purchased under the Purchase Plan (and its predecessor plans) since their inception in 2001. The following number of shares have been purchased by the persons and groups identified below:

	Aggregate Number of
	Shares Purchased in	Aggregate Number of
	the Most Recent	Shares Purchased
	Completed Offering	Under the Purchase
	Period Ended	Plan in All Completed
Name	October 31, 2014	Offering Periods
Named Executive Officers
David Barger	73	13,498
Mark Powers	648	7,503
Robin Hayes	249	8,609
James Hnat	–	–
Robert Maruster	–	2,041
All executive officers (including the Named Executive Officers identified above)	2,698	33,379
All Non-Employee Directors	–	–
All other employees	992,240	5,444,300
TOTAL	994,938	5,477,679

The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal is required to approve the amendments to the 2011 Crewmember Stock Purchase Plan.

The Board of Directors recommends that Stockholders vote “FOR” the amendment of JetBlue Airways Corporation Crewmember Stock Purchase Plan for the reasons outlined above.

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PROPOSAL 5	TO APPROVE AMENDMENTS TO OUR 2011 INCENTIVE COMPENSATION PLAN AND RE-APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

Approval of Amendments

At the annual meeting, stockholders will be asked to approve amendments to the JetBlue Airways Corporation 2011 Incentive Compensation Plan (the “ICP”), which were adopted, subject to stockholders approval, by the Board in March 2015. The amended and restated version of the ICP provides substantially the same benefits to employees that are provided under the current ICP but would increase the number of shares of Company common stock authorized for issuance under the ICP by 7,500,000 shares.

The ICP is an important part of the Company’s compensation program. It provides a vehicle for the Company to issue compensatory equity awards to its employees and members of the Board of Directors, which in turn increases retention. Through PSUs, it aligns executive pay with performance. Through RSUs, it encourages employees to acquire shares of the Company’s common stock, thereby better aligning their interests with those of the other stockholders. Therefore, the Board believes it is essential to the Company’s ability to attract, retain, and motivate highly qualified employees in an extremely competitive environment both in the United States and internationally.

In recent years, the Company has grown, and as of March 27, 2015, approximately 1,100 employees are eligible to participate in the ICP. Over time, as the Company has matured, it has expanded its use of equity to include pilots and FAA licensed employees (through RSUs) as well as hold until retirement deferred stock units for members of its Board of Directors. The Board is asking stockholders to approve this amended and restated version of the ICP, including the amendment to increase the number of shares of Company common stock that remain available for issuance under the ICP by 15,000,000 shares so that the number of shares that are available for issuance under the ICP in the future would be increased from 6,997,332 shares, as of March 27, 2015, to 14,497,332 shares.

Re-Approval of Performance Metrics

A vote to approve this proposal will also constitute a vote to re-approve the material terms of the performance goals under the ICP, pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), to preserve corporate income tax deductions that may become available to the Company. The Company is asking stockholders for this re-approval so that the Company may grant to executive officers whose compensation is covered by Section 162(m) performance-based compensatory awards that are intended to be exempt from the tax deduction limitations of Section 162(m).

Pursuant to Section 162(m), the Company generally may not deduct for federal income tax purposes compensation paid to such a covered employee to the extent that the covered employee receives from the Company more than $1 million in compensation in any single year. Compensation that is paid based on achievement of pre-established performance goals that are set by the Compensation Committee, where stockholder approval of the material terms of the performance goals is received at least once every five years, is exempt from the tax deduction limitations of Section 162(m). The material terms of the performance goals that the Company is seeking re-approval in this proposal include: (a) the employees eligible to receive awards under the ICP (as described under “Participation” below); (b) the business criteria on which performance goals may be based (as described under “Performance Compensation Awards” below); and (c) the limits on the maximum aggregate amounts of awards that may be made to any individual participant during a calendar year under the ICP (as described under “Performance Compensation Award” below). The material terms of the performance goals in the ICP were last approved by the stockholders in 2011.

Description of the ICP

We provide stock-based compensation to directors, employees and consultants under the ICP. As of March 27, 2015, there were 6,997,332 shares of our common stock remaining available for future grants under the ICP. As of that date, there were 3,643,394 shares subject to outstanding option awards, and 134,982 shares subject to outstanding deferred stock unit awards under the predecessor plan. As of that date, there were no restricted stock unit awards, and no shares subject to outstanding restricted unit awards under the predecessor Plan. As of the Record Date, there were no outstanding option awards under the ICP.

Our Board of Directors believes that the ICP has contributed significantly to our success by enabling us to attract and retain the services of highly qualified directors, crewmembers and consultants. Because our success is largely dependent upon the judgment, interest and special efforts of these individuals, we want to continue to provide stock-based incentive awards to recruit, motivate and retain these individuals. In 2011, the Board of Directors adopted, and our stockholders approved, the ICP.

The principal features of the ICP are summarized below. We encourage you to read the entire proposed ICP, which is attached as Appendix B to this proxy statement, for a full statement of its legal terms and conditions. If there is any conflict or inconsistency between this summary and the provisions of the ICP, the provisions of the ICP will govern.

The ICP allows the flexibility to grant or award stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards, dividend equivalents and cash-based awards to eligible individuals.

Some of the terms of the ICP that are intended to protect and promote the interests of the Company’s stockholders are:

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•	Limit on total shares available for future awards -The maximum number of new shares of common stock that would be available for awards under the ICP, is currently 6,997,332 shares. We are seeking an increase of 7,500,000 shares, to bring the current total to 14,497,332 shares, which represents approximately 4.5% percent of the Company’s outstanding shares of common stock on March 27, 2015.

•	Certain shares not available for future awards — Any shares used by a participant to pay the exercise price or required tax withholding for an award may not be available for future awards under the ICP;

•	No discounted options or stock appreciation rights — All stock options and stock appreciation rights must be granted with an exercise price or base price of not less than the fair market value of the common stock on the grant date; as a result, the ICP will prohibit discounted options or stock appreciation rights;

•	Prohibition on repricing — The ICP prohibits the repricing of stock options and stock appreciation rights (and other actions that have the effect of repricing) without stockholder approval;

•	Plan administration — The Compensation Committee, comprised solely of non-employee directors, administers the ICP;

•	Double trigger change in control provisions — Generally speaking, if outstanding awards under the ICP are assumed or substituted by an acquirer or related corporation in a change in control of the Company, those awards will not immediately vest on a “single trigger” basis, but would only accelerate if the holder is terminated without cause or quits for good reason (as those terms are defined in the ICP) within 18 months following the change in control;

•	Internal Revenue Code Section 162(m) exemption — The ICP allows for the grant of options and some other awards that meet the requirements of Section 162(m) for tax deductibility of executive compensation, and we are seeking approval from our stockholders of the performance measures that may be selected by the Compensation Committee for these awards if they choose to place performance conditions on any stock or cash-based award (other than options or stock appreciation rights, which must be granted with a fair market value option or grant price) under the ICP;

•	Restricted stock and restricted stock unit awards to crewmembers will vest over a period of at least three years — The ICP provides that restricted stock and restricted stock units awarded to crewmembers will vest over a period not shorter than three years (or, in the case of those awards that vest upon the achievement of performance goals, a minimum performance period of one year), with limited exceptions.

•	Stock Options and stock appreciation rights will vest over a minimum three year period, with limited exceptions.

•	Forfeiture provisions — The ICP has forfeiture provisions, whereby participants who engage in activity contrary to the interests of the Company or benefit from financial results that are subsequently restated under defined circumstances can be required to forfeit their awards under the ICP; and

•	Limits on transferability of awards — The ICP does not permit options or other awards to be transferred to third parties for value or other consideration unless approved by our stockholders.

Administration

The Compensation Committee has discretionary authority to operate, manage and administer the ICP in accordance with its terms. The Compensation Committee determines the non-employee directors, crewmembers, and consultants who will be granted awards under the ICP, the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards. The Compensation Committee is authorized to establish, administer and waive terms, conditions and performance goals of outstanding awards and to accelerate the vesting or exercisability of awards, in each case, subject to limitations contained in the ICP. The Compensation Committee interprets the ICP and award agreements and has authority to correct any defects, supply any omissions and reconcile any inconsistencies in the ICP and/or any award agreements. The Compensation Committee’s decisions and actions concerning the ICP will be final and conclusive. Within the limitations of the ICP and applicable law, the Compensation Committee may delegate its responsibilities under the ICP to persons selected by it, and the Board of Directors is permitted to exercise all of the Compensation Committee’s powers under the ICP.

Currently, the members of the Compensation Committee are Virginia Gambale, Stephan Gemkow and Ann Rhoades (Chair), each of whom is a non-employee director of the Company.

Shares Subject to the ICP

A total of 15,000,000 shares of our common stock were available for delivery under the ICP at its inception. If the stockholders approve the proposed changes, that number will be 14,497,332 shares available under the ICP. The total number of shares available for delivery under the ICP would be subject to adjustment for certain changes in our capital structure, as described below under “Adjustment Provisions.” The shares of common stock that may be issued under the ICP will be authorized and unissued shares, shares held in treasury by the Company, shares purchased on the open market or by private purchase or any combination of the foregoing. Shares underlying awards that are forfeited, cancelled, expire unexercised or settled for cash would be available for future awards under the ICP. Any shares used to pay the option price of an option or other purchase price of an award will not be available for future awards. If shares subject to an award are not delivered to a participant because the shares are withheld to pay the option price, purchase price or tax withholding obligations of the award, or a payment upon the exercise of a stock appreciation right is made in shares, the number of shares that are not delivered to the participant will not be available for future awards. If we acquire or combine with another company, any awards that may be granted under the ICP in substitution or exchange for outstanding stock options or other awards of that other company will not reduce the shares available for issuance under the ICP, but the shares available for any incentive stock options granted under the ICP will be limited to 15,000,000 shares of common stock, adjusted as otherwise stated above. On March 27, 2015, the closing price of our common stock on the Nasdaq Global Select Market was $19.28.

Participation

The Compensation Committee may grant awards under the ICP to (a) crewmembers and consultants and our affiliates, (b) those individuals who have accepted an offer of employment or consultancy from us or our affiliates, and (c) our non-employee directors. However, only crewmembers of the Company or its subsidiaries will be eligible to receive “incentive stock options” under the ICP.

Stock Options

A stock option is the right to purchase a specified number of shares of common stock in the future at a specified exercise price and subject to the other terms and conditions specified in the option agreement and the ICP. Stock options granted under the ICP will be either “incentive stock options,” which may be eligible for special tax treatment under the Internal Revenue Code, or options other than incentive stock options, referred to as “nonqualified stock options,” as determined by the Compensation Committee and stated in the option agreement. The number of shares covered by each option will be determined by the Compensation Committee, but no participant may be granted in any fiscal year options for more than 2,500,000 shares of common stock. The exercise price of each option

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is set by the Compensation Committee but cannot be less than 100% of the fair market value of the common stock at the time of grant (or, in the case of an incentive stock option granted to a 10% or more stockholder of the Company, 110% of that fair market value). Options granted under the ICP in substitution or exchange for options or awards of another company involved in a corporate transaction with the Company will have an exercise price that is intended to preserve the economic value of the award that is replaced. The fair market value of our common stock generally means the closing price of the common stock on the Nasdaq Stock Exchange on the option grant date. The exercise price of any stock options granted under the ICP may be paid by check, or, with the Compensation Committee’s approval, shares of our common stock already owned by the option holder, a cashless broker-assisted exercise that complies with law, withholding of shares otherwise deliverable to the option holder upon exercise of the option, or any other legal method approved or accepted by the Compensation Committee in its discretion.

Options will become exercisable and expire at the times and on the terms established by the Compensation Committee. In its discretion, the Committee may allow a participant to exercise an option that is not otherwise exercisable and receive unvested shares of restricted stock having a period of restriction analogous to the exercisability provisions of the option. In general, options have a minimum three year ratable vesting cycle. In no event may an option, whether or not an incentive stock option, be exercised later than the tenth anniversary of the grant date. However, if the exercise of an option (other than an incentive stock option) on its scheduled expiration date would violate applicable law, the option may be extended until its exercise would not violate law. Options generally terminate when the holder’s employment or service with us terminates. However, the Compensation Committee may determine in its discretion that an option may be exercised following the holder’s termination, whether or not the option is exercisable at the time of such termination. In no event may an option be exercised after the original term of the option as set forth in the award agreement, unless the participant’s exercise of an option (other than an incentive stock option) on its expiration date would violate applicable law, in which case the exercise period may be extended up to thirty days. If a participant’s employment terminates for any reason other than for cause, and the participant holds any options that were exercisable immediately before the termination, those options may be exercised at any time until the earlier of the 90th day following such termination and the expiration date of the original terms of the options. The Compensation Committee in its discretion may extend the period of time over which such options may be exercised, though not beyond the earlier of one year following such 90th day and the expiration date of the options. If a participant is terminated for cause, any options held by the participant will be forfeited.

Stock Appreciation Rights

Stock appreciation rights, or SARs, may be granted under the ICP alone or contemporaneously with stock options granted under the plan. SARs are awards that, upon their exercise, give the holder a right to receive from us an amount equal to (1) the number of shares for which the SAR is exercised, multiplied by (2) the excess of the fair market value of a share of our common stock on the exercise date over the grant price of the SAR. The grant price of a SAR cannot be less than 100% of the fair market value of our common stock on the grant date of such SAR. Payment of the amount due upon the exercise of a SAR will be made in shares having a fair market value, as of the date of the exercise, equal to such amount. SARs will become exercisable and expire at the times and on the terms established by the Compensation Committee, subject to the same maximum time limits as are applicable to options granted under the ICP. However, a SAR granted with an option will be exercisable and terminate when the related option is exercisable and terminates, and such related option will no longer be exercisable to the extent that the holder exercises the related SAR. Likewise, such a SAR will not be exercisable to the extent that the related option is exercised. In general, stock appreciation rights have a minimum three year ratable vesting cycle. The number of shares covered by each SAR will be determined by the Compensation Committee, but no participant may be granted in any fiscal year SARs covering more than 2,500,000 shares of our common stock.

Restricted Stock and Restricted Stock Units

Restricted stock awards are shares of our common stock that are awarded to a participant subject to the satisfaction of the terms and conditions established by the Compensation Committee. Restricted stock awards may be made with or without the requirement that the participant make a cash payment in exchange for, or as a condition precedent to, the completion of the award and the issuance of shares of restricted stock. Until the applicable restrictions lapse (referred to as the period of restriction), shares of restricted stock are subject to forfeiture and may not be sold, assigned, pledged or otherwise disposed of by the participant who holds those shares. Restricted stock units are denominated in units of shares of our common stock, except that no shares are actually issued to the participant on the grant date. When a restricted stock unit award vests upon expiration of the period of restriction, the participant is entitled to receive a share of our common stock. The Compensation Committee may defer the delivery of shares or payment of cash beyond expiration of the period of restriction. Vesting of restricted stock awards and restricted stock units may be based on continued employment or service and/or satisfaction of performance goals or other conditions established by the Compensation Committee. Generally, an award of restricted stock or restricted stock units may vest either (1) in full at the expiration of a period of not less than three years from the date of grant or (2) proportionally over a vesting period of not less than three years from the date of grant, except that the award may vest earlier in cases of death or disability, as the Compensation Committee shall determine, or on a change in control, as provided in the ICP. The Compensation Committee is generally not permitted otherwise to accelerate the vesting of restricted stock or restricted stock units. However, the ICP permits the Compensation Committee to make awards of restricted stock and/or restricted stock units that have vesting conditions other than those described above with respect an aggregate of no more than 1,500,000 shares during the term of the ICP, and performance-based restricted stock or restricted stock units will generally be forfeited unless performance goals specified by the Compensation Committee are met during the applicable period of restriction of at least one year. A recipient of restricted stock will have the rights of a stockholder during the period of restriction, including the right to receive any dividends, which may be subject to the same restrictions as the restricted stock, unless the Compensation Committee provides otherwise in the grant. A recipient of restricted stock units will have the rights of a stockholder only as to shares that are actually issued to the participant upon expiration of the period of restriction, and not as to shares subject to the restricted stock units that are not actually issued to the participant. The number of shares of restricted stock and/or restricted stock units granted to a participant will be determined by the Compensation Committee, subject to the annual per-participant limit on performance compensation awards described below under “Performance Compensation Awards” (if applicable). Upon termination of service, or failure to satisfy other vesting conditions, a participant’s unvested shares of restricted stock and unvested restricted stock units are forfeited unless the participant’s award agreement, or the Compensation Committee, provides otherwise.

Other Stock-Based Awards

The Compensation Committee may grant to participants other stock-based awards under the ICP, which are valued in whole or in part by reference to, or otherwise based on, shares of our common stock. The form of any other stock-based awards will be determined by the Compensation Committee,

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and may include a grant or sale of unrestricted shares of our common stock. The number of shares of our common stock related to an other stock-based award will be determined by the Compensation Committee, subject to the annual per-participant limit on performance compensation awards described below under “Performance Compensation Awards” (if applicable). Other stock-based awards will be paid in shares of our common stock. The terms and conditions, including vesting conditions, of an other stock-based award will be established by the Compensation Committee when the award is made. The Compensation Committee will determine the effect of a termination of employment or service on a participant’s other stock-based awards.

Dividend Equivalents

The Compensation Committee may provide for the payment of dividend equivalents with respect to shares of our common stock subject to an award, such as restricted stock units, that have not actually been issued under that award. Dividend equivalents may be paid on a current or deferred basis, in cash or additional shares of our common stock and subject to such limitations and restrictions as the Compensation Committee may determine. For avoidance of doubt, dividends and dividend equivalents will only be paid upon the achievement of any applicable performance targets that an award is subject to.

Cash-based Awards

The Compensation Committee may grant cash-based awards to participants under the ICP. A cash-based award entitles a participant to receive a payment in cash upon the attainment of applicable performance goals, and/or satisfaction of other terms and conditions, determined by the Compensation Committee. The aggregate amount of any cash-based award intended to be a performance compensation award will be subject to the annual per-participant limit described below under “Performance Compensation Awards.” The Compensation Committee may in its discretion waive any performance goals and/or other terms and conditions, subject to the requirements applicable to any cash-based awards that are intended to be performance compensation awards, as described below. A participant’s award agreement describes the effect of a termination of employment or service on the participant’s cash-based award.

Performance Compensation Awards

Restricted stock awards, restricted stock units, other stock-based awards and cash-based awards subject to performance conditions may, in the Compensation Committee’s discretion, be structured to qualify as performance-based compensation that is exempt from the deduction limitations of Section 162(m), as described under “Certain Federal Income Tax Consequences” below (referred to in this summary as performance compensation awards). These performance compensation awards will be conditioned on the achievement by the Company or its affiliates, divisions or operational units, or any combination of the foregoing, of objectively determinable performance goals, based on one or more of the performance measures listed below, over a specified performance period:

•	net earnings or net income (before or after interest, taxes and/or other adjustments)

•	enterprise value

•	basic or diluted earnings per share (before or after interest taxes and/or other adjustments)

•	employee retention

•	book value per share

•	attainment of strategic or operational initiatives

•	net revenue or revenue growth

•	ancillary revenue or revenue growth

•	asset growth

•	net interest margin

•	dividend yield

•	operating profit (before or after taxes)

•	market share, mergers, acquisitions or sales of assets

•	return on assets, equity, capital, revenue or similar measure

•	cost per available seat mile

•	cash flow (including operating cash flow and free cash flow)

•	revenue per available seat mile

•	share price (including growth measures and total shareholder return)

•	revenue per seat mile

•	working capital

•	percentage of flights completed on time or departing on time

•	completion factor

•	expense targets, including fuel

•	percentage of scheduled flights completed

•	margins

•	lost passenger baggage

•	operating efficiency

•	aircraft utilization

•	measures of economic value added

•	revenue per employee

•	asset quality

•	crewmember satisfaction/engagement/net promoter score

•	customer satisfaction/net promoter score

•	safety metrics

These performance measures may be used on an absolute or relative basis or may be compared to the performance of a selected group of comparison companies, a published or special index or various stock market indices.

No more than 2,000,000 shares of common stock may be earned in respect of performance compensation awards granted to any one participant for a single fiscal year during a performance period (or, in the event the award is settled in cash, other securities, other awards or other property, no more than the fair market value of that number of shares, calculated as of the last day of the performance period to which the award relates). If a performance compensation award is not denominated in shares of common stock, the maximum amount that can be paid to any one participant in any one fiscal year in respect of that award is $4,000,000.

The Compensation Committee will, within the first 90 days of the performance period, define in an objective fashion the manner of calculating the performance measures and performance goals it selects to use for the performance period. After the end of the performance period, the Compensation Committee will determine and certify in writing the extent to which the performance goals have been achieved and the amount of the performance compensation award to be paid to the participant. The Compensation Committee may, in its discretion, reduce or eliminate, but may not increase, the amount of a performance compensation award otherwise payable to a participant. The Compensation Committee may not waive the achievement of performance goals applicable to these awards (except in the case of the participant’s death, disability or a change in control of the Company). Subject to the limitations of Section 162(m), the Compensation Committee may adjust or modify the calculation of a performance goal based on and to appropriately reflect the following events: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other rules affecting the results, (iv) any reorganization or restructuring, (v) the cumulative effect of

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changes in accounting principles, (vi) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement), (vii) acquisitions, divestitures or discontinued operations, (viii) gains or losses on refinancing or extinguishment of debt, (ix) foreign exchange gains and losses, (x) a change in the Company’s fiscal year, (xi) any other specific unusual events, or objectively determinable category thereof, or (xii) any other specific nonrecurring events, or objectively determinable category thereof.

Deferrals of Awards

The Compensation Committee may, to the extent permitted by law, require or allow participants to defer receipt of all or part of any cash or shares subject to their awards on the terms of any deferred compensation plan of the Company or other terms set by the Compensation Committee.

Transferability of Awards

Options, SARs, unvested restricted stock and other awards under the ICP may not be sold or otherwise transferred except in the event of a participant’s death to his or her designated beneficiary or by will or the laws of descent and distribution, unless otherwise determined by the Compensation Committee. The Compensation Committee may permit awards other than incentive stock options and any related SARs to be transferred for no consideration. Options and other awards under the ICP may not be transferred to third parties for value or other consideration unless approved by the stockholders.

Change in Control

A change in control of the Company (as defined in the ICP) will have no effect on outstanding awards under the plan that the Board of Directors or the Compensation Committee determines will be honored or assumed or replaced with new rights by a new employer (referred to as an alternative award), so long as the alternative award:

•	is based on securities that are, or within 60 days after the change in control will be, traded on an established United States securities market;

•	provides the holder with rights and entitlements (such as vesting and timing or methods of payment) that are at least substantially equivalent to the rights, terms and conditions of the outstanding award;

•	has an economic value that is substantially equivalent to that of the outstanding award;

•	provides that if the holder’s employment with the new employer terminates under any circumstances, other than due to termination for cause or resignation without good reason, within 18 months following the change in control (or prior to a change in control, but following the date on which we agree in principle to enter into that change in control transaction), (1) any conditions on the holder’s rights under, or any restrictions on transfer or exercisability applicable to, the alternative award will be waived or will lapse in full, and the alternative award will become fully vested and exercisable, and (2) the alternative award may be exercised until the later of (a) the last date on which the outstanding award would otherwise have been exercisable, and (b) the earlier of (i) the third anniversary of the change in control and (ii) expiration of the term of the outstanding award; and

•	will not subject the holder to additional taxes or interest under section 409A of the Internal Revenue Code.

If the Board of Directors or the Compensation Committee does not make this determination with respect to any outstanding awards, then:

(1)	the awards will fully vest and become non-forfeitable and exercisable immediately prior to the change in control;

(2)	the Board of Directors or the Compensation Committee will provide that in connection with the change in control:

•	each outstanding option and SAR will be cancelled in exchange for an amount equal to the fair market value of our common stock on the change in control date, reduced by the option exercise price or grant price of the option or SAR;

•	each outstanding share of restricted stock, restricted stock unit and any other award denominated in shares will be cancelled in exchange for an amount equal to the number of shares covered by the award multiplied by the price per share offered for our common stock in the change in control transaction, or, in some cases, the highest fair market value of the common stock during the 30 trading days preceding the change in control date; and

•	any outstanding award not denominated in shares, including any award the payment of which was deferred, will be cancelled in exchange for the full amount of the award;

(3)	the target performance goals applicable to any outstanding awards will be deemed to be fully attained, unless actual performance exceeds the target, in which case actual performance will be used, for the entire performance period then outstanding; and

(4)	the Board of Directors or the Compensation Committee may otherwise adjust or settle outstanding awards as it deems appropriate, consistent with the plan’s purposes.

Any amounts described under (2) above will be paid in cash, publicly traded securities of the new employer or a combination of cash and securities as soon as reasonably practicable, but in no event later than 10 business days, following the change in control.

Adjustment Provisions

In the event of a corporate transaction or other event, such as a dividend (excluding any ordinary dividend) or other distribution, stock split or recapitalization, merger, consolidation or reorganization or a change in control, or any unusual or nonrecurring event affecting the Company or its affiliates, or any changes in applicable rules, rulings, regulations or other governmental, legal, securities exchange or financial accounting requirements, such that the Compensation Committee determines in its discretion that an adjustment is necessary or appropriate, then the Compensation Committee will make any such adjustments in such manner as it deems equitable, including any or all of the following:

•	adjusting any or all of (A) the number and kind of shares of common stock, other securities or other property that may be delivered in respect of awards under the ICP or with respect to which awards may be granted (including adjusting any or all of the limits on the maximum awards that may be granted to individual participants under the plan) and (B) the terms of any outstanding award, including (1) the number of shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding awards under the plan or to which outstanding awards relate, (2) the option price or grant price with respect to any award or (3) any applicable performance measures and performance goals);

•	providing for a substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions (including any period of restriction) on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event; and

•	cancelling any one or more outstanding awards and causing to be paid to the holders thereof, in cash, shares of common stock, other securities or other property, or any combination thereof, the value of such awards, if any, as determined by the Compensation Committee (which, if applicable, may be based upon the price per share received or to be received by other Company stockholders in such event), including, in the case of an outstanding option or stock appreciation right, a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Compensation Committee) of the shares subject

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to that option or stock appreciation right over the aggregate option price or grant price of the option or stock appreciation right (and cancellation for no consideration of any option or stock appreciation right having a per share option price or grant price equal to, or in excess of, the fair market value of a share of common stock).

In the case of any “equity restructuring” (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation— Stock Compensation (or any successor pronouncement)), the Compensation Committee will make an equitable or proportionate adjustment to awards outstanding under the ICP to reflect the equity restructuring.

Amendment and Termination

The Board of Directors may amend, alter, suspend or terminate the ICP. However, no amendment, alteration, suspension or termination of the ICP may materially impair the previously accrued rights of a participant under any previously granted award without the participant’s consent, except with respect to any amendment to comply with applicable law, tax rules, stock exchange rules or accounting rules. Additionally, no plan amendment may be made without the approval of the Company’s stockholders to the extent such approval is required by any applicable law, tax rules, stock exchange rules or accounting rules. Further, the provisions of the ICP described above under “Change in Control” may not be amended, terminated or modified on or after the date of a change in control to materially impair any participant’s outstanding award without that participant’s prior written consent.

The Compensation Committee may unilaterally amend or alter the terms of any outstanding award, but no amendment may be inconsistent with the terms of the ICP and no amendment of an award intended to qualify as a performance compensation award may cause the award not to so qualify. Additionally, no amendment or alteration of an award may materially impair the previously accrued rights of the participant to whom the award was granted without the participant’s consent, except any amendment to comply with applicable law, tax rules, stock exchange rules or accounting rules.

Except in an adjustment described above under “Adjustment Provisions” or as approved by the Company’s stockholders, during any period that the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, the ICP prohibits the Company from: (1) amending the terms of any outstanding stock option or SAR to reduce its exercise price or grant price, (2) cancelling an outstanding stock option or SAR in exchange for cash, the granting of an option or SAR at a lower exercise price or grant price or the granting of a different type of award, or (3) taking any other action as to an option or SAR that is considered a “repricing” for purposes of the stockholder approval rules of the NASDAQ Stock Exchange, or any other applicable securities exchange.

Duration of ICP

The ICP became effective as of May 26, 2011, upon approval of our stockholders and will continue in effect until all shares of our common stock available under the ICP are delivered and all restrictions on those shares have lapsed, unless the ICP is terminated earlier by the Board of Directors. No awards may be granted under the ICP on or after May 25, 2021.

Termination, Rescission, Recapture and Recoupment of Awards

The ICP authorizes the Compensation Committee to terminate a participant’s outstanding awards, rescind any exercise, payment or delivery of an award, or recapture any shares, or proceeds from the sale of shares, issued pursuant to an award if a participant does not comply with the following condition: a participant may not, in violation of any agreement between the participant and the Company, disclose to anyone outside the Company, or use for other than Company purposes, the Company’s proprietary or confidential information or material, without our permission. Furthermore, if we determine that a participant has (1) rendered services to, or otherwise engaged in or assisted, any organization or business that is or is working to become competitive with us, (2) solicited any of our non-administrative crewmembers to terminate employment with us, or (3) engaged in other activities which are materially prejudicial to or in conflict with our interests, in each case, while employed by or rendering services to the Company, we may impose a termination, rescission, and/ or recapture of all the participant’s awards, and the proceeds thereof. It is not a basis for termination, rescission or recapture for a participant, after termination of service, to purchase stock or other securities of an organization or business, however, as long as the stock or securities are listed on a recognized securities exchange or traded over-the-counter, and such investment does not represent more than a 5% equity interest in the organization or business. Within ten days of receiving notice from the Company of the breach of a condition, or other behavior as described above, the participant must deliver any shares acquired pursuant to an award, the gain realized for any shares the participant has sold, or any payment received as a result of the rescinded exercise, payment or delivery. If the participant returns shares purchased by exercising an option, or the gains realized from the sale of any such shares, we will refund the exercise price. To the extent permitted or required by applicable law, a participant may be required to reimburse us for all or any portion of any awards granted under the ICP, or termination, rescission or recapture of any awards may be required, to the extent that the granting, vesting or payment of the award was based on financial results that were later the subject of an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, and a lower granting, vesting or payment of the award would have occurred based on the restated results, provided the awards were granted, paid or vested within three years of the restatement.

Non-United States Participants

The Compensation Committee may grant awards to, and establish modifications, amendments, procedures and subplans for, eligible individuals who are non-United States nationals, reside outside the United States, are compensated from a payroll maintained outside the United States, or are subject to non-United States legal or regulatory provisions, on terms and conditions different from those otherwise specified in the ICP to foster and promote achievement of the plan’s purposes and comply with those non-United States legal or regulatory provisions.

Tax Withholding Obligations

The ICP authorizes us and our affiliates to withhold all applicable taxes from any award or payment under the ICP and to take other actions necessary or appropriate to satisfy those tax obligations. Subject to applicable law, a participant may (unless disallowed by the Compensation Committee) elect to satisfy these tax obligations by: (1) electing to have the Company withhold shares otherwise deliverable under the award or (2) tendering shares of our common stock that the participant already owns and either purchased in the open market or has held for at least 6 months, in each case based on the fair market value of those shares on a date determined by the Compensation Committee.

Certain Federal Income Tax Consequences

The following is a brief summary of certain significant United States Federal income tax consequences under the Internal Revenue Code, as in effect on the Record Date, applicable to the Company and plan participants in connection with awards under the ICP. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonqualified deferred compensation. If an award constitutes nonqualified deferred compensation and fails

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to comply with Section 409A, the award will be subject to immediate taxation and tax penalties in the year the award vests. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or non-United States tax consequences, or the effect of gift, estate or inheritance taxes. References to “the Company” in this summary of tax consequences mean JetBlue Airways Corporation, or any affiliate of JetBlue Airways Corporation that employs or receives the services of a recipient of an award under the ICP, as the case may be.

The grant of options under the ICP will not result in taxable income to the recipient of the options or an income tax deduction for the Company. However, the transfer of our common stock to an option holder upon exercise of his or her option may or may not give rise to taxable income to the option holder and a tax deduction for the Company depending upon whether such option is a nonqualified stock option or an incentive stock option.

The exercise of a nonqualified stock option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for the Company in the amount by which the fair market value of the shares of our common stock purchased, on the date of such exercise, exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the exercise date will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares.

The exercise of an incentive stock option by the option holder is exempt from income tax, although not from the alternative minimum tax, and does not result in a tax deduction for the Company if the holder has been an crewmember of the Company at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or twelve months in the case of termination of employment due to disability). If the option holder has not been so employed during that time, the holder will be taxed as described above for nonqualified stock options. If the option holder disposes of the shares purchased more than two years after the option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the option holder disposes of the shares prior to satisfying these holding periods (known as a “disqualifying disposition”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those shares. The Company would be entitled to a tax deduction equal to that amount of ordinary income reported by the option holder. Any additional gain realized by the option holder on the disqualifying disposition would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the holder.

The grant of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for the Company. Upon exercise of a SAR, the amount of any cash the participant receives (before applicable tax withholdings) and the fair market value as of the exercise date of any common stock received are taxable to the participant as ordinary income and deductible by the Company.

A participant will not recognize any taxable income upon the award of shares of restricted stock which are not transferable and are subject to a substantial risk of forfeiture. Dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Generally, the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse. However, a participant may elect to recognize taxable ordinary income upon the award date of restricted stock based on the fair market value of the shares of common stock subject to the award on the award date. If a participant makes that election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse. Assuming compliance with the applicable tax withholding and reporting requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the Company’s taxable year in which that participant recognizes that ordinary income.

The grant of restricted stock units does not result in taxable income to the recipient of a restricted stock unit or a tax deduction for the Company. The amount of cash paid (before applicable tax withholdings) or the then-current fair market value of the common stock received upon settlement of the restricted stock units is taxable to the recipient as ordinary income and deductible by the Company.

The grant of a cash-based award, other stock-based award or dividend equivalent right generally should not result in the recognition of taxable income by the recipient or a tax deduction by the Company. The payment or settlement of a cash-based award, other stock-based award or dividend equivalent right should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid (before applicable tax withholding) or the then-current fair market value of the shares of common stock received, and a corresponding tax deduction by the Company. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of restricted stock awards, described above. If another stock-based award consists of unrestricted shares of common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and the Company will be entitled to a corresponding tax deduction.

Under section 162(m) of the Internal Revenue Code, the Company may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our Chief Executive Officer or any one of our three highest paid executive officers, other than the Chief Executive Officer or Chief Financial Officer, who are employed by us on the last day of our taxable year. However, certain “performance-based compensation” the material terms of which are disclosed to and approved by our stockholders is not subject to this deduction limitation. The ICP has been structured with the intention that compensation resulting from stock options and SARs granted under the ICP will be qualified performance-based compensation and, assuming the plan is approved by the stockholders, deductible without regard to the limitations otherwise imposed by section 162(m) of the Internal Revenue Code. The ICP allows the Compensation Committee discretion to award restricted stock, restricted stock units, cash-based awards and other stock-based awards in the form of performance compensation awards that are intended to be qualified performance-based compensation, as described under “Performance Compensation Awards” above.

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Under certain circumstances, accelerated vesting, exercise or payment of awards under the ICP in connection with a “change of control” of us might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of section 280G of the Internal Revenue Code. To the extent it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

Aggregate Outstanding Grants and New Plan Benefits

As of March 27, 2015, outstanding awards under the ICP are held by, or approved to be granted to, the following named individuals and groups:

Name and Position	Deferred Stock Units (Number of Shares)	Restricted Stock Units (Number of Shares)	Performance Share Units (Number of Units)
David Barger	-	211,452	105,326
Mark Powers	-	101,513	64,091
Robin Hayes	-	155,451	96,137
James Hnat	-	74,580	26,331
Robert Maruster	-	-	-
All current executive officers as a group	-	586,982	291,885
All current directors who are not executive officers (including the Named Executive Officers identified above)	307,707	542,996	291,885
All Non-Employee Directors	307,707	-	-
All other employees	0	2,275,423	-
Total	307,707	2,862,405	291,885

As of March 27, 2015, there were eleven non-employee directors and approximately 1,100 crewmembers who would be eligible to receive awards under the ICP. No awards will be granted under the ICP unless the plan is approved by our stockholders. Because it will be within the Compensation Committee’s discretion to determine which non-employee directors and crewmembers will receive awards under the ICP and the types and amounts of those awards, it is not possible at present to specify the persons to whom awards will be granted in the future or the amounts and types of individual grants. However, it is anticipated that, among others, all of our current executive officers, including our named executive officers, will receive restricted stock unit and performance share unit awards under the ICP. See “ —Grants of Plan-Based Awards” table for a description of equity grants made to our named executive officers during the year ended December 31, 2014.

The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal is required to approve the amendments to the 2011 Incentive Compensation Plan, including the re-approval of the material terms of the ICP’s performance metrics, for purposes of complying with the requirements of the “qualified performance-based compensation” exception of Section 162(m) of the Internal Revenue Code. If the Company’s stockholders do not approve the material terms of the performance goals included in the ICP, the Company may not be able to grant performance compensation awards under the ICP other than stock options or stock appreciation rights that qualify as performance-based compensation under Code Section 162(m). If the Company’s stockholders approve the material terms of the performance goals under the ICP, then re-approval of the material terms of the performance goals under the ICP under this rule will not be required for another five years.

Equity Compensation Plan Information

The table below provides information relating to our equity compensation plans, including individual compensation arrangements, under which our common stock is authorized for issuance as of December 31, 2014, as adjusted for stock splits:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	10,510,327	$10.12	10,372,427
Equity compensation plans not approved by security holders	-	-	-
Total	10,510,327	$10.12	10,372,427

The Board of Directors recommends that Stockholders vote “FOR” the amendment of JetBlue Airways Corporation 2011 Incentive Compensation Plan and re-approval of the material performance goals for purpose of Section 162(m) of the Internal Revenue Code for the reasons outlined above.

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OTHER MATTERS

As of the date of this proxy statement, we do not know of any other matters that may be presented for consideration at the annual meeting other than the items set forth in the notice of annual meeting above. If any other matter is properly brought before the annual meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2016 Annual Meeting

Pursuant to our Bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board of Directors or by a stockholder entitled to vote at the meeting, who has delivered written notice to our Corporate Secretary at our principal executive offices (containing certain information specified in the Bylaws about the stockholder and the proposed action). To be timely, the notice must not be received earlier than January 22, 2016 (120 days prior to May 21, 2016, the one year anniversary of the annual meeting), nor later than February 22, 2016 (90 days prior to May 21, 2016). The notice must contain the information required by our Bylaws.

The foregoing Bylaw provisions do not affect a stockholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC’s proxy rules and referred to in the paragraph below. Pursuant to Rule 14a-8, stockholder proposals intended to be included in our proxy statement and voted on at our 2016 annual meeting must be received at our offices at Corporate Secretary, JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101, on or before December 11, 2015.

A copy of our Bylaws is available upon request to: Corporate Secretary, JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, NY 11101. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.

Annual Report to Stockholders

The fiscal 2014 Annual Report to Stockholders (which is not a part of our proxy soliciting materials), is being mailed with this proxy statement to those stockholders that received a copy of the proxy materials in the mail. For those stockholders that received the notice of internet availability of proxy materials, this proxy statement and our fiscal 2014 Annual Report to Stockholders are available at our website at www.jetblue.com. Additionally, and in accordance with SEC rules, you may access our proxy statement at www.proxyvote.com, a “cookie-free” website that does not identify visitors to the site. A copy of the Company’s Annual Report on Form 10-K filed with the SEC will be provided to stockholders without charge upon written request directed to our General Counsel, JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, NY 11101. The Company’s copying costs will be charged if exhibits to the 2014 Annual Report on Form 10-K are requested. The Company makes available on or through our website free of charge our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after filing.

By Order of the Board of Directors,

James G. Hnat

General Counsel
and Corporate Secretary

April 9, 2015

Long Island City, New York

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APPENDIX A

AMENDED AND RESTATED JETBLUE AIRWAYS CORPORATION
2011 CREWMEMBER STOCK PURCHASE PLAN

I.	PURPOSE OF THE PLAN

This Amended and Restated 2011 Crewmember Stock Purchase Plan is intended to promote the interests of JetBlue Airways Corporation, a Delaware corporation, by providing eligible crewmembers with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll deduction-based employee stock purchase plan designed to qualify under Section 423 of the Code.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have full discretionary authority to interpret and construe any provision of the Plan, to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423 and all such authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan. Subject to applicable laws, rules, and regulations, the Plan Administrator may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to any employee or group of employees of the Corporation or any Participating Corporation, and revoke any such delegation. Notwithstanding the foregoing, the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights, duties and responsibilities of the Plan Administrator under the Plan, including, but not limited to, establishing procedures to be followed by the Plan Administrator.

III.	STOCK SUBJECT TO PLAN

A.	The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed ~~8~~23,000,000 shares. Such shares include the initial reserve of 8,000,000 shares and an additional increase of 15,000,000 shares submitted to the stockholders for approval at the May 2015 annual meeting.

B.	In the event of any of the following transactions affecting the Common Stock: any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other similar change affecting the outstanding Common Stock, or a merger, consolidation, acquisition of property or shares, spin-off, other distribution of stock or property (including any extraordinary cash or stock dividend), or liquidation or other similar event affecting the Corporation or a subsidiary of the Corporation, then equitable adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date, and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right. The adjustments shall be made in such manner as the Plan Administrator deems appropriate in order to prevent the dilution or enlargement of benefits under the outstanding purchase rights, and such adjustments shall be final, binding and conclusive on the holders of those rights.

IV.	OFFERING PERIODS

A.	Shares of Common Stock shall be offered for purchase under the Plan through a series of ~~overlapping~~ concurrent offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B.	Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. Unless otherwise determined by the Plan Administrator, offering periods shall commence at semi-annual intervals on the first business day of May and November each year over the term of the Plan, and, accordingly, two (2) separate offering periods shall commence in each calendar year the Plan remains in existence. Unless otherwise determined by the Plan Administrator prior to the start of such offering period, each offering period shall have a maximum duration of six (6) months.

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C.	Each offering period shall consist of a series of one or more successive Purchase Intervals. Unless otherwise determined by the Plan Administrator, Purchase Intervals shall run from the first business day in May to the last business day in October each year and from the first business day in November each year to the last business day in April in the following year. Each offering period will consist of one Purchase Interval, unless the duration of that offering period exceeds six (6) months.

V.	ELIGIBILITY; ENROLLMENT

A.	Each individual who is an Eligible Crewmember on the start date of any offering period under the Plan may enter that offering period on such start date. However, an Eligible Crewmember may participate in only one offering period at a time.

B.	An Eligible Crewmember must, in order to participate in the Plan for a particular offering period, enroll online in the manner and through the website designated by the Company (including a payroll deduction authorization), and file with the Plan Administrator (or its designate) any forms prescribed by it, on or before the start date of that offering period.

C.	With respect to each succeeding offering period, a Participant shall be deemed (i) to have elected to participate in such immediately succeeding offering period, and (ii) to have authorized the same payroll deduction for such immediately succeeding offering period as was in effect for the Participant immediately prior to the commencement of such succeeding offering period, unless (1) such Participant elects otherwise prior to the start date of such succeeding offering period, in accordance with Section VI.A, (2) such Participant withdraws from the Plan prior to the commencement of such succeeding offering period in accordance with Section VII.H or (3) on the start date of such succeeding offering period, such Participant is no longer an Eligible Crewmember.

D.	Notwithstanding the provisions of Section V.C to the contrary, with respect to the first offering period that begins after the amendments to the Plan adopted by the Board and approved by the shareholders in 2013 as described in Section IX.A, any Eligible Crewmember must, in order to participate in the Plan for such offering period, enroll in accordance with Section V.B.

VI.	PAYROLL DEDUCTIONS

A.	The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i) Using the online authorization process designated for this purpose by the Company in accordance with Section V.B, the Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as administratively ~~possible~~practicable after the date of such online authorization. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

(ii) Using the online authorization process designated for this purpose by the Company in accordance with Section V.B, the Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective on the start date of the first Purchase Interval following the date of such online authorization.

B.	Payroll deductions from after-tax Cash Earnings shall begin on the first pay day administratively ~~feasible~~practicable following the start date of the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

C.	Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

D.	The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII.	PURCHASE RIGHTS

A.	Grant of Purchase Rights. A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled. The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase shares of Common Stock, at the end of each Purchase Interval within that offering period, upon the terms set forth below.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Crewmember if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B.	Exercise of the Purchase Right. Each purchase right shall be automatically exercised on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant’s

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payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C.	Tax Withholding. At the time a Participant’s purchase right is granted or exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Common Stock he or she purchases under the Plan, the Participant shall make adequate provision for the federal, state, local and non-United States tax withholding obligations, if any, of the Company and/or any other applicable Participating Corporation which arise upon grant or exercise of such purchase right or upon such disposition of shares, respectively. The Company and/or applicable Participating Corporation may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

D.	Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within a particular offering period in which he or she is enrolled shall be equal to the Applicable Percentage of the Fair Market Value per share of Common Stock on such Purchase Date. The Applicable Percentage with respect to each Purchase Interval shall be 85% unless and until such Applicable Percentage is ~~increased~~changed by the Plan Administrator, in its discretion, provided that any such ~~increase~~change in the Applicable Percentage with respect to a given Purchase Interval must be established prior to the commencement of the enrollment process for such Purchase Interval.

E.	Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 3,375 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. ~~Commencing with the November 1, 2014 offering period, the maximum number of shares of Common Stock purchasable in total by all Participants in the Plan on any one Purchase Date shall not exceed 2,500,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization.~~ However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant ~~and in total by all Participants enrolled in that particular offering period~~ on each Purchase Date which occurs during that offering period.

F.	Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be refunded as soon as administratively possible. Additionally, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date or any other reason shall be refunded as soon as administratively possible.

G.	Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

H.	Withdrawal from Offering Period. The following provisions shall govern the Participant’s withdrawal from an offering period:

(i) Using the online authorization process designated for this purpose by the Company in accordance with Section V.B, a Participant may withdraw from the offering period in which he or she is enrolled at any time prior to 10 days before the next scheduled Purchase Date, and no further payroll deductions shall be collected from the Participant with respect to that offering period. Any payroll deductions collected during the Purchase Interval in which such withdrawal occurs shall be held for the purchase of shares on the next Purchase Date, unless the Participant elects at the time of such withdrawal, in accordance with any policies established by the Plan Administrator, to have such payroll deductions refunded as soon as administratively possible.

(ii) The Participant’s withdrawal from a particular offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period at a later date. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (in accordance with Section V.B) on or before the start date of that offering period.

I.	Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

(i) Should the Participant cease to remain an Eligible Crewmember for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded.

(ii) However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until 10 days before the next Purchase Date, to withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval. Should the Participant not exercise this right, such funds shall be held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. Payroll deductions under the Plan shall continue with respect to any Cash Earnings received by a Participant while he or she is on an unpaid leave of absence, unless the Participant elects to withdraw from the offering period in accordance with Section VII.H above. Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant has reemployment rights with the Corporation provided by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. Notwithstanding the foregoing provisions of this Section VII.I(ii), if such period of a Participant’s leave of absence exceeds the applicable time period described in clauses (x) and (y) of the preceding sentence, then the Plan Administrator may at any time prior to the next Purchase Date cause such Participant’s outstanding purchase rights to terminate and all of the Participant’s payroll deductions for the Purchase Interval in which such purchase rights so terminate to be immediately refunded. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Eligible Crewmember for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (in accordance with Section V.B) on or before the start date of any subsequent offering period in which he or she wishes to participate.

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J.	Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to Applicable Percentage of the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control.

However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.~~, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.~~

The Corporation shall use its best efforts to provide at least ten (10) days’ prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

Notwithstanding the foregoing provisions of this Section VII.J to the contrary, the Plan Administrator may in its discretion determine that any outstanding purchase rights shall be terminated prior to the effective date of a Change in Control, in which case all payroll deductions for the Purchase Interval in which such purchase rights are terminated shall be promptly refunded.

K.	Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, ~~or the limit on the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date pursuant to Section VII.D,~~ the Plan Administrator shall make a pro-rata allocation of the shares available or purchasable on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

L.	Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

M.	Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.	ACCRUAL LIMITATIONS

A.	No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423)) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B.	For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i) The right to acquire Common Stock under each outstanding purchase right shall accrue in one or more installments on each successive Purchase Date during the offering period in which such right remains outstanding.

(ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C.	If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions that the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D.	In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.	EFFECTIVE TIME AND TERM OF THE PLAN

A.	Prior to amendment and restatement as set forth herein, the Plan was adopted by the Board on April 13, 2011, and became effective on May 26, 2011, which is the date on which the Plan was approved by the affirmative vote of the holders of a majority of the shares of Common Stock which were present or represented and entitled to vote and voted at the Corporation’s 2011 annual meeting (the “Effective Time”). The amendments to the Plan, as amended and restated hereby, were adopted by the Board on March 20, 2013, and became effective upon the date of such adoption, provided that the amendments to Sections VII.D (“Purchase Price”) and VII.J (“Change in Control”) of the Plan became effective upon the date on which such amendments are approved by the affirmative vote of a majority of the shares of Common Stock which are present or represented and entitled to vote and voted at a meeting, which approval occurred on May 9, 2013, within the period ending twelve (12) months before or after the date the Plan is adopted by the Board.

B.	Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in April 2021, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised

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under the Plan, ~~and~~or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

C.	From and after the Effective Time, no further grants shall be made under the JetBlue Airways Corporation Crewmember Stock Purchase Plan, as in effect immediately prior to the Effective Time (the “Prior Plan”); however, any purchase rights outstanding under the Prior Plan before the Effective Time shall continue in effect in accordance with their terms.

X.	AMENDMENT AND TERMINATION OF THE PLAN

A.	The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval.

B.	In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan, (iii) modify the eligibility requirements for participation in the Plan, or (iv) any other amendment requiring stockholder approval under any applicable law, regulation or rule.

C.	The Board may at any time terminate an offering period then in progress and provide that Participants’ then outstanding payroll deductions shall be promptly refunded.

XI.	GENERAL PROVISIONS

A.	All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B.	Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C.	The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

Schedule A

Corporations Participating in 2011 Crewmember Stock Purchase Plan As of the Effective Time

JetBlue Airways Corporation

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APPENDIX

The following definitions shall be in effect under the Plan:

A.	Board shall mean the Corporation’s Board of Directors.

B.	Cash Earnings shall mean (i) the regular base salary paid or wages to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, profit-sharing distributions or other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings, or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any non-cash items, severance or notice pay, income attributable to stock options or other stock-base compensation or contributions made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any crewmember benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings).

C.	Change in Control shall mean the occurrence of any of the following:

(i) Any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that, for purposes of this Section 2(h), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Affiliate or (iv) any acquisition by any corporation pursuant to a transaction that complies with Sections C(iii)(1), C(iii)(2) and C(iii)(3) below;

(ii) Any time at which individuals who, as of the Effective Time,[2] constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Time whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Corporation or any Affiliate, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any Affiliate (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) The consummation of a plan of complete liquidation or dissolution of the Corporation.

D.	Code shall mean the Internal Revenue Code of 1986, as amended.

E.	Common Stock shall mean the Corporation’s common stock.

F.	Corporate Affiliate shall mean (i) any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established, and, (ii) solely for purposes of the definition of Change in Control, any Person that directly or indirectly controls, is controlled by or is under common control with the Corporation. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

G.	Corporation shall mean JetBlue Airways Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of JetBlue Airways Corporation that shall by appropriate action adopt the Plan.

H.	Effective Time shall have the meaning given such term in Section IX.A. Any Corporate Affiliate that becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its Eligible Crewmember-Participants (except with respect to the definition of Change in Control).

I.	Eligible Crewmember shall mean any person who is paid remuneration for services rendered as an employee of one or more Participating Corporations.

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J.	Exchange Act shall mean the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

K.	Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions: if the Common Stock is listed on a national securities exchange, as of any given date, the closing price for the Common Stock on such date on the Stock Exchange, or if the Common Stock is not traded on the Stock Exchange on such measurement date, then on the next preceding date on which shares of Common Stock are traded, all as reported by such source as the Plan Administrator may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Plan Administrator in its good faith discretion.

L.	1933 Act shall mean the Securities Act of 1933, as amended.

M.	Participant shall mean any Eligible Crewmember of a Participating Corporation who is actively participating in the Plan.

N.	Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Crewmembers. The Participating Corporations in the Plan are listed in attached Schedule A.

O.	Plan shall mean the Corporation’s Amended and Restated 2011 Crewmember Stock Purchase Plan, as set forth in this document.

P.	Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

Q.	Purchase Date shall mean the last business day of each Purchase Interval.

R.	Purchase Interval shall mean each successive six (6)-month period within a particular offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

S.	Stock Exchange shall mean the Nasdaq Stock Exchange or such other securities exchange or inter-dealer quotation system as may at the applicable time be the principal market for the Common Stock.

Adopted by stockholders on May 9, 2013

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APPENDIX B

JETBLUE AIRWAYS CORPORATION

2011 INCENTIVE COMPENSATION PLAN

1.	Establishment; Effective Date; Purposes; and Duration

(a)	Establishment of the Plan; Effective Date. JetBlue Airways Corporation, a Delaware corporation (the “Company”), hereby establishes this incentive compensation plan to be known as the “JetBlue Airways Corporation 2011 Incentive Compensation Plan,” as set forth in this document (the “Plan”). The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Dividend Equivalents and Cash-Based Awards. The Plan shall become effective upon the date on which the Plan is approved by the affirmative vote of the holders of a majority of the Shares which are present or represented and entitled to vote and voted at a meeting (the “Effective Date”), which approval must occur within the period ending twelve (12) months before or after the date the Plan is adopted by the Board. The Plan shall remain in effect as provided in Section 1(c).

(b)	Purposes of the Plan. The purposes of the Plan are: (i) to enhance the Company’s and the Affiliates’ ability to attract highly qualified personnel; (ii) to strengthen their retention capabilities; (iii) to enhance the long-term performance and competitiveness of the Company and the Affiliates; and (iv) to align the interests of Plan participants with those of the Company’s shareholders. To accomplish such purposes, the Plan provides that the Company may grant Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Dividend Equivalents and Cash-Based Awards.

(c)	Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Section 16, until all Shares subject to it shall have been delivered, and any restrictions on such Shares have lapsed, pursuant to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after ten years from the Effective Date.

2.	Definitions

Certain terms used herein have the definitions given to them in the first instance in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:

(a)	“Affiliate” means (i) any Subsidiary; (ii) any Person that directly or indirectly controls, is controlled by or is under common control with the Company; and/or (iii) to the extent provided by the Committee, any Person in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

(b)	“Applicable Exchange” means the Nasdaq Stock Exchange or such other securities exchange or inter-dealer quotation system as may at the applicable time be the principal market for the Common Stock.

(c)	“Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Other Stock-Based Awards, Dividend Equivalents and Cash-Based Awards.

(d)	“Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(e)	“Board” or “Board of Directors” means the Board of Directors of the Company.

(f)	“Cash-Based Award” means an Award, whose value is determined by the Committee, granted to a Participant, as described in Section 11.

(g)	“Cause” means a Participant’s (i) conviction of, or plea of no contest to, a felony or other crime involving moral turpitude or dishonesty; (ii) participation in a fraud or willful act of dishonesty against the Company or an Affiliate that adversely affects the Company or such Affiliate in a material way; (iii) willful breach of the Company’s or an Affiliate’s policies that affects the Company or such Affiliate in a material way; (iv) causing intentional damage to the Company’s or an Affiliate’s property or business; (v) habitual conduct that constitutes gross insubordination; or (vi) habitual neglect of his or her duties with the Company or an Affiliate.

(h)	“Change in Control” means the occurrence of any of the following:

(i)	Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(h), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate;

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(ii)	Any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any Affiliate, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any Affiliate (each, a “Business Combination”), in each case unless, following such Business Combination, all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be; or

(iv)	The consummation of a plan of complete liquidation or dissolution of the Company.

~~(iv)~~(v)	For avoidance of doubt, Change in Control payments under this plan shall be made only where the definition of Change in Control (in this section 2(h) is met) and when there is a loss of employment or substantial change in job duties as a result of the Change in Control.

(i)	“Change in Control Price” means the price per share offered in respect of the Common Stock in conjunction with any transaction resulting in a Change in Control on a fully-diluted basis (as determined by the Board or the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of a Share on any of the 30 trading days immediately preceding the date on which a Change in Control occurs, provided that if the use of such highest Fair Market Value in respect of a particular Award would cause an additional tax to be due and payable by the Participant under Section 409A of the Code, the Board or Committee shall determine the Change in Control Price in respect of such Award in a manner that does not have such result.

(j)	“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

(k)	“Committee” means the Compensation Committee of the Board of Directors or a subcommittee thereof, or such other committee designated by the Board to administer the Plan.

(l)	“Common Stock” means common stock, par value $0.01 per share, of the Company. In the event of any adjustment pursuant to Section 4(d), the stock or security resulting from such adjustment shall be deemed to be Common Stock within the meaning of the Plan.

(m)	“Consultant” means a consultant, advisor or other independent contractor who is a natural person and performs services for the Company or an Affiliate in a capacity other than as an Employee or Director.

(n)	“Director” means any individual who is a member of the Board of Directors of the Company.

(o)	“Disaffiliation” means an Affiliate’s ceasing to be an Affiliate for any reason (including as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Affiliate) or a sale of a division of the Company or an Affiliate.

(p)	“Dividend Equivalent” means a right to receive the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to an Award but that have not been issued or delivered, awarded under Section 10.

(q)	“Effective Date” shall have the meaning ascribed to such term in Section 1(a).

(r)	“Eligible Individual” means any Employee, Non-Employee Director or Consultant, and any prospective Employee and Consultant who has accepted an offer of employment or consultancy from the Company or any Affiliate.

(s)	“Employee” means any person designated as an employee of the Company and/or an Affiliate on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company or an Affiliate as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company and/or an Affiliate without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company and/or an Affiliate during such period. For the avoidance of doubt, a Director who would otherwise be an “Employee” within the meaning of this Section 2(s) shall be considered an Employee for purposes of the Plan.

(t)	“Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

(u)	“Fair Market Value” means, if the Common Stock is listed on a national securities exchange, as of any given date, the closing price for the Common Stock on such date on the Applicable Exchange, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares are traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion.

(v)	“Fiscal Year” means the calendar year, or such other consecutive twelve-month period as the Committee may select.

(w)	“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Section 7.

(x)	“Good Reason” means the termination of employment by a Participant because of any of the following events: (i) a 10% reduction by the Company or an Affiliate (other than in connection with a Company or Affiliate-wide across the board reduction), in (x) his or her annual

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base pay or bonus opportunity as in effect immediately prior to the date of a Change in Control or (y) his or her bonus opportunity or 12 times his or her average monthly Salary, or as same may be increased from time to time thereafter; (ii) a material reduction in the duties or responsibilities of the Participant from those in effect prior to the date of a Change in Control; or (iii) the Company or an Affiliate requiring the Participant to relocate from the office of the Company or such Affiliate where the Participant is principally employed immediately prior to the date of a Change in Control to a location that is more than 50 miles from such office of the Company or such Affiliate (except for required travel on the Company’s or Affiliate’s business to an extent substantially consistent with such Participant’s customary business travel obligations in the ordinary course of business prior to the date of such Change in Control.

(y)	“Grant Date” means the later of: (a) the date on which the Committee (or its designee) by resolution, written consent or other appropriate action selects an Eligible Individual to receive a grant of an Award, determines the number of Shares or other amount to be subject to such Award and, if applicable, determines the Option Price or Grant Price of such Award, provided that as soon reasonably practical thereafter the Committee (or its designee) both notifies the Eligible Individual of the Award and enters into an Award Agreement with the Eligible Individual, or (b) the date designated as the “grant date” in an Award Agreement.

(z)	“Grant Price” means the price established as of the Grant Date of an SAR pursuant to Section 7 used to determine whether there is any payment due upon exercise of the SAR.

(aa)	“Incentive Stock Option” or “ISO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Section 6 and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.

(bb)	“Individual Agreement” means an employment, change of control, consulting or similar agreement between a Participant and the Company or an Affiliate that is in effect as of the Grant Date of an Award hereunder.

(cc)	“Insider” means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act.

(dd)	“New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

(ee)	“Non-Employee Director” means a Director who is not an Employee.

(ff)	“Nonqualified Stock Option” or “NQSO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Section 6 and which is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

(gg)	“Notice” means notice provided by a Participant to the Company in a manner prescribed by the Committee.

(hh)	“Option” or “Stock Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Section 6.

(ii)	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

(jj)	“Other Stock-Based Award” means an equity-based or equity-related Award, other than an Option, SAR, Restricted Stock, Restricted Stock Unit or Dividend Equivalent, granted in accordance with the terms and conditions set forth in Section 9.

(kk)	“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

(ll)	“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 12 of the Plan.

(mm)	“Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(nn)	“Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the relevant Performance Measures.

(oo)	“Performance Measure” means any performance criteria or measures as described in Section 12(c) on which the performance goals described in Section 12 for Performance Compensation Awards are based, and which criteria or measures are approved by the Company’s shareholders pursuant to the Plan.

(pp)	“Performance Period” means the period of time, as determined in the discretion of the Committee, during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.

(qq)	“Period of Restriction” means the period of time during which Shares of Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture and/or other restrictions, or, as applicable, the period of time within which performance is measured for purposes of determining whether such an Award has been earned, and, in the case of Restricted Stock, the transfer of Shares of Restricted Stock is limited in some way, in each case in accordance with Section 8.

(rr)	“Restricted Stock” means an Award of Shares granted to a Participant, subject to the applicable Period of Restriction, pursuant to Section 8.

(ss)	“Restricted Stock Unit” means an unfunded and unsecured promise to deliver Shares, subject to the applicable Period of Restriction, granted pursuant to Section 8.

(tt)	“Rule 16b-3” means Rule 16b-3 under the Exchange Act, or any successor rule, as the same may be amended from time to time.

(uu)	“Salary” means the higher of a Participant’s annual base salary or hourly wages on an annualized basis based on a normal basic work schedule immediately prior to (or 12 times a Participant’s average monthly salary during the six (6) month period, excluding any month(s) during which he or she worked less than a normal schedule, immediately prior to) (i) the date of such Participant’s Termination of Service, or (ii) the date of a Change in Control.

(vv)	“SEC” means the Securities and Exchange Commission.

(ww)	“Securities Act” means the Securities Act of 1933, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

(xx)	“Share” means a share of Common Stock.

(yy)	“Stock Appreciation Right” or “SAR” means an Award, granted alone (a “Freestanding SAR”) or in connection with a related Option (a “Tandem SAR”), designated as an SAR, pursuant to the terms of Section 7.

(zz)	“Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Code.

(aaa)	“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation

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to grant future options or other awards, by a company acquired by the Company and/or an Affiliate or with which the Company and/or an Affiliate combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Company or an Affiliate, including a transaction described in Code Section 424(a).

(bbb)	“Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company or any Affiliate under any circumstances. Unless otherwise determined by the Committee (and subject to the limitations applicable to ISOs under the Code), a Termination of Service shall not be considered to have occurred in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to an applicable Company or Affiliate policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (v) transfers between locations of the Company or between or among the Company and/or an Affiliate or Affiliates. Changes in status between service as an Employee, Director, and a Consultant will not constitute a Termination of Service if the individual continues to perform bona fide services for the Company or an Affiliate (subject to the limitations applicable to ISOs under the Code). A Participant employed by, or performing services for, an Affiliate or a division of the Company or of an Affiliate shall be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Affiliate or division ceases to be an Affiliate or such a division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Affiliate. The Committee shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that, in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave).

3.	Administration

(a)	General. The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, but excluding matters which under any applicable law, regulation or rule, including any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), are required to be determined in the sole discretion of the Committee. If and to the extent that the Committee does not exist or cannot function, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, subject to the limitations set forth in the immediately preceding sentence.

(b)	Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall consist of not less than two (2) non-employee members of the Board, each of whom satisfies such criteria of independence as the Board may establish and such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate. Appointment of Committee members shall be effective upon their acceptance of such appointment. Committee members may be removed by the Board at any time either with or without cause, and such members may resign at any time by delivering notice thereof to the Board. Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be filled by the Board. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it has been made at a meeting duly held.

(c)	Authority of the Committee. The Committee shall have full discretionary authority to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan. Except as limited by law or by the Certificate of Incorporation or By-Laws of the Company, and subject to the provisions herein, the Committee shall have full power, in accordance with the other terms and provisions of the Plan, to:

(i)	select Eligible Individuals who may receive Awards under the Plan and become Participants;

(ii)	determine eligibility for participation in the Plan and decide all questions concerning eligibility for, and the amount of, Awards under the Plan;

(iii)	determine the sizes and types of Awards;

(iv)	determine the terms and conditions of Awards, including the Option Prices of Options and the Grant Prices of SARs;

(v)	grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or an Affiliate;

(vi)	grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the ISO rules under Code Section 422 and the nonqualified deferred compensation rules under Code Section 409A, where applicable;

(vii)	make all determinations under the Plan concerning Termination of Service of any Participant’s employment or service with the Company or an Affiliate, including whether such Termination of Service occurs by reason of Cause, Good Reason, disability, retirement or in connection with a Change in Control, and whether a leave constitutes a Termination of Service;

(viii)	determine whether a Change in Control shall have occurred;

(ix)	construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any Award Agreement;

(x)	establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Award;

(xi)	establish and administer any performance goals in connection with any Awards, including related Performance Goals and Performance Measures or other performance criteria and applicable Performance Periods, determine the extent to which any performance goals and/or other terms and conditions of an Award are attained or are not attained, and certify whether, and to what extent, any such performance goals and other material terms applicable to any Award intended to qualify as a Performance Compensation Award were in fact satisfied;

(xii)	construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the Plan and/or any Award Agreement or any other instrument relating to any Awards;

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(xiii)	establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the Plan’s operation or administration;

(xiv)	make all valuation determinations relating to Awards and the payment or settlement thereof;

(xv)	grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of any Award;

(xvi)	amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of stock subject to any outstanding Award;

(xvii)	at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including terms, restrictions and conditions for compliance with applicable securities laws or listing rules, methods of withholding or providing for the payment of required taxes and restrictions regarding a Participant’s ability to exercise Options through a cashless (broker-assisted) exercise;

(xviii)	establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable (without derogating from any authority of the Board or any Company official to establish any blackout period); and

(xix)	exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan.

(d)	Award Agreements. The Committee shall, subject to applicable laws and rules, determine the date an Award is granted. Each Award shall be evidenced by an Award Agreement; however, two or more Awards granted to a single Participant may be combined in a single Award Agreement. An Award Agreement shall not be a precondition to the granting of an Award; provided, however, that (i) the Committee may, but need not, require as a condition to any Award Agreement’s effectiveness, that such Award Agreement be executed on behalf of the Company and/or by the Participant to whom the Award evidenced thereby shall have been granted (including by electronic signature or other electronic indication of acceptance), and such executed Award Agreement be delivered to the Company, and (ii) no person shall have any rights under any Award unless and until the Participant to whom such Award shall have been granted has complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Award Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Award Agreements. Subject to the other provisions of the Plan, any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Award Agreement as supplemented or amended are not inconsistent with the provisions of the Plan. In the event of any dispute or discrepancy concerning the terms of an Award, the records of the Committee or its designee shall be determinative.

(e)	Discretionary Authority; Decisions Binding. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. All determinations, decisions, actions and interpretations by the Committee with respect to the Plan and any Award Agreement, and all related orders and resolutions of the Committee shall be final, conclusive and binding on all Participants, the Company and its stockholders, any Affiliate and all persons having or claiming to have any right or interest in or under the Plan and/or any Award Agreement. The Committee shall consider such factors as it deems relevant to making or taking such decisions, determinations, actions and interpretations, including the recommendations or advice of any Director or officer or employee of the Company, any director, officer or employee of an Affiliate and such attorneys, consultants and accountants as the Committee may select. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

(f)	Attorneys; Consultants. The Committee may consult with counsel who may be counsel to the Company. The Committee may, with the approval of the Board, employ such other attorneys and/or consultants, accountants, appraisers, brokers, agents and other persons, any of whom may be an Eligible Individual, as the Committee deems necessary or appropriate. The Committee, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. The Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or other persons.

(g)	Delegation of Administration. Except to the extent prohibited by applicable law, including any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) and the rules of Code Section 162(m) applicable to any Performance Compensation Award, or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Section 3 to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Section 3 to any person or persons selected by it; provided, however, that the Committee may not (i) delegate to any executive officer of the Company or an Affiliate, or a committee that includes any such executive officer, the Committee’s authority to grant Awards, or the Committee’s authority otherwise concerning Awards, awarded to executive officers of the Company or an Affiliate; (ii) delegate the Committee’s authority to grant Awards to consultants unless any such Award is subject to approval by the Committee; or (iii) delegate its authority to correct defects, omissions or inconsistencies in the Plan. Any such authority delegated or allocated by the Committee under this Section 3(g) shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

4.	Shares Subject To The Plan

(a)	Number of Shares Available for Grants. The shares of stock subject to Awards granted under the Plan shall be Shares. Such Shares subject to the Plan may be authorized and unissued shares (which will not be subject to preemptive rights), Shares held in treasury by the Company, Shares purchased on the open market or by private purchase or any combination of the foregoing. Subject to adjustment as provided in Section 4(d), the total number of Shares that may be issued pursuant to Awards under the Plan shall be

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22,500,000 ~~15,000,000~~ Shares. From and after the Effective Date, no further grants or awards shall be made under the Company’s Amended and Restated 2002 Stock Incentive Plan (the “Prior Plan”); however, grants or awards made under the Prior Plan before the Effective Date shall continue in effect in accordance with their terms.

(b)	Rules for Calculating Shares Issued.

(i)	Shares underlying Awards that are forfeited (including any Shares subject to an Award that are repurchased by the Company due to failure to meet any applicable condition), cancelled, expire unexercised or are settled for cash shall be available for issuance pursuant to future Awards.

(ii)	Any Shares used to pay the Option Price of an Option or other purchase price of an Award, or withholding tax obligations with respect to an Award, shall not be available for issuance pursuant to future Awards.

(iii)	If any Shares subject to an Award are not delivered to a Participant because (A) such Shares are withheld to pay the Option Price or other purchase price of such Award, or withholding tax obligations with respect to such Award, or (B) a payment upon exercise of a Stock Appreciation Right is made in Shares, the number of Shares subject to the exercised or purchased portion of any such Award that are not delivered to the Participant shall not be available for issuance pursuant to future Awards.

(iv)	Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for issuance under the Plan; provided, however, that the total number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 22,5~~15,0~~00,000, as adjusted pursuant to this Section 4(b), but without application of the foregoing provisions of this sentence.

(c)	Award Limits. The following limits shall apply to grants of the following Awards under the Plan (subject to adjustment as provided in Section 4(d)):

(i)	Options: The maximum aggregate number of Shares that may be subject to Options granted in any Fiscal Year to any one Participant shall be 2,500,000 Shares.

(ii)	SARs: The maximum aggregate number of Shares that may be subject to Stock Appreciation Rights granted in any Fiscal Year to any one Participant shall be 2,500,000 Shares. Any Shares covered by Options which include Tandem SARs granted to one Participant in any Fiscal Year shall reduce this limit on the number of Shares subject to SARs that can be granted to such Participant in such Fiscal Year.

(iii)	Performance Compensation Awards: No more than 2,000,000 Shares may be earned in respect of Performance Compensation Awards granted to any one Participant for a single Fiscal Year during a Performance Period (or, in the event such Performance Compensation Award is settled in cash, other securities, other Awards or other property, no more than the Fair Market Value of such number of Shares, calculated as of the last day of the Performance Period to which such Award relates). If a Performance Compensation Award is not denominated in Shares, the maximum amount that can be paid to any one Participant in any one Fiscal Year in respect of such Award shall be $4,000,000.

To the extent required by Section 162(m) of the Code, Shares subject to Options or SARs which are canceled shall continue to be counted against the limits set forth in paragraphs (i) and (ii) immediately preceding.

(d)	Adjustment Provisions. In the event of (i) any dividend (excluding any ordinary dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, or other similar corporate transaction or event (including a Change in Control) that affects the shares of Common Stock, or (ii) any unusual or nonrecurring events (including a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including any or all of the following:

(i)	adjusting any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including adjusting any or all of the limits under Section 4(c)) and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Option Price or Grant Price with respect to any Award or (3) any applicable performance measures (including Performance Measures and Performance Goals);

(ii)	providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions (including any Period of Restriction) on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii)	cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which, if applicable, may be based upon the price per Share received or to be received by other stockholders of the Company in such event), including, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Option Price or Grant Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Option Price or Grant Price equal to, or in excess of, the Fair Market Value of a Share may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation— Stock Compensation (or any successor pronouncement)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. The Committee shall determine any adjustment pursuant to this Section 4(d): (i) after taking into account, among other things, to the extent applicable, the provisions of the Code applicable to Incentive Stock Options and Performance Compensation Awards and (ii) subject to Section 17(g)(v). Any adjustments under this Section 4(d) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, to the extent applicable. All determinations of the Committee as to adjustments, if any, under this Section 4(d) shall be conclusive and binding for all purposes.

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(e)	No Limitation on Corporate Actions. The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Company or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or business structure, any merger or consolidation, any issuance of debt, preferred or prior preference stock ahead of or affecting the Shares, additional shares of capital stock or other securities or subscription rights thereto, any dissolution or liquidation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

5.	Eligibility and Participation

(a)	Eligibility. Eligible Individuals shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan, subject to the limitations on the granting of ISOs set forth in Section 6(i)(i).

(b)	Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select Participants from all Eligible Individuals and shall determine the nature and amount of each Award.

6.	Stock Options

(a)	Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number (subject to Section 4), and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Option or within the control of others.

(b)	Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become exercisable and such other provisions as the Committee shall determine, which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate NQSO.

(c)	Option Price. The Option Price for each Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 6(i)(iii), the Option Price of an Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Option; provided further, that Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4(d), in the form of stock options, shall have an Option Price per Share that is intended to maintain the economic value of the Award that was replaced or adjusted, as determined by the Committee.

(d)	Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine as of the Grant Date and set forth in the Award Agreement; provided, however, that no Incentive Stock Option shall be exercisable later than the tenth (10th) anniversary of its Grant Date. The period of time over which a Nonqualified Stock Option may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Participant’s exercise of such Option would violate an applicable law; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such law.

(e)	Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine and set forth in the Award Agreement, which need not be the same for each grant or for each Option or Participant. The Committee, in its discretion, may allow a Participant to exercise an Option that has not otherwise become exercisable pursuant to the applicable Award Agreement, in which case the Shares then issued shall be Shares of Restricted Stock having a Period of Restriction analogous to the exercisability provisions of the Option. Provided, however, Options shall be granted with at least a three year ratable vesting cycle; exceptions may be made for option grants to new hires, retirees and in the event of Death or Disability.

(f)	Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, in a form specified or accepted by the Committee, or by complying with any alternative exercise procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for such Shares, which shall include applicable taxes, if any, in accordance with Section 17. The Option Price upon exercise of any Option shall be payable to the Company in full by cash, check or such cash equivalent as the Committee may accept. If approved by the Committee, and subject to any such terms, conditions and limitations as the Committee may prescribe and to the extent permitted by applicable law, payment of the Option Price, in full or in part, may also be made as follows:

(i)	Payment may be made in the form of unrestricted and unencumbered Shares (by actual delivery of such Shares or by attestation) already owned by the Participant exercising such Option, or by such Participant and his or her spouse jointly (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of such already owned Shares may be authorized only as of the Grant Date of such Incentive Stock Option and provided further that such already owned Shares must have been either previously acquired by the Participant on the open market or held by the Participant for at least six (6) months at the time of exercise (or meet any such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such Shares to pay the Option Price).

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(ii)	Payment may be made by means of a broker-assisted “cashless exercise” pursuant to which a Participant may elect to deliver a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of Share sale or loan proceeds necessary to pay the Option Price, and, if requested, the amount of any federal, state, local or non-United States withholding taxes.

(iii)	Payment may be made by instructing the Company to withhold a number of Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value on the date of exercise equal to the product of: (1) Option Price multiplied by (2) the number of Shares in respect of which the Option shall have been exercised.

(iv)	Payment may be made by any other method approved or accepted by the Committee in its discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment in accordance with the preceding provisions of this Section 6(f) and satisfaction of tax obligations in accordance with Section 17, the Company shall deliver to the Participant exercising an Option, in the Participant’s name, evidence of book entry Shares, or, upon the Participant’s request, Share certificates, in an appropriate amount based upon the number of Shares purchased under the Option, subject to Section 22(g). Unless otherwise determined by the Committee, all payments under all of the methods described above shall be paid in United States dollars.

(g)	Rights as a Stockholder. No Participant or other person shall become the beneficial owner of any Shares subject to an Option, nor have any rights to dividends or other rights of a stockholder with respect to any such Shares, until the Participant has actually received such Shares following exercise of his or her Option in accordance with the provisions of the Plan and the applicable Award Agreement.

(h)	Termination of Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, upon a Participant’s Termination of Service. To the extent that a Participant is not entitled to exercise an Option at the date of his or her Termination of Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time period specified in the Award Agreement or below (as applicable), effective as of the date of such Termination of Service or expiration of such time period (as applicable), the Option shall terminate and cease to be exercisable. Notwithstanding the foregoing provisions of this Section 6(h) to the contrary, the Committee may determine in its discretion that an Option may be exercised following any such Termination of Service, whether or not exercisable at the time of such Termination of Service. If there is an SEC blackout period (or a Committee-imposed blackout period) that prohibits the buying or selling of Shares during any part of the ten day period before termination of any Option based on the Termination of Service of a Participant, the period for exercising such Option shall be automatically extended until ten days beyond when such blackout period ends. Notwithstanding any provision of the Plan or an Award Agreement, in no event may an Option be exercised after the expiration date of the original term of such Option set forth in the applicable Award Agreement, except as provided in the last sentence of Section 6(d). Subject to the last sentence of this Section 6(h), a Participant’s Option shall be forfeited upon his or her Termination of Service, except as set forth below:

(i)	Not for Cause. Upon a Participant’s Termination of Service for any reason other than for Cause, any Option held by such Participant that was exercisable immediately before such Termination of Service may be exercised at any time until the earlier of (A) the ninetieth (90th) day following such Termination of Service and (B) the expiration date of the original term of such Option set forth in the applicable Award Agreement. The Committee may, in its discretion, extend the period of time over which a Nonqualified Stock Option may be exercised beyond the period specified in the immediately preceding sentence, but not beyond the earlier to occur of (I) one (1) year following the time specified in clause (A) of such sentence and (II) the expiration date of the original term of such Option set forth in the applicable Award Agreement.

(ii)	Cause. Upon a Participant’s Termination of Service for Cause, any Option held by such Participant shall be forfeited, effective as of such Termination of Service.

Notwithstanding the foregoing provisions of this Section 6(h), the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Service; provided, however, that such rules shall be set forth in the applicable Award Agreement.

(i)	Limitations on Incentive Stock Options.

(i)	General. No ISO shall be granted to any Eligible Individual who is not an Employee of the Company or a Subsidiary on the Grant Date of such Option. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Section 422 of the Code. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

(ii)	$100,000 Per Year Limitation. Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and any other “incentive stock option” plans of the Company, any Subsidiary and any “parent corporation” of the Company within the meaning of Section 424(e) of the Code, are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the Grant Date of the Option with respect to such Shares. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

(iii)	Options Granted to Certain Stockholders. No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the Grant Date of such Option, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code. This restriction does not apply if at the Grant Date of such ISO the Option Price of the ISO is at least 110% of the Fair Market Value of a Share on the Grant Date such ISO, and the ISO by its terms is not exercisable after the expiration of five years from such Grant Date.

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7.	Stock Appreciation Rights

(a)	Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant an SAR (i) in connection with, and at the Grant Date of, a related Option (a “Tandem SAR”), or (ii) independent of, and unrelated to, an Option (a “Freestanding SAR”). The Committee shall have complete discretion in determining the number of Shares to which a SAR pertains (subject to Section 4) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to any SAR. Provided, however, SARs shall be granted with at least a three year ratable vesting cycle; exceptions may be made for option grants to new hires, retirees and in the event of death or disability.

(b)	Grant Price. The Grant Price for each SAR shall be determined by the Committee and set forth in the Award Agreement, subject to the limitations of this Section 7(b). The Grant Price for each Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Freestanding SAR, except in the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4(d). The Grant Price of a Tandem SAR shall be equal to the Option Price of the related Option.

(c)	Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall be exercisable only when and to the extent the related Option is exercisable and may be exercised only with respect to the Shares for which the related Option is then exercisable. A Tandem SAR shall entitle a Participant to elect, in the manner set forth in the Plan and the applicable Award Agreement, in lieu of exercising his or her unexercised related Option for all or a portion of the Shares for which such Option is then exercisable pursuant to its terms, to surrender such Option to the Company with respect to any or all of such Shares and to receive from the Company in exchange therefor a payment described in Section 7(g). An Option with respect to which a Participant has elected to exercise a Tandem SAR shall, to the extent of the Shares covered by such exercise, be canceled automatically and surrendered to the Company. Such Option shall thereafter remain exercisable according to its terms only with respect to the number of Shares as to which it would otherwise be exercisable, less the number of Shares with respect to which such Tandem SAR has been so exercised. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the related ISO; (ii) the value of the payment with respect to the Tandem SAR may not exceed the difference between the Fair Market Value of the Shares subject to the related ISO at the time the Tandem SAR is exercised and the Option Price of the related ISO; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

(d)	Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, in accordance with the Plan, determines and sets forth in the Award Agreement. An Agreement may provide that the period of time over which a Freestanding SAR may be exercised shall be automatically extended if on the scheduled expiration date of such SAR the Participant’s exercise of such SAR would violate an applicable law; provided, however, that during such extended exercise period the SAR may only be exercised to the extent the SAR was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such SAR first would no longer violate such law.

(e)	Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of Shares to which the SAR pertains, the Grant Price, the term of the SAR, and such other terms and conditions as the Committee shall determine in accordance with the Plan.

(f)	Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that the term of any Tandem SAR shall be the same as the related Option.

(g)	Payment of SAR Amount. An election to exercise SARs shall be deemed to have been made on the date of Notice of such election to the Company. As soon as practicable following such Notice, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price of the SAR; by

(ii)	The number of Shares with respect to which the SAR is exercised.

Notwithstanding the foregoing provisions of this Section 7(g) to the contrary, the Committee may establish and set forth in the applicable Award Agreement a maximum amount per Share that will be payable upon the exercise of a SAR. At the discretion of the Committee, such payment upon exercise of a SAR shall be in cash, in Shares of equivalent Fair Market Value as of the date of such exercise or in some combination thereof.

(h)	Rights as a Stockholder. A Participant receiving a SAR shall have the rights of a stockholder only as to Shares, if any, actually issued to such Participant upon satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.

(i)	Termination of Service. The provisions of Section 6(h) above shall apply to any SAR upon and after the Termination of Service of the Participant holding such SAR, except that in the case of any Freestanding SAR, the reference to the last sentence of Section 6(d) therein shall be deemed a reference to Section 7(d).

8.	Restricted Stock and Restricted Stock Units

(a)	Awards of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Awards of Restricted Stock may be made with or without the requirement of a cash payment from the Participant to whom such Award is made in exchange for, or as a condition precedent to, the completion of such Award and the issuance of Shares of Restricted Stock, and any such required cash payment shall be set forth in the applicable Agreement. Subject to the terms

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and conditions of this Section 8 and the Award Agreement, upon delivery of Shares of Restricted Stock to a Participant, or creation of a book entry evidencing a Participant’s ownership of Shares of Restricted Stock, pursuant to Section 8(f), the Participant shall have all of the rights of a stockholder with respect to such Shares, subject to the terms and restrictions set forth in this Section 8 or the applicable Award Agreement or as determined by the Committee.

(b)	Award Agreement. Each Restricted Stock and/or Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan.

(c)	Nontransferability of Restricted Stock. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement.

(d)	Period of Restriction and Other Restrictions. The Period of Restriction shall lapse with respect to an Award of Restricted Stock or Restricted Stock Units based on a Participant’s continuing service or employment with the Company or an Affiliate, the achievement of performance goals, the satisfaction of other conditions or restrictions or upon the occurrence of other events, in each case, as determined by the Committee, at its discretion, and stated in the Award Agreement; provided, however, that, except with respect to Awards of Restricted Stock and/or Restricted Stock Units of up to an aggregate of 1,500,000 Shares granted during the term of the Plan, such Period of Restriction shall lapse: (i) in full with respect to all Shares underlying such Award at the expiration of a period not less than three years from the Grant Date of such Award; (y) proportionally in equal installments of the Shares underlying such Award over a period not less than three years from the Grant Date of such Award; or (z) in the case an Award subject to the achievement of performance goals, a Performance Period of not less than one year with respect to which it is to be determined whether the performance goals applicable to such Award have been achieved, except that the Period of Restriction may lapse earlier in the event of the death or disability of the Participant, on such terms as the Committee shall determine, or in accordance with Section 15 hereof. The Committee shall not have the authority to otherwise accelerate the lapse of the Period of Restriction with respect to an Award of Restricted Stock or Restricted Stock Units.

(e)	Delivery of Shares and Settlement of Restricted Stock Units. Upon the expiration of the Period of Restriction with respect to any Shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as set forth in such Award Agreement. If applicable stock certificates are held by the Secretary of the Company or an escrow holder, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the Shares of Restricted Stock that have not then been forfeited and with respect to which the Period of Restriction has expired. Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Period of Restriction with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its discretion, elect to: (i) pay cash or part cash and part Shares in lieu of delivering only Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Shares beyond the expiration of the Period of Restriction. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of such Shares as of the date on which the Period of Restriction lapsed with respect to such Restricted Stock Units less applicable tax withholdings in accordance with Section 17.

(f)	Forms of Restricted Stock Awards. Each Participant who receives an Award of Shares of Restricted Stock shall be issued a stock certificate or certificates evidencing the Shares covered by such Award registered in the name of such Participant, which certificate or certificates shall bear an appropriate legend, and, if the Committee determines that the Shares of Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending expiration of the Period of Restriction, the Committee may require the Participant to additionally execute and deliver to the Company: (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to such Shares of Restricted Stock. If a Participant shall fail to execute an Award Agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. The Committee may require a Participant who receives a certificate or certificates evidencing a Restricted Stock Award to immediately deposit such certificate or certificates, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the Participant, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, with the Secretary of the Company or an escrow holder as provided in the immediately following sentence. The Secretary of the Company or such escrow holder as the Committee may appoint shall retain physical custody of each certificate representing a Restricted Stock Award until the Period of Restriction and any other restrictions imposed by the Committee or under the Award Agreement with respect to the Shares evidenced by such certificate expire or shall have been removed. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Shares of Restricted Stock prior to the lapse of the Period of Restriction or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Stock Awards evidenced in such manner. The holding of Shares of Restricted Stock by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Shares of Restricted Stock, in accordance with this Section 8(f), shall not affect the rights of Participants as owners of the Shares of Restricted Stock awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the Period of Restriction.

(g)	Rights as a Stockholder. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock shall have the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant receiving Restricted Stock Units shall have the rights of a stockholder only as to Shares, if any, actually issued to such Participant upon expiration of the Period

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of Restriction and satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.

(h)	Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be credited with any cash dividends paid with respect to such Shares while they are so held, unless determined otherwise by the Committee and set forth in the Award Agreement. The Committee may apply any restrictions to such dividends that the Committee deems appropriate. Except as set forth in the Award Agreement, in the event of (i) any adjustment as provided in Section 4(d), or (ii) any shares or securities are received as a dividend, or an extraordinary dividend is paid in cash, on Shares of Restricted Stock, any new or additional Shares or securities or any extraordinary dividends paid in cash received by a recipient of Restricted Stock shall be subject to the same terms and conditions, including the Period of Restriction, as relate to the original Shares of Restricted Stock.

(i)	Termination of Service; Forfeiture. Except as otherwise provided in this Section 8(i), during the Period of Restriction, any Restricted Stock Units and/or Shares of Restricted Stock held by a Participant shall be forfeited and revert to the Company (or, if Shares of Restricted Sock were sold to the Participant, the Participant shall be required to resell such Shares to the Company at cost) upon the Participant’s Termination of Service or the failure to meet or satisfy any applicable performance goals or other terms, conditions and restrictions to the extent set forth in the applicable Award Agreement. To the extent Shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such Shares shall be returned to the Company, and all rights of the Participant to such Shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. Each applicable Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to retain Restricted Stock Units and/or Shares of Restricted Stock, then subject to the Period of Restriction, following such Participant’s Termination of Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for, or circumstances of, such Termination of Service.

9.	Other Stock-Based Awards

(a)	Other Stock-Based Awards. The Committee may grant types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares), in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Other Stock-Based Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares. The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.

(b)	Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion, and any such performance goals shall be set forth in the applicable Award Agreement. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which such performance goals are met.

(c)	Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement, in cash, Shares or a combination of cash and Shares, as the Committee determines.

(d)	Rights as a Stockholder. A Participant receiving an Other Stock-Based Award shall have the rights of a stockholder only as to Shares, if any, actually issued to such Participant upon satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.

(e)	Termination of Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following the Participant’s Termination of Service. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in the applicable Award Agreement, but need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination of Service.

10.	Dividend Equivalents

Unless otherwise provided by the Committee, no adjustment shall be made in the Shares issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to issuance of such Shares under such Award. The Committee may grant Dividend Equivalents based on the dividends declared on Shares that are subject to any Award, including any Award the payment or settlement of which is deferred pursuant to Section 22(d). Any Award of Dividend Equivalents may be credited as of the dividend payment dates, during the period between the Grant Date of the Award and the date the Award becomes payable or terminates or expires, as determined by the Committee.

Dividend Equivalents may be subject to any limitations and/or restrictions determined by the Committee. Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time, and shall be paid at such times, as may be determined by the Committee. For the avoidance of doubt, dividends and Dividend Equivalents shall be paid only upon the achievement of any applicable performance targets that an award is subject to.

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11.	Cash-Based Awards

(a)	Grant of Cash-Based Awards. Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in accordance with the Plan. A Cash-Based Award entitles the Participant who receives such Award to receive a payment in cash upon the attainment of applicable performance goals for the applicable Performance Period, and/or satisfaction of other terms and conditions, in each case determined by the Committee, and which shall be set forth in the Award Agreement. The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.

(b)	Earning and Payment of Cash-Based Awards. Cash-Based Awards shall become earned, in whole or in part, based upon the attainment of performance goals specified by the Committee and/or the occurrence of any event or events and/or satisfaction of such terms and conditions, including a Change in Control, as the Committee shall determine, either at or after the Grant Date. The Committee shall determine the extent to which any applicable performance goals and/or other terms and conditions of a Cash-Based Award are attained or not attained following conclusion of the applicable Performance Period. The Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such Award, subject to Section 12, if applicable. Payment of earned Cash-Based Awards shall be as determined by the Committee and set forth in the Award Agreement.

(c)	Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain any Cash-Based Award following such Participant’s Termination of Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination of Service.

12.	Performance Compensation Awards

(a)	Generally. The Committee shall have authority, at the time of grant of any Award under Sections 8, 9 and 11 of the Plan to designate such Award as a Performance Compensation Award. A Performance Compensation Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. In the event that the Committee determines, in its discretion, to grant Awards that are not designated as Performance Compensation Awards, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and may, in its discretion, base earning of such Awards on performance measures other than those set forth in Section 12(c).

(b)	Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have discretion to select the length of such Performance Period, the type or types of Performance Compensation Awards to be issued, the Performance Measure or Performance Measures that will be used to establish the Performance Goal or Performance Goals, the kinds and/or levels of the Performance Goal or Performance Goals that is or are to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c)	Performance Measures. The Performance Measures that shall be used to establish the Performance Goals shall be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing) and shall include the following: (i) net earnings or net income (before or after interest, taxes and/or other adjustments); (ii) basic or diluted earnings per share (before or after interest, taxes and/or other adjustments); (iii) book value per share; (iv) net revenue or revenue growth; (v) net interest margin; (vi) operating profit (before or after taxes); (vii) return on assets, equity, capital, revenue or similar measure; (viii) cash flow (including operating cash flow and free cash flow); (ix) share price (including growth measures and total shareholder return); (x) working capital; (xi) expense targets, including fuel; (xii) margins; (xiii) operating efficiency; (xiv) measures of economic value added; (xv) asset quality; (xvi) enterprise value; (xvii) employee retention; (xviii) attainment of strategic or operational initiatives; (xix) asset growth; (xx) dividend yield; (xxi) market share, mergers, acquisitions, or sales of assets; (xxii) cost per available seat mile; (xxiii) revenue per seat mile available; (xxiv) revenue per seat mile; (xxv) percentage of flights completed on time; (xxvi) percentage of scheduled flights completed; (xxvii) lost passenger baggage; (xxviii) aircraft utilization; (xxix) revenue per employee; (xxx) employee satisfaction/engagement/net promoter score; (xxxi) customer satisfaction / net promoter score; or (xxxii) any combination of the foregoing. Any one or more of the Performance Measures may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may determine in its discretion, or any of the above Performance Measures may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its discretion, determines, or as compared to various stock market indices. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the relevant Performance Measures and Performance Goals it selects to use for such Performance Period and thereafter communicate such Performance Measures and Performance Goals to the Participant.

(d)	Modification of Performance Goals. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such alterations, the Committee shall have discretion to make such alterations without obtaining stockholder approval. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum

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period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in its discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) the cumulative effect of changes in accounting principles; (vi) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto); (vii) acquisitions, divestitures or discontinued operations; (viii) gains or losses on refinancing or extinguishment of debt; (ix) foreign exchange gains and losses; (x) a change in the Company’s fiscal year; (xi) any other specific unusual events, or objectively determinable category thereof and (xii) any other specific nonrecurring events, or objectively determinable category thereof.

(e)	Payment of Performance Compensation Awards. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goals for such Award are achieved and the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Award has been earned for the Performance Period. After the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for such Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, the Committee may use negative discretion, consistent with Section 162(m), to eliminate or reduce, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. The Committee shall not have discretion to (i) waive the achievement of Performance Goals applicable to any Performance Compensation Award, except in the case of the Participant’s death, disability or a Change in Control or (ii) increase a Performance Compensation Award above the applicable limits set forth in Section 4(c), except as otherwise provided in the Plan. For the avoidance of doubt, payment in respect of a Performance Compensation Award shall be paid only upon the achievement of performance targets.

13.	Transferability Of Awards; Beneficiary Designation

(a)	Transferability of Incentive Stock Options. No ISO or Tandem SAR granted in connection with an ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or in accordance with Section 13(c). Further, all ISOs and Tandem SARs granted in connection with ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

(b)	All Other Awards. Except as otherwise provided in Section 8(e) or Section 13(c) or a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to Section 13(a) and any applicable Period of Restriction; provided further, however, that no Award may be transferred for value or other consideration without first obtaining approval thereof by the stockholders of the Company. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Committee decides to permit further transferability, subject to Section 13(a) and any applicable Period of Restriction, all Awards granted to a Participant under the Plan, and all rights with respect to such Awards, shall be exercisable or available during his or her lifetime only by or to such Participant. With respect to those Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee. In the event any Award is exercised by or otherwise paid to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant’s beneficiary, or the transferee of an Award, in any such case, pursuant to the terms and conditions of the Plan and the applicable Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award, or to receive such payment, are the duly appointed legal representative of the deceased Participant’s estate or the proper legatees or distributees thereof or the named beneficiary of such Participant, or the valid transferee of such Award, as applicable. Any purported assignment, transfer or encumbrance of an Award that does not comply with this Section 13(b) shall be void and unenforceable against the Company.

(c)	Beneficiary Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries who shall be permitted to exercise his or her Option or SAR or to whom any benefit under the Plan is to be paid in case of the Participant’s death before he or she fully exercises his or her Option or SAR or receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, a Participant’s unexercised Option or SAR, or amounts due but remaining unpaid to such Participant, at the Participant’s death, shall be exercised or paid as designated by the Participant by will or by the laws of descent and distribution.

14.	Rights of Participants

(a)	Rights or Claims. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable Award Agreement. The liability of the Company and any Affiliate under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on

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the Company or any Affiliate thereof or the Board or the Committee not expressly set forth in the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award, or to all Awards, or as are expressly set forth in the Award Agreement evidencing such Award. Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any Award Agreement shall be deemed to:

(i)	Give any Eligible Individual the right to be retained in the employment or service of the Company and/or an Affiliate, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(ii)	Restrict in any way the right of the Company and/or an Affiliate to terminate, change or modify any Eligible Individual’s employment or service at any time with or without Cause;

(iii)	Confer on any Eligible Individual any right of continued relationship with the Company and/or an Affiliate, or alter any relationship between them, including any right of the Company or an Affiliate to terminate, change or modify its relationship with an Eligible Individual;

(iv)	Constitute a contract of employment or service between the Company or any Affiliate and any Eligible Individual, nor shall it constitute a right to remain in the employ or service of the Company or any Affiliate;

(v)	Give any Eligible Individual the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company and/or an Affiliate, nor be construed as limiting in any way the right of the Company and/or an Affiliate to determine, in its sole discretion, whether or not it shall pay any Eligible Individual bonuses, and, if so paid, the amount thereof and the manner of such payment; or

(vi)	Give any Participant any rights whatsoever with respect to an Award except as specifically provided in the Plan and the Award Agreement.

(b)	Adoption of the Plan. The adoption of the Plan shall not be deemed to give any Eligible Individual or any other individual any right to be selected as a Participant or to be granted an Award, or, having been so selected, to be selected to receive a future Award.

(c)	Vesting. Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to exercise or otherwise vest in any Award not exercisable or vested at the Grant Date thereof shall only result from continued services as a Non-Employee Director or Consultant or continued employment, as the case may be, with the Company or any Affiliate, or satisfaction of any other performance goals or other conditions or restrictions applicable, by its terms, to such Award, except, in each such case, as the Committee may, in its discretion, expressly determine otherwise.

(d)	No Effects on Benefits; No Damages. Payments and other compensation received by a Participant under an Award are not part of such Participant’s normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, contracts, policies, programs, arrangements or otherwise. A Participant shall, by participating in the Plan, waive any and all rights to compensation or damages in consequence of Termination of Service of such Participant for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from such Participant ceasing to have rights under the Plan as a result of such Termination of Service, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan or the provisions of any statute or law relating to taxation. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or Shares purchased or otherwise received under the Plan.

(e)	One or More Types of Awards. A particular type of Award may be granted to a Participant either alone or in addition to other Awards under the Plan.

15.	Change In Control

(a)	Alternative Awards. The occurrence of a Change in Control will not itself result in the cancellation, acceleration of exercisability or vesting, lapse of any Period of Restriction or settlement or other payment with respect to any outstanding Award to the extent that the Board or the Committee determines in its discretion, prior to such Change in Control, that such outstanding Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided that any Alternative Award must:

(i)	be based on securities that are traded on an established United States securities market, or which will be so traded within sixty (60) days following the Change in Control;

(ii)	provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii)	have substantially equivalent economic value to such Award immediately prior to the Change in Control (as determined by the Board or the Committee (as constituted prior to the Change in Control), in its discretion);

(iv)	have terms and conditions which provide that if the Participant incurs a Termination of Service by the New Employer under any circumstances other than involuntary Termination of Service for Cause or resignation without Good Reason within eighteen (18) months following the Change in Control, (1) any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, such Alternative Award shall be waived or shall lapse in full, and such Alternative Award shall become fully vested and exercisable, as the case may be, and (2) to the extent applicable, each such Alternative Award outstanding as of the date of such Termination of Service may thereafter be exercised until the later of (A) the last date on which such Award would have been exercisable in the absence of this Section 15(a), and (B) the earlier of (I) the third anniversary of such Change in Control and (II) expiration of the term of such Award; and

(v)	not subject the Participant to the assessment of additional taxes under Section 409A of the Code.

(b)	Accelerated Vesting and Payment.

(i)	In the event Section 15(a) does not apply, upon a Change in Control, (1) all outstanding Awards shall become fully vested, nonforfeitable and, to the extent applicable, exercisable immediately prior to the Change in Control; (2) the Board or the Committee (as constituted prior the Change in Control) shall provide that in connection with

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the Change in Control (A) each outstanding Option and Stock Appreciation Right shall be cancelled in exchange for an amount (payable in accordance with Section 15(b)(ii)) equal to the excess, if any, of the Fair Market Value of the Common Stock on the date of the Change in Control over the Option Price or Grant Price applicable to such Option or Stock Appreciation Right, (B) each Share of Restricted Stock, each Restricted Stock Unit and each other Award denominated in Shares shall be cancelled in exchange for an amount (payable in accordance with Section 15(b)(ii)) equal to the Change in Control Price multiplied by the number of Shares covered by such Award, (C) each Award not denominated in Shares shall be cancelled in exchange for the full amount of such Award (payable in accordance with Section 15(b)), and (D) any Award the payment or settlement of which was deferred under Section 22(d) or otherwise shall be cancelled in exchange for the full amount of such deferred Award (payable in accordance with Section 15(b)(ii)); (3) the target performance goals applicable to any outstanding Awards shall be deemed to have been attained in full (unless actual performance exceeds the target, in which case actual performance shall be used) for the entire applicable Performance Period then outstanding; and (4) the Board or the Committee (as constituted prior the Change in Control) may, in addition to the consequences otherwise set forth in this Section 15(b)(i), make adjustments and / or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.

(ii)	Payments. Payment of any amounts in accordance with this Section 15(b) shall be made in cash or, if determined by the Board or the Committee (as constituted prior to the Change in Control), in securities of the New Employer that are traded on an established United States securities market, or which will be so traded within sixty (60) days following the Change in Control, having an aggregate fair market value (as determined by such Board or Committee) equal to such amount or in a combination of such securities and cash. All amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than ten (10) business days, following the Change in Control.

(c)	Certain Terminations of Service Prior to Change in Control. Any Participant who incurs a Termination of Service under any circumstances other than involuntary Termination of Service for Cause or resignation without Good Reason on or after the date on which the Company entered into an agreement in principle the consummation of which would constitute a Change in Control, but prior to such consummation, and such Change in Control actually occurs, shall be treated, solely for purposes of the Plan (including this Section 15), as continuing in the Company’s, or the applicable Affiliate’s, employment or service until the occurrence of such Change in Control and to have been Terminated under such circumstances immediately thereafter.

(d)	Termination, Amendment, and Modifications of Change in Control Provisions. Notwithstanding any other provision of the Plan or any Award Agreement provision, the provisions of this Section 15 may not be terminated, amended, or modified on or after the date of a Change in Control to materially impair any Participant’s Award theretofore granted and then outstanding under the Plan without the prior written consent of such Participant.

(e)	No Implied Rights; Other Limitations. No Participant shall have any right to prevent the consummation of any of the acts described in Section 4(d) or this Section 15 affecting the number of Shares available to, or other entitlement of, such Participant under the Plan or such Participant’s Award. Any actions or determinations of the Committee under this Section 15 need not be uniform as to all outstanding Awards, nor treat all Participants identically. Notwithstanding the foregoing provisions of this Section 15, the Committee shall determine the adjustments provided in this Section 15: (i) subject to Section 17(g)(vi), and (ii) after taking into account, among other things, to the extent applicable, the provisions of the Code applicable to Incentive Stock Options, and in no event may any ISO be exercised after ten (10) years from the Grant Date thereof.

16.	Amendment and Termination

(a)	Amendment and Termination of the Plan. The Board may, at any time and with or without prior notice, amend, alter, suspend or terminate the Plan, retroactively or otherwise, but no such amendment, alteration, suspension or termination of the Plan shall be made which would materially impair the previously accrued rights of any Participant with respect to a previously granted Award without such Participant’s consent, except any such amendment made to comply with applicable law, tax rules, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by any applicable law, tax rules, stock exchange rules or accounting rules (including as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code).

(b)	Amendment of Awards. Subject to the immediately following sentence, the Committee may unilaterally amend or alter the terms of any Award theretofore granted, including any Award Agreement, retroactively or otherwise, but no such amendment shall cause an Award that is intended to qualify as a Performance Compensation Award not to so qualify or otherwise be inconsistent with the terms and conditions of the Plan or materially impair the previously accrued rights of the Participant to whom such Award was granted with respect to such Award without his or her consent, except such an amendment made to cause the Plan or such Award to comply with applicable law, tax rules, stock exchange rules or accounting rules. Except pursuant to Section 4(d) or as approved by the Company’s stockholders, during any period that the Company is subject to the reporting requirements of the Exchange Act, the terms of an outstanding Option or SAR may not be amended to reduce the Option Price or Grant Price thereof, an outstanding Option or SAR may not be cancelled in exchange for cash, the granting of an Option or SAR to the Participant at a lower Option Price or Grant Price, or the granting to the Participant another Award of a different type, and no Option or SAR shall otherwise be subject to any action that is considered a “repricing” for purposes of the stockholder approval rules of the Applicable Exchange.

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17.	Tax Withholding and Other Tax Matters

(a)	Tax Withholding. The Company and/or any Affiliate are authorized to withhold from any Award granted or payment due under the Plan the amount of all Federal, state, local and non-United States taxes due in respect of such Award or payment and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. No later than the date as of which an amount first becomes includible in the gross income or wages of a Participant for federal, state, local, or non-U.S. tax purposes with respect to any Award, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or non-U.S. taxes or social security (or similar) contributions of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or satisfactory arrangements (as determined by the Committee in its discretion), and the Company and the Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant, whether or not under the Plan.

(b)	Withholding or Tendering Shares. Without limiting the generality of Section 17(a), subject to any applicable laws, a Participant may (unless disallowed by the Committee) elect to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (i) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to his or her Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (ii) tendering to the Company Shares already owned by such Participant (or by such Participant and his or her spouse jointly) and either previously acquired by the Participant on the open market or held by the Participant for at least six (6) months at the time of exercise or payment (or which meet any such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such Shares to satisfy such tax obligations), based, in each case, on the Fair Market Value of the Common Stock on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for settlement of withholding obligations with Common Stock.

(c)	Restrictions. The satisfaction of tax obligations pursuant to this Section 17 shall be subject to such restrictions as the Committee may impose, including any restrictions required by applicable law or the rules and regulations of the SEC, and shall be construed consistent with an intent to comply with any such applicable laws, rule and regulations.

(d)	Special ISO Obligations. The Committee may require a Participant to give prompt written notice to the Company concerning any disposition of Shares received upon the exercise of an ISO within: (i) two (2) years from the Grant Date such ISO to such Participant or (ii) one (1) year from the transfer of such Shares to such Participant or (iii) such other period as the Committee may from time to time determine. The Committee may direct that a Participant with respect to an ISO undertake in the applicable Award Agreement to give such written notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing Shares acquired by exercise of an ISO refer to such requirement to give such notice.

(e)	Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall deliver a copy of such election to the Company upon or prior to the filing such election with the Internal Revenue Service. Neither the Company nor any Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

(f)	No Guarantee of Favorable Tax Treatment. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

(g)	Nonqualified Deferred Compensation.

(i)	It is the intention of the Company that no Award shall be deferred compensation subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise as provided in paragraph (ii) of this Section 17(g), and the Plan and the terms and conditions of all Awards shall be interpreted and administered accordingly.

(ii)	The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for payment or elective or mandatory deferral of the payment or delivery of Shares or cash pursuant thereto, and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement and shall be intended to comply in all respects with Section 409A of the Code, and the Plan and the terms and conditions of such Awards shall be interpreted and administered accordingly.

(iii)	The Committee shall not extend the period to exercise an Option or Stock Appreciation Right to the extent that such extension would cause the Option or Stock Appreciation Right to become subject to Code Section 409A.

(iv)	No Dividend Equivalents shall relate to Shares underlying an Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Option or SAR to be subject to Code Section 409A.

(v)	Notwithstanding the provisions of Section 4(d) to the contrary, (1) any adjustments made pursuant to Section 4(d) to Awards that are considered “deferred compensation” subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (2) any adjustments made pursuant to Section 4(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such

JETBLUE AIRWAYS CORPORATION - 2015 Proxy Statement    B-16

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adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (3) in any event, neither the Committee nor the Board shall have any authority to make any adjustments, substitutions or changes pursuant to Section 4(d) to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date thereof to be subject to Section 409A of the Code.

(vi)	If any Award is subject to Section 409A of the Code, the provisions of Section 15 shall be applicable to such Award only to the extent specifically provided in the Award Agreement and permitted pursuant to paragraph (ii) of this Section 17(g).

18.	Limits Of Liability; Indemnification

(a)	Limits of Liability. Any liability of the Company or an Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(i)	None of the Company, any Affiliate, any member of the Board or the Committee or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

(ii)	Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

(iii)	The Company shall not be liable to a Participant or any other person as to: (i) the non-issuance of Shares as to which the Company has been unable to obtain from any regulatory body having relevant jurisdiction the authority deemed by the Committee or the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award.

(b)	Indemnification. Subject to the requirements of Delaware law, each individual who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of the individual’s own willful misconduct or except as provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold harmless such individual.

19.	Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

20.	Termination, Rescission and Recapture of Awards

(a)	Each Award under the Plan is intended to align the Participant’s long-term interests with those of the Company. Accordingly, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections (b) and (c) of this Section 20 (collectively, the “Conditions”).

(b)	A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company or an Affiliate with regard to any such proprietary or confidential information or material.

(c)	If the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions or (ii) during his or her employment or service with the Company or any Affiliate, a Participant (x) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that,

JETBLUE AIRWAYS CORPORATION - 2015 Proxy Statement    B-17

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in the judgment of the Company in its sole and absolute discretion, is or is working to become competitive with the Company or an Affiliate; (y) has solicited any non-administrative employee of the Company or any Affiliate to terminate employment with the Company or such Affiliate; or (z) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company or an Affiliate, including any breaches of fiduciary duty or the duty of loyalty, then the Company may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.

(d)	Within ten days after receiving notice from the Company of any such activity described in Section 20(c) above, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after a Participant’s Termination of Service, the Participant purchases, as an investment or otherwise, stock or other securities of an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent (5%) equity interest in the organization or business.

(e)	Notwithstanding the foregoing provisions of this Section, the Company has sole discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate subsections (b) or (c) of this Section, other than any obligations that are part of any separate agreement between the Company or an Affiliate and the Participant or that arise under applicable law.

(f)	All administrative and discretionary authority given to the Company under this Section shall be exercised by the most senior human resources executive of the Company or such other person or committee (including the Committee) as the Committee may designate from time to time.

(g)	If any provision within this Section is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives and any limitations required under applicable law. Notwithstanding the foregoing, but subject to any contrary terms set forth in any Award Agreement, this Section shall not be applicable to any Participant from and after his or her Termination of Service after a Change in Control.

21.	Recoupment of Awards

To the extent permitted or required by applicable law, and without obtaining the approval or consent of the Company’s shareholders or of any Participant, a Participant may be required by the Committee to reimburse the Company for all or any portion of any Awards granted under the Plan (“Reimbursement”), or the Termination, Rescission or Recapture of any Award may be required by the Committee, if and to the extent:

(a)	the granting, vesting, or payment of such Award was based on financial results that were subsequently the subject of an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under the securities laws; and

(b)	a lower granting, vesting, or payment of such Award would have occurred based on the restated results;

provided that the Company will not seek Reimbursement, Termination, Rescission or Recapture of any such Awards that were granted, paid and vested under the Plan more than three years prior to the date on which the Company is required to prepare the relevant restatement.

22.	Miscellaneous

(a)	Drafting Context; Captions. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The words “Section,” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

(b)	Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(c)	Exercise and Payment of Awards. An Award shall be deemed exercised or claimed when the Secretary of the Company or any other Company official or other person designated by the Committee for such purpose receives appropriate Notice from a Participant, in form acceptable to the Committee, together with payment of the applicable Option Price, Grant Price or other purchase price, if any, and compliance with Section 17, in accordance with the Plan and such Participant’s Award Agreement.

(d)	Deferrals. Subject to applicable law, the Committee may from time to time establish procedures pursuant to which a Participant may defer on an elective or mandatory basis receipt of all or a portion of the cash or Shares subject to an Award on such terms and conditions

JETBLUE AIRWAYS CORPORATION - 2015 Proxy Statement    B-18

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as the Committee shall determine, including those of any deferred compensation plan of the Company or any Affiliate specified by the Committee for such purpose.

(e)	No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Affiliate, or prevent or limit the right of the Company or any Affiliate to establish any other forms of incentives or compensation for their directors, officers, eligible employees or consultants or grant or assume options or other rights otherwise than under the Plan.

(f)	Section 16 of Exchange Act and Section 162(m) of the Code. The provisions and operation of the Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing profit recovery rules of Section 16(b) of the Exchange Act. Unless otherwise stated in the Award Agreement, notwithstanding any other provision of the Plan, any Award granted to an Insider shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16(b) of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such limitations. Furthermore, notwithstanding any other provision of the Plan or an Award Agreement, any Performance Compensation Award shall be subject to any applicable limitations set forth in Code Section 162(m) or any regulations or rulings issued thereunder (including any amendment to the foregoing) that are requirements for qualification as “other performance-based compensation” as described in Code Section 162(m)(4)(C), and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements and no action of the Committee that would cause such Award not to so qualify shall be effective

(g)	Requirements of Law; Limitations on Awards.

(i)	The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(ii)	If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any state, Federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Award, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(iii)	If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to Shares or Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Affiliate.

(iv)	Upon termination of any period of suspension under this Section 22(g), any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

(v)	The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate. Any such restrictions shall be set forth in the applicable Award Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

(vi)	An Award and any Shares received upon the exercise or payment of an Award shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and may be referred to on the certificates evidencing such Shares, including restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

(h)	Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

(i)	Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan or an Award Agreement to the substantive law of another jurisdiction.

(j)	Plan Unfunded. The Plan shall be an unfunded plan for incentive compensation. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of Shares pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company. With respect to any payments not yet made to any person pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give such person any rights that are greater than those of a general creditor of the Company or any Affiliate, and a Participant’s rights under the Plan at all times constitute an unsecured claim against the general assets of the Company for the payment any amounts as they come due under the Plan. Neither the Participant nor the

JETBLUE AIRWAYS CORPORATION - 2015 Proxy Statement    B-19

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Participant’s duly-authorized transferee or beneficiaries shall have any claim against or rights in any specific assets, Shares, or other funds of the Company or any Affiliate.

(k)	Administration Costs. The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing Shares pursuant to any Options or other Awards granted hereunder.

(l)	Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

(m)	No Fractional Shares. An Option or other Award shall not be exercisable with respect to a fractional Share or the lesser of fifty (50) shares or the full number of Shares then subject to the Option or other Award. No fractional Shares shall be issued upon the exercise or payment of an Option or other Award.

(n)	Affiliate Eligible Individuals. In the case of a grant of an Award to any Eligible Individual of an Affiliate, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to such Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that such Affiliate will transfer such Shares to such Eligible Individual in accordance with the terms and conditions of such Award and those of the Plan. The Committee may also adopt procedures regarding treatment of any Shares so transferred to an Affiliate that are subsequently forfeited or canceled.

(o)	Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan. The Company may share such information with any Affiliate, any trustee, its registrars, brokers, other third-party administrator or any person who obtains control of the Company or any Affiliate or any division respectively thereof.

(p)	Right of Offset. The Company and the Affiliates shall have the right to offset against the obligations to make payment or issue any Shares to any Participant under the Plan, any outstanding amounts (including travel and entertainment advance balances, loans, tax withholding amounts paid by the employer or amounts repayable to the Company or any Affiliate pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Company or any Affiliate and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement, in each case to the extent permitted by applicable law and not in violation of Code Section 409A.

(q)	Participants Based Outside of the United States. The Committee may grant awards to Eligible Individuals who are non-United States nationals, or who reside outside the United States or who are not compensated from a payroll maintained in the United States or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States (and, in any case, who are not and are not expected to be “covered employees” within the meaning of Code Section 162(m)), on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and comply with such legal or regulatory provisions, and, in furtherance of such purposes, the Committee may make or establish such modifications, amendments, procedures or subplans as may be necessary or advisable to comply with such legal or regulatory requirements (including to maximize tax efficiency).

JETBLUE AIRWAYS CORPORATION - 2015 Proxy Statement    B-20

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jetBlue®

JETBLUE AIRWAYS CORPORATION
27-01 QUEENS PLAZA NORTH
LONG ISLAND CITY, NY 11101
ATTN: INVESTOR RELATIONS

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/jblu2015**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 20, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by JetBlue in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M89906-P62016 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JETBLUE AIRWAYS CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

Nominees:

	For	Against	Abstain
1a. Jens Bischof	☐	☐	☐
1b. Peter Boneparth	☐	☐	☐
1c. David Checketts	☐	☐	☐
1d. Virginia Gambale	☐	☐	☐
1e. Stephan Gemkow	☐	☐	☐
1f. Robin Hayes	☐	☐	☐
1g. Ellen Jewett	☐	☐	☐
1h. Stanley McChrystal	☐	☐	☐
1i. Joel Peterson	☐	☐	☐
1j. Frank Sica	☐	☐	☐
1k. Thomas Winkelmann	☐	☐	☐

NOTE: Certification: Pursuant to federal law and JetBlue's certificate of incorporation and bylaws, voting stock is subject to certain foreign ownership restrictions. By signing below, you represent that you are a United States citizen as that term is defined by the Federal Aviation Act or that the shares of stock represented by this Proxy have been registered on the Foreign Stock Record of the Company.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at **www.proxyvote.com**.

M89907-P62016

jetBlue®

Proxy

This proxy is solicited on behalf of the Board of Directors

Properly executed proxies received by the day before the meeting date will be voted as marked and, if not marked, will be voted FOR the election of the nominees listed in the accompanying Proxy Statement and FOR proposals 2, 3, 4 and 5 as stated on the reverse side.

The undersigned hereby appoints James G. Hnat and Mark D. Powers, and each of them, attorneys and proxies with full power of substitution, in the name, place and stead of the undersigned, to vote as proxy at the 2015 Annual Meeting of Stockholders of JetBlue Airways Corporation, to be held via live webcast at **www.virtualshareholdermeeting.com/jblu2015** on Thursday, May 21, 2015, at 10:00 A.M. Eastern Time, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

If shares of JetBlue Airways Corporation Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of JetBlue Airways Corporation Common Stock in the undersigned's name and/or account under such Voting Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

Either of said attorneys and proxies or substitutes, who shall be present at such meeting or at any adjournment or adjournments thereof, shall have all the powers granted to such attorneys and proxies.

Please date, sign and mail the proxy promptly in the self-addressed return envelope which requires no postage if mailed in the United States. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign. Alternatively, you may vote by phone or the Internet, as described in the instructions on the reverse side.